UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

CHINA YIDA HOLDING, CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value US$0.001 per share, of China Yida Holding, Co. ("Company Common Stock")

(2)	Aggregate number of securities to which transaction applies:

1,646,988 shares of Company Common Stock outstanding as of March 30, 2016.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(b)(1) (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was calculated based upon the 1,646,988 shares of Company Common Stock issued and outstanding as of March 30, 2016 (being the remainder of the 3,914,580 aggregate shares of Company Common Stock outstanding as of March 30, 2016 minus the 2,267,592 shares of Company Common Stock beneficially owned by the Principal Shareholders, as defined herein) multiplied by US$3.32 per share Merger Consideration.

(4)	Proposed maximum aggregate value of transaction: US$5,468,000.16

(5)	Total fee paid: US$550.63

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CHINA YIDA HOLDING, CO.

________, 2016

Dear Shareholder:

On behalf of the board of directors of China Yida Holding, Co. (the "Company"), we cordially invite you to attend a special meeting of shareholders of the Company, to be held on ________, 2016 at ____, Beijing time, at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China 350003.

On March 8, 2016, the Company entered into an agreement and plan of merger (the "Original Merger Agreement") with China Yida Holding Acquisition Co. ("Acquisition"), a Corporation organized under the laws of the State of Nevada. On April 12, 2016, having determined that a merger in which the Company survives is a more efficient structure, the Company and Acquisition agreed to enter into an amended and restated agreement and plan of merger (the "Merger Agreement"). Under the terms of the Merger Agreement, Acquisition will be merged with and into the Company (the "Merger"), with the Company surviving the Merger. The Merger is a going private transaction involving (i) Mr. Minhua Chen, the Company’s Chairman, President and Chief Executive Officer, and (ii) Ms. Yanling Fan, the Company’s Chief Operating Officer and Director (together with Mr. Minhua Chen, the "Principal Shareholders"). At the special meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement.

If the Merger is completed, you will be entitled to receive US$3.32 in cash, without interest, less any applicable withholding taxes, for each share of the Company’s common stock (the "Company Common Stock") owned by you immediately prior to the effective time of the Merger as described in the Merger Agreement (the "Effective Time"). As a result of the Merger, (1) all of the shares of Acquisition common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled, and (2) each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the Merger (the "Shares") will be cancelled and automatically converted into the right to receive US$3.32 in cash without interest, except for Shares (the "Principal Shares") owned by the Principal Shareholders and the Shares held by shareholders who have exercised their rights to dissent from the Merger. After completion of the Merger, the Principal Shares will be the only issued and outstanding shares of the surviving corporation. Shares with respect to which dissenters' rights have been properly exercised and not withdrawn or lost will be cancelled in consideration for the right to receive the fair value of such dissenting shares in accordance with the Nevada Revised Statutes.

A special committee of the Company's board of directors (the "Special Committee"), consisting entirely of independent directors, reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than the Principal Shareholders), whom we refer to as the "Unaffiliated Shareholders," and (ii) recommended that the Company's board of directors adopt and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommend that the Company's shareholders approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

After carefully considering the unanimous recommendation of the Special Committee and other factors, the Company's board of directors (with Mr. Minhua Chen and Ms. Yanling Fan abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Company's board of directors recommends that you vote "FOR" the proposal to approve the Merger Agreement, and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as the Company's board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

In considering the recommendation of the Company's board of directors, you should be aware that some of the Company's directors and officers have interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. Mr. Minhua Chen, the Company's Chairman, President and Chief Executive Officer, beneficially owns approximately 29.25% of the total outstanding shares of Company Common Stock. Ms. Yanling Fan, the Company's Chief Operating Officer and Director, beneficially owns approximately 28.67% of the total outstanding shares of Company Common Stock. As of March 30, 2016, the Principal Shareholders, as a group, beneficially owned 2,267,592 shares of Company Common Stock, which represent approximately 57.84% of the total outstanding shares of Company Common Stock. The accompanying proxy statement includes additional information regarding certain interests of the Company's directors and officers that may be different from, or in addition to, the interests of the Company's shareholders generally.

Approval of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes. Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote by ballot in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of Company Common Stock will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. Abstentions or non-votes will result in a loss of dissenters' rights or appraisal rights under the Nevada Revised Statutes.

If your shares of Company Common Stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock "FOR" the proposal to approve the Merger Agreement will have the same effect as voting "AGAINST" the proposal to approve the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage that you read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission (the "SEC").

On behalf of the board of directors and management of the Company, we thank you for your support.

Best regards,	Best regards,

Renjiu Pei	Minhua Chen
Chairman of the Special Committee of the Board of Directors	Chief Executive Officer, President and Chairman of the Board of Directors

The proxy statement is dated ________, 2016, and is first being mailed to the Company's shareholders on or about ________, 2016.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

China Yida Holding, Co.

28/F Yifa Building, No. 111 Wusi Road

Fuzhou, Fujian, P. R. China 350003

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on ________, 2016

A special meeting of shareholders of China Yida Holding, Co., a Nevada corporation (the "Company"), will be held on ________, 2016 at ____ (Beijing time), at the offices of the Company, located at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China 350003, for the following purposes:

1.	To consider and vote on a proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 12, 2016, as it may be amended from time to time, by and between the Company and China Yida Holding Acquisition Co. ("Acquisition"), a corporation organized under the laws of the State of Nevada, providing for the merger of Acquisition with and into the Company (the "Merger"), with the Company surviving the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as the Company's board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting, to approve the proposal to approve the Merger Agreement.

The board of directors of the Company has fixed the close of business, Beijing time, on ________, 2016 as the record date. Only holders of record of shares of Company Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares of Company Common Stock you own. The Merger cannot be completed unless the Merger Agreement is approved by the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company Common Stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

After carefully considering the unanimous recommendation of the Special Committee and other factors, the Company's board of directors (with Mr. Minhua Chen and Ms. Yanling Fan abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than Mr. Minhua Chen and Mrs. Yanling Fan and shareholders who have exercised their rights to dissent from the Merger), and adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Accordingly, the board of directors of the Company recommends that you vote "FOR" the proposal to approve the Merger Agreement, and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as the Company's board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting, to approve the proposal to approve the Merger Agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Please do not send any Company stock certificates at this time. If the Merger is completed, you will be notified of the procedures for exchanging your stock certificates for the Merger Consideration.

By Order of the Board of Directors,

Minhua Chen

Chief Executive Officer, President and Chairman of the Board of Directors

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company Common Stock can be voted at the special meeting by submitting your proxy or contacting your bank, brokerage firm or other nominee.

If your shares of Company Common Stock are registered in the name of a bank, brokerage firm or other nominee: check the voting instruction card forwarded by your bank, brokerage firm or other nominee to see which voting options are available or contact your bank, brokerage firm or other nominee in order to obtain directions as to how to ensure that your shares of Company Common Stock are voted at the special meeting.

If your shares of Company Common Stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company Common Stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" the proposal to approve the Merger Agreement and the proposal to adjourn or postpone the special meeting in order to take such actions as the Company's board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock "FOR" the proposal to approve the Merger Agreement will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call [American Stock Transfer & Trust Company] at +_________, or toll-free at _________.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
Overview of the Transaction	2
The Special Meeting	2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15

THE MERGER	16
The Parties	16
Overview of the Transaction	17
Management and Board of Directors of the Surviving Corporation	17
Background of the Merger	17
Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger	21
Opinion of the Special Committee's Financial Advisor	27
Reasons of the Buyer Group for the Merger	35
Position of the Buyer Group as to the Fairness of the Merger	36
Effect of the Merger on the Company	39
Effects on the Company if the Merger is not Completed	39
Plans for the Company after the Merger	39
Alternatives to the Merger	40
Financing of the Merger	40
Voting Agreement	41
Limited Guarantee	41
Limitation of Liability	41
Interests of Certain Persons in the Merger	41
Relationship between the Company and the Buyer Group	43
Dividends	43
Regulatory Matters	43
Fees and Expenses	43
Delisting and Deregistration of the Company Common Stock	43

THE SPECIAL MEETING	44
Time, Place and Purpose of the Special Meeting	44
Record Date and Quorum	44
Attendance	44
Vote Required	44
Proxies and Revocation	46
Adjournments	47
Anticipated Date of Completion of the Merger	47
Payment of Solicitation Expenses	47
Questions and Additional Information	47

THE AGREEMENT AND PLAN OF MERGER	48
Structure and Completion of the Merger	48
Articles of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers of the Surviving Corporation	48
Treatment of Common Stock	48
Exchange Procedures	48
Representations and Warranties	49
Conduct of Business Prior to Closing	51
Financing	53
Agreement Not to Solicit Other Offers	53
Shareholders Meeting	55
Indemnification; Directors' and Officers' Insurance	55
Actions Taken at the Direction of Certain Members of the Buyer Group	55
Other Covenants	56
Conditions to the Merger	56
Termination of the Merger Agreement	57
Termination Fee and Reimbursement of Expenses	57
Fees and Expenses	58
Modification or Amendment	58
Extension and Waiver	58
Remedies	58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY	59

COMMON STOCK TRANSACTION INFORMATION	60

DISSENTERS' RIGHTS FOR HOLDERS OF COMMON STOCK	61

SELECTED FINANCIAL INFORMATION	64

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	65

CERTAIN MATERIAL PRC INCOME TAX CONSEQUENCES	69

WHERE YOU CAN FIND MORE INFORMATION	70

ANNEX A THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER	A-1

ANNEX B OPINION OF ROTH CAPITAL PARTNERS	B-1

ANNEX C DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON	C-1

ANNEX D FORM OF PROXY CARD	D-1

ANNEX E NEVADA RIGHTS OF DISSENTING OWNERS	E-1

SUMMARY TERM SHEET

This "Summary Term Sheet," together with the "Questions and Answers about the Special Meeting and the Merger," highlights selected information contained in this proxy statement regarding the Merger and may not contain all of the information that may be important to your consideration of the Merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page 70. In this proxy statement, unless otherwise stated or the context otherwise requires, the terms "we," "us," "our," and the "Company" refer to China Yida Holding, Co. and its subsidiaries. All references to "PRC" and "China," for purposes of this proxy statement, are to the People's Republic of China and do not include Taiwan, Hong Kong and Macau. All references to "dollars," "US$" and "$" in this proxy statement are to U.S. dollars. All references to "RMB" in this proxy statement are to the legal currency of China.

The Parties Involved in the Merger (Page 16)

The Company

China Yida Holding, Co., which we refer to as the "Company", is a tourism enterprise operating various tourist destinations in Fujian and Jiangxi provinces in the People's Republic of China. The Company develops, operates, manages and markets tourist destinations, including natural, cultural, and historical tourist destinations and theme parks. The Company also creates, designs and constructs new tourist concepts, attractions and properties. The Company is headquartered in Fuzhou City, Fujian province of China. Its principal executive office is located at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003, and its telephone number is +86 (591) 28082230. Please see "The Merger—The Parties" beginning on page 16 for additional information.

Acquisition

China Yida Holding Acquisition Co., which we refer to as "Acquisition" was incorporated under the laws of the State of Nevada and was formed solely for the purpose of the Merger. Acquisition is 50.5 % and 49.5% owned by Mr. Minhua Chen and Ms. Yanling Fan, respectively. Acquisition has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated under the Merger Agreement, including the Merger and related financing transactions. The registered office of Acquisition is 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003 , and its telephone number is +86 (591) 28082230. Please see "The Merger—The Parties" beginning on page 16 for additional information.

Mr. Minhua Chen

Mr. Minhua Chen has been the Chairman, President and Chief Executive Officer of the Company since November 2007. He is also the Chairman of the Board of Directors, Chief Executive Officer and Treasurer of Acquisition. The business address of Mr. Minhua Chen is c/o China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003. His telephone number is +86 (591) 28082230. Mr. Minhua Chen is a citizen of the People's Republic of China. Please see "The Merger—The Parties" beginning on page 16 for additional information.

Ms. Yanling Fan

 Ms. Yanling Fan has served as the Chief Operating Officer of the Company since 2001 and as a Director of the Company since 2007. Ms. Yanling Fan is the wife of Mr. Minhua Chen. Ms. Yanling Fan also serves as a Director, the Chief Operating Officer and the Secretary of Acquisition. Ms. Yanling Fan's address is c/o China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003. Her telephone number is +86 (591) 28082230. Ms. Yanling Fan is a citizen of the People's Republic of China. Please see "The Merger—The Parties" beginning on page 16 for additional information.

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In this proxy statement, we refer to Mr. Minhua Chen and Ms. Yanling Fan collectively as the "Principal Shareholders." We refer to the Principal Shareholders and Acquisition collectively as the "Buyer Group". We refer to shareholders of the Company (other than the holders of the Excluded Shares (as defined below)) as the "Unaffiliated Shareholders."

During the last five years, none of the persons referred to above under the heading titled "The Parties Involved in the Merger", or the respective directors or executive officers of the Company, members of the Buyer Group and their affiliates as listed in Annex C of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Overview of the Transaction (Page 17)

You are being asked to vote to approve the amended and restated agreement and plan of merger dated as of April 12, 2016, as it may be further amended from time to time, between the Company and Acquisition (the "Merger Agreement"), pursuant to which, once the Merger Agreement is approved by the required shareholder approval and the other conditions to the completion of the transactions contemplated by the Merger Agreement are satisfied or waived in accordance with the terms of the Merger Agreement, Acquisition will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The Company, as the surviving corporation, will continue to do business following the Merger. The separate corporate existence of Acquisition will cease. If the Merger is completed, the Company will cease to be a publicly traded company. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement in its entirety because it, and not this proxy statement, is the legal document that governs the Merger. Please see "The Merger—Overview of the Transaction" beginning on page 17 for additional information.

The Special Meeting (Page 44)

The special meeting will be held on __________, 2016, starting at ______, Beijing time, at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, China, 35003, or at any postponement or adjournment thereof. At the special meeting, you will be asked to, among other things, vote to approve the Merger Agreement. Please see "Questions and Answers About the Special Meeting and the Merger" beginning on page 10 for additional information about the special meeting, including how to vote your shares of Company Common Stock.

Shareholders Entitled to Vote; Vote Required to Approve the Merger Agreement (Page 44)

You may vote at the special meeting if you owned any shares of Company Common Stock at the close of business, Beijing time, on ________, 2016, the record date for the special meeting. On that date, there were ________ shares of Company Common Stock outstanding and entitled to vote at the special meeting. Each share of Company Common Stock entitles its holder to one vote on all matters properly coming before the special meeting. Approval of the Merger Agreement at the special meeting of shareholders of the Company requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes.

As of March 30, 2016, the Principal Shareholders, as a group, beneficially own 2,267,592 shares of Company Common Stock, which represent approximately 57.84% of the total outstanding shares of the Company Common Stock.

If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of Company Common Stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is the shareholder of record of those shares of Company Common Stock. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Please see "The Agreement and Plan of Merger" beginning on page 48 and "The Special Meeting" beginning on page 44 for detailed information.

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Merger Consideration (Page 48)

If the Merger Agreement is approved by the requisite vote of the Company's shareholders and the Merger is consummated:

●	Each issued and outstanding share of Company Common Stock immediately prior to the Effective Time (the "Shares") will be converted into the right to receive US$3.32 per share (the "Merger Consideration"), in cash without interest and net of any applicable withholding taxes, except for Shares (i) owned by the Company (as treasury shares, if any), (ii) Shares (the "Principal Shares") owned by Mr. Minhua Chen and Mrs. Yanling Fan (the "Principal Shareholders") and (iii) the Shares held by shareholders who have exercised their rights to dissent from the Merger ((i),(ii) and (iii) collectively, the "Excluded Shares"). After completion of the Merger, the Principal Shares will be the only issued and outstanding shares of the surviving corporation. Shares with respect to which dissenters' rights have been properly exercised and not withdrawn or lost will be cancelled in consideration for the right to receive the fair value of such dissenting shares in accordance with the Nevada Revised Statutes. See "Dissenters' Rights for Holders of Common Stock" beginning on page 61 for additional information;

●	Each outstanding, unexercised and vested option to purchase shares of Company Common Stock (the "Company Options") or, as applicable, the vested portion of a Company Option with a per share exercise price less than the Merger Consideration (each an "In-the-Money Vested Company Option") shall be converted into the right to receive an amount in cash equal to the excess of (i) the Merger Consideration over (ii) the exercise price of such In-the-Money Vested Company Option, multiplied by the number of Company shares underlying such In-the-Money Vested Company Option (the "Option Consideration"). No Option Consideration shall be paid to a holder of Principal Shares; and

●	Each vested Company Option outstanding and unexercised immediately prior to the consummation of the Merger with a per share exercise price greater than or equal to the Merger Consideration shall automatically be cancelled without any consideration payable in respect thereof.

Prior to the Effective Time of the Merger, Acquisition will designate American Stock Transfer & Trust Company to act as the paying agent for the payment of the Merger Consideration. Prior to the Effective Time of the Merger, Acquisition will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payments to the holders of shares of Company Common Stock pursuant to the Merger Agreement. As promptly as practical, after the Effective Time of the Merger (but in any event no later than three business days following the Effective Time of the Merger), the paying agent will mail to each shareholder of record (other than holders of the Excluded Shares) (a) a letter of transmittal in customary form and (b) instructions for use in effecting the surrender of any share certificates in exchange for the applicable Merger Consideration. Do not return your stock certificates with the enclosed proxy card, and do not forward your stock certificates to the paying agent without a letter of transmittal. You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent or until the paying agent receives an "agent's message" in the case of shares held in book-entry form and other documents reasonably required by the paying agent and approved by Acquisition and us. See "The Agreement and Plan of Merger—Exchange Procedures" beginning on page 48 for additional information.

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger (Page 21)

The Special Committee unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders and (b) recommended that our board of directors adopt and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommend that the Company's shareholders approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. After carefully considering the unanimous recommendation of the Special Committee and other factors, the Company's board of directors (with Mr. Minhua Chen and Ms. Yanling Fan abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

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ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AND "FOR" THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING IN ORDER TO TAKE SUCH ACTIONS AS OUR BOARD OF DIRECTORS DETERMINES ARE NECESSARY OR APPROPRIATE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING, TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

For a discussion of the material factors considered by our board of directors and the Special Committee in determining to recommend the approval of the Merger Agreement, and in determining that the Merger is fair (both substantively and procedurally) to our Unaffiliated Shareholders, please see "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger" beginning on page 21 for additional information. To the extent known by each filing person after making reasonable inquiry, except as set forth under "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger," no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the transaction.

Except as set forth under "The Merger—Background of the Merger," "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger" and "The Merger—Opinion of the Special Committee's Financial Advisor," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of Unaffiliated Shareholders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

Position of the Buyer Group as to Fairness of the Merger (Page 36)

The Buyer Group believes the Merger is substantively and procedurally fair to the Company and the Unaffiliated Shareholders. For the factors upon which such belief is based, please see "The Merger—Position of the Buyer Group as to Fairness of the Merger" beginning on page 36 for additional information.

Opinion of the Special Committee's Financial Advisor (Page 27)

On March 8, 2016, in conjunction with the signing of the Original Merger Agreement, ROTH Capital Partners, LLC ("ROTH") rendered an oral opinion to our Special Committee (which was confirmed in writing by delivery of ROTH's written opinion dated March 8, 2016), as to the fairness, from a financial point of view, of the US$3.32 per share Merger Consideration to be received by holders of the shares of Company Common Stock (other than holders of the Excluded Shares) in the Merger, as of March 8, 2016, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ROTH in preparing its opinion. ROTH's opinion was directed to our Special Committee and only addressed the fairness from a financial point of view of the US$3.32 per share Merger Consideration to be received by holders of the shares of Company Common Stock (other than holders of the Excluded Shares) in the Merger and does not address any other aspect or implication of the Merger. The summary of ROTH's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ROTH in preparing its opinion. The opinion did not address the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the Special Committee, the board of directors, the Company, its security holders or any other party or entity to proceed with or effect the Merger or any terms or aspects of any voting or other agreements to be entered into in connection with the Merger, any potential financing for the Merger or the likelihood of consummation of such financing. ROTH's opinion should not be construed as creating any fiduciary duty on ROTH's part to any party or entity. ROTH's opinion was not intended to be, and does not constitute, advice or a recommendation to our Special Committee, board of directors or any shareholder as to how to act or vote with respect to the Merger or related matters. Please see "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 27 for additional information.

Financing of the Merger (Page 40)

 The Buyer Group estimates that the total amount of funds necessary to consummate the Merger and related transactions, including the payment of fees and expenses in connection with the Merger, will be approximately US$5,513,000. The Buyer Group has all funds necessary to pay the Merger Consideration and fees and expenses in connection with the Merger according to the terms of the Merger Agreement. See "The Merger—Financing of the Merger" beginning on page 40 for additional information.

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Voting Agreement (page 41)

On April 12, 2016, the Company and the Principal Shareholders, Mr. Chen and Ms. Fan, entered into a Voting Agreement (the "Voting Agreement"), replacing the Rollover Agreement originally entered into on March 8, 2016 (the "Rollover Agreement") among the Principal Shareholders and Acquisition, pursuant to which each of the Principal Shareholders irrevocably agreed that he or she will appear at the special meeting and any other shareholders' meeting and vote (or cause to be voted) all shares of Company Common Stock beneficially owned by him or her, as applicable, in favor of the approval and adoption of the Merger Agreement and against any competing proposal. In conjunction with the execution of the Voting Agreement, the parties executed a termination agreement on April 12, 2016 with respect to the Rollover Agreement. See "The Merger—Voting Agreement" beginning on page 41 for additional information.

Limited Guarantee (Page 41)

Concurrently with the execution of the Original Merger Agreement, Mr. Minhua Chen and Ms. Yanling Fan (collectively, the "guarantors" and each, a "guarantor") delivered a limited guarantee (the "Original Limited Guarantee") pursuant to which each of the guarantors agreed to, severally but not jointly, guarantee his or her respective percentage of the obligations of Acquisition under the Merger Agreement to pay, under certain circumstances in which the Merger Agreement is terminated, a "reverse" termination fee of US$375,000 to the Company and to reimburse certain expenses incurred by the Company. In conjunction with the execution of the Merger Agreement on April 12, 2016, Mr. Chen and Ms. Fan executed and delivered an amended and restated limited guarantee (the "Limited Guarantee"), in which only non-substantive changes were made to conform to the Merger Agreement. See "The Merger—Limited Guarantee" beginning on page 41 and "The Agreement and Plan of Merger—Termination Fees and Reimbursement of Expenses" on page 57 for additional information.

Interests of Certain Persons in the Merger (Page 41)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the Merger that may be different from, or in addition to, your interests as a shareholder. These interests include, among others:

●	As of the date of this proxy statement, (i) Mr. Chen, our Chairman, President and Chief Executive Officer, beneficially owns approximately 29.25% of the total outstanding shares of Company Common Stock; and (ii) Ms. Fan, our Chief Operating Officer and Director, beneficially owns approximately 28.67% of the total outstanding shares of Company Common Stock; each of which will be voted in connection with the proposed transaction and contributed to Acquisition;

●	Pursuant to the Voting Agreement, each of the Principal Shareholders has agreed to vote all shares of Company Common Stock owned by him or her, as applicable, in favor of the proposal to approve the Merger Agreement, and against any competing proposal at any meeting of shareholders of the Company;

●	Directors of Acquisition will remain the directors of the surviving corporation, and officers of the Company will remain officers of the surviving corporation following the Merger;

●	Members of the Special Committee received no compensation for their service of evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and

●	Pursuant to the Merger Agreement, directors and officers of the Company will receive indemnification rights for six years following the completion of the Merger for certain claims and liabilities arising from their actions or omissions taken prior to the Effective Time of the Merger.

The members of the Special Committee and our board of directors were aware of these interests, and considered them, when they approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Please see "The Merger—Interests of Certain Persons in the Merger" beginning on page 41 for additional information.

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Conditions to the Merger (Page 56)

The respective obligations of each of the Company and Acquisition to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including among other things, obtaining the required shareholder approval. For a more detailed description of these conditions, please see "The Agreement and Plan of Merger—Conditions to the Merger" beginning on page 56 for additional information.

Regulatory Matters

The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the Merger other than the approvals, filings or notices required under the U.S. federal securities laws and the filing of the articles of merger with the Secretary of State of the State of Nevada with respect to the Merger. The Company intends to seek or make, as applicable, all necessary approvals, filings or notices required by the U.S. federal securities laws and the Secretary of State of the State of Nevada.

Agreement Not to Solicit Other Offers (Page 53)

From the date of the Merger Agreement until the Effective Time of the Merger or, if earlier, the termination of the Merger Agreement, neither the Company nor its subsidiaries nor any officer or director of the Company or any of its subsidiaries is permitted to, directly or indirectly:

●	solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal;

●	engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a alternative acquisition proposal; or

●	approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written, oral, binding or non-binding) with respect to a alternative acquisition proposal.

For a more detailed description of these conditions, please see "The Agreement and Plan of Merger—Agreement Not to Solicit Other Offers" beginning on page 53 for additional information.

Termination of the Merger Agreement (Page 57)

The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual written consent of the Company (acting through the Special Committee) and Acquisition. The Merger Agreement may be terminated prior to the Effective Time by either the Company (acting through the Special Committee) or Acquisition, if (i) the Effective Time shall not have occurred on or before August 31, 2016; provided that such failure is caused by a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement or (ii) the Company fails to obtain the required stockholder approval of the Merger at the special meeting or any adjournment or postponement thereof.

The Company (acting through the Special Committee) may terminate the Merger Agreement if:

(1)(i)the board of directors of the Company (acting through the Special Committee) has determined in good faith that failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties under applicable law; (ii) the Company shall have delivered to Acquisition a Recommendation Change Notice; or (iii) the Company shall have entered into an Alternative Acquisition Agreement; or

(2) at anytime prior to the Effective Time, Acquisition has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle the Company not to consummate the Merger, subject to the right of Acquisition to cure the breach within 30 business days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement; or

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(3) all of the conditions to closing set forth in the Merger Agreement have been satisfied, except for those that are to be satisfied at the closing, and Acquisition fails to consummate the closing of the Merger within five business date days following the date the closing should have occurred .

Acquisition may terminate the Merger Agreement if (1) at any time prior to the Effective Time, the Company has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle Acquisition not to consummate the Merger, subject to the right of the Company to cure the breach within thirty (30) business days following a written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement or (2) the board of directors of the Company or the Special Committee shall have effected and not withdrawn any of its recommendation changes, provided that Acquisition's right to terminate this Agreement in respect of a recommendation change shall expire ten (10) business days after the first date upon such recommendation change is made.

Termination Fee and Reimbursement of Expenses (Page 57)

The Merger Agreement provides that the Company will pay to Acquisition a termination fee of US$375,000, plus Acquisition's reasonable out-of-pocket expenses, including attorney's fees, if the Merger Agreement is terminated:

●	by Acquisition, if the Company has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle Acquisition not to consummate the Merger, subject to the right of the Company to cure the breach within 30 business days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement;

●	by Acquisition, if the board of directors of the Company or the Special Committee shall have effected and not withdrawn a board recommendation change;

●	by the Company after the board of directors of the Company (acting through the Special Committee) (i) has determined in good faith that failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties under applicable law; (ii) the Company shall have delivered to Acquisition a Recommendation Change Notice; or (iii) the Company shall have entered into an Alternative Acquisition Agreement; or

●	by the Company if, subject to certain conditions, the Company receives a bona fide alternative acquisition proposal, the Company terminates the Merger Agreement due to failure to obtain stockholder approval of the Merger Agreement, and then, within one year, the Company consummates a transaction based on that same alternative acquisition proposal.

The Merger Agreement provides that Acquisition will pay to the Company a termination fee of US$375,000, plus the Company's reasonable out-of-pocket expenses, including attorney's fees, if the Merger Agreement is terminated:

●	by the Company, if Acquisition has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle the Company not to consummate the Merger, subject to the right of Acquisition to cure the breach within 30 business days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement; or

●	by the Company, if all of the conditions to closing set forth in the Merger Agreement have been satisfied, except for those that are to be satisfied at the closing, and Acquisition fails to consummate the closing of the Merger within five business days of the satisfaction of such conditions.

Remedies (page 58)

Under the Merger Agreement, the parties have agreed that, prior to the termination of the Merger Agreement, each party will be entitled to (1) an injunction or injunctions to prevent any breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; and (2) any other rights and remedies to which such party is entitled at law or in equity, and any such remedies will be deemed cumulative with, and not exclusive of, any other remedy.

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Dissenters' Rights (Page 61)

You have a statutory right to dissent from the Merger and demand payment of the fair value of your shares of Company Common Stock as determined in a judicial appraisal proceeding in accordance with Chapter 92A (Section 300 through 500 inclusive) of the NRS. This appraised value may be more or less than the $3.32 per share in cash consideration offered in the Merger. In order to qualify for these rights, you must make a written demand for appraisal within 30 days after the date of mailing of the Notice of Merger and Dissenters' Rights and otherwise comply with the procedures for exercising appraisal rights in the NRS. The statutory right of dissent is set out in Chapter 92A (Section 300 through 500 inclusive) of the NRS. A copy of Dissenters' Rights Provisions is attached as Annex E hereto. Any failure to comply with the Dissenters' Rights Provisions will result in an irrevocable loss of such right. Shareholders seeking to exercise their statutory right of dissent are encouraged to seek advice from legal counsel. Please see "Dissenters' Rights for Holders of Common Stock" beginning at page 61 for additional information.

Certain Material U.S. Federal Income Tax Consequences (Page 65)

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder (as defined in "Certain Material U.S. Federal Income Tax Consequences" below) who receives cash for shares of Company Common Stock pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares of Company Common Stock exchanged therefor. A non-U.S. Holder (as defined in "Certain Material U.S. Federal Income Tax Consequences" below) generally will not be subject to U.S. federal income tax in respect of gain recognized on the exchange of shares of Company Common Stock for cash pursuant to the Merger unless: (a) the non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met; (b) the gain is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States; or (c) the Company is or has been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company Common Stock or the period that the non-U.S. Holder held the shares of Company Common Stock, and, generally, in the case where the shares of Company Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or indirectly, more than 5% of the shares of Company Common Stock at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company Common Stock or the period that the non-U.S. Holder held the shares of Company Common Stock. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the Merger to you. Please see "Certain Material U.S. Federal Income Tax Consequences" beginning on page 65 for additional information.

Certain Material PRC Income Tax Consequences (Page 69)

On March 16, 2007, the National People's Congress passed the Enterprise Income Tax Law of the PRC (the "EIT Law"), which became effective on January 1, 2008. Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose "de facto management bodies" are located in China are considered "resident enterprises" and subject to the uniform 25% enterprise income tax rate on worldwide income. Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, gains realized by investors that are not tax residents of the PRC, including U.S. Holders ("non-resident investors"), may be treated as income derived from sources within the PRC. In such event, any such gain derived by such investors on the sale or transfer of our common stock, including pursuant to the Merger, may be subject to income tax under the PRC tax laws. Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, any gain realized on the sale or transfer of our common stock, including pursuant to the Merger, by non-resident investors who are individuals may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Please see "Certain Material PRC Income Tax Consequences" beginning on page 69 for additional information.

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Fees and Expenses (Page 58)

Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the Merger is completed, as between Acquisition and the Company, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expenses. Please see "The Agreement and Plan of Merger—Fees and Expenses" beginning at page 58 for additional information.

Delisting and Deregistration of Company Common Stock

If and only after the Merger is completed, the Company Common Stock will be delisted from the NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we will no longer file periodic reports with the SEC.

Where You Can Find More Information (page 70)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see "Where You Can Find More Information" beginning on page 70.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

 The following questions and answers address briefly some questions you may have regarding the special meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:           On April 12, 2016, we entered into the Merger Agreement with Acquisition providing for the Merger of Acquisition with and into the Company, with the Company surviving the Merger. Acquisition is 50.5% and 49.5% owned by Mr. Chen and Ms. Fan, respectively. Mr. Chen is our Chairman, President and Chief Executive Officer, and Ms. Fan is our Chief Operating Officer and Director. The Merger is a going private transaction involving Mr. Chen and Ms. Fan. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the approval of the Merger Agreement because you owned shares of Company Common Stock as of, ________, 2016, the record date for the special meeting.

Q:	What matters will be voted on at the special meeting?

A:           You will be asked to consider and vote on the following proposals:

1.          Approval of the Merger Agreement; and

2.         Approval of the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

Q:	As a shareholder, what will I receive in the Merger?

A:           If the Merger is completed, you will be entitled to receive US$3.32 in cash, without interest thereon and net of any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the Effective Time of the Merger as described in the Merger Agreement.

Q:	Is the Merger a taxable transaction to the Company's shareholders for U.S. federal income tax purposes?

A:           The exchange of shares of Company Common Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. See "Certain Material U.S. Federal Income Tax Consequences" beginning on page 65 for a more detailed description of the U.S. federal income tax consequences of the Merger. You should consult with your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and/or non-U.S. taxes.

Q:           When will I receive the Merger Consideration for my shares of Company Common Stock?

A:           After the Merger is completed, you will receive written instructions, including a letter of transmittal, which explain how to exchange your shares for the Merger Consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the Merger Consideration for your shares of Company Common Stock.

Q:           When and where is the special meeting of our shareholders?

A:           The special meeting of shareholders will be held on ________, 2016, starting at ____ (Beijing time), at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003.

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Q:           What vote of our shareholders is required to approve the Merger Agreement and the other proposal?

A:           Approval of the Merger Agreement by our shareholders requires an affirmative vote (in person or by proxy) of the holders of at least a majority of the total issued and outstanding shares of Company Common Stock in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes.

The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement will be approved if more holders of the shares of Company Common Stock present in person or represented by proxy and entitled to vote on the proposal vote in favor of the proposal than against the proposal.

At the close of business, Beijing time, on ________, 2016, the record date, ________ shares of Company Common Stock were outstanding and entitled to vote at the special meeting. On the record date, the Buyer Group owned ________ shares of Company Common Stock. The Buyer Group shares represent approximately __% of the total outstanding shares of Company Common Stock. The Principal Shareholders have agreed, under the Voting Agreement, to vote in favor of the proposal to approve the Merger Agreement.

Q:           Who can attend and vote at the special meeting?

A:           All shareholders of record as of the close of business, Beijing time, on ________, 2016, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. Shareholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive at the meeting time at the address listed above with your proxy card and a form of valid photo identification. To obtain directions to attend the special meeting, call Jocelyn Chen at +86 (591) 28082230. If you are a beneficial owner of shares held in "street name" and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares of Company Common Stock in its name prior to the meeting and obtain from it a valid proxy issued by it in your name giving you the right to vote the shares of Company Common Stock registered in its name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:           How does our board of directors recommend that I vote?

A:           After carefully considering the unanimous recommendation of the Special Committee and other factors, the Company's board of directors (with Mr. Chen and Ms. Fan abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommends that you vote "FOR" the proposal to approve the Merger Agreement, and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting, to approve the proposal to approve the Merger Agreement.

Please see "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger" beginning on page 21 for a discussion of the factors that the Special Committee and our board of directors considered in deciding to recommend the approval of the Merger Agreement. In addition, in considering the recommendation of the Special Committee and the board of directors with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally. See "The Merger—Interests of Certain Persons in the Merger" beginning on page 41 for additional information.

Q:           How will our directors and executive officers vote on the proposal to approve the Merger Agreement?

A:          Mr. Chen, our Chairman, President and Chief Executive Officer, and Ms. Fan, our Chief Operating Officer and Director, have each entered into a Voting Agreement with the Company, in which he or she agreed to vote all of his or her shares of Company Common Stock in favor of the approval of the Merger Agreement. As of ________, 2016, the record date of the special meeting, Mr. Chen owned ________ shares of Company Common Stock entitled to vote at the special meeting, or approximately __% of the total issued and outstanding shares of the Company Common Stock. As of ________, 2016, the record date of the special meeting, Ms. Fan owned ________ shares of Company Common Stock entitled to vote at the special meeting, or approximately __% of the total issued and outstanding shares of the Company Common Stock.

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As of ________, 2016, the record date, Mr. Chen and Ms. Fan beneficially owned and were entitled to vote, in the aggregate, ________ shares of Company Common Stock, representing __% of the outstanding shares of Company Common Stock. Besides Mr. Chen and Ms. Fan, no other director and executive officer own shares of Company Common Stock. Please see "The Special Meeting" beginning on page 44 for additional information.

Q:           Am I entitled to exercise dissenters' or appraisal rights instead of receiving the Merger Consideration for my shares of Company Common Stock?

A:           Yes, Nevada law provides that you may dissent from the disposal of assets. If you do not comply with the procedures governing dissenters' rights set forth under the Nevada Revised Statutes and explained elsewhere in this proxy statement, you may lose your dissenters' and appraisal rights. Shareholders considering exercising dissenters' rights should consult legal counsel. You are urged to review the section of this proxy statement entitled "Dissenters' Rights for Holders of Common Stock" and Annex E for a more complete discussion of dissenters' rights.

Q:           How do I cast my vote if I am a holder of record?

A:           If you were a holder of record as of the close of business, Beijing time, on  ________, 2016, you may submit your proxy or vote your shares of Company Common Stock on matters presented at the special meeting in any of the following ways: by telephone, via the Internet, by mail or by voting in person at the meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted "FOR" the proposal to approve the Merger Agreement and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Q:           How do I cast my vote if my shares of Company Common Stock are held in "street name" by a bank, brokerage firm or other nominee?

A:           If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of Company Common Stock held in "street name." You will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Q:           What will happen if I abstain from voting or fail to vote on the proposal to approve the Merger Agreement?

A:            If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to approve the Merger Agreement, which will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. Please note that abstentions or non-votes will result in a loss of dissenters' and appraisal rights.

Q:           Can I change my vote after I have delivered my proxy?

A:           Yes. If you are a shareholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is voted at the special meeting by (i) submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy, (ii) signing another proxy card with a later date and returning it to us prior to the special meeting, or (iii) attending the special meeting and voting in person. Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to Jocelyn Chen, our Board Secretary. If delivered by Internet, please email jocelynchen@yidacn.net. If sent by mail or facsimile, please send it to China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003, Attn: Jocelyn Chen, or via facsimile to +86 (591) 28308358. Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that shareholder. If you hold your shares of Company Common Stock in "street name," you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

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Q:           What should I do if I receive more than one set of voting materials?

A:           You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a holder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:           If I am a holder of certificated shares of Company Common Stock, should I send in my stock certificates now?

A:           No. Promptly after the Merger is completed, each holder of record as of the time of the Merger will be sent written instructions for exchanging their stock certificates for the Merger Consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. Please do not send in your stock certificates with your proxy.

Holders of uncertificated shares of Company Common Stock represented by book-entry interests will receive a check or wire transfer without such holder being required to deliver a stock certificate or an executed letter of transmittal to the paying agent, provided an "agent's message" has been previously delivered to the paying agent with respect to such shares.

Q:          What constitutes a quorum for the special meeting?

A:           The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Company Common Stock that are entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of Company Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.

Q:           Will any proxy solicitors be used in connection with the special meeting?

A:           No, neither the Company nor the Buyer Group engaged a proxy solicitor.

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Q:           What happens if the Merger is not completed?

A:           If the Merger Agreement is not approved by our shareholders, or if the Merger is not completed for any other reason, you will not receive any payment for your Company Common Stock pursuant to the Merger Agreement. Instead, we will remain a publicly traded company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Capital Market. If the Merger Agreement is terminated, under certain circumstances we may be required to pay to Acquisition, which is owned by Mr. Chen and Ms. Fan, a termination fee of US$375,000 and to reimburse Acquisition for its out-of-pocket expenses actually incurred in connection with the Merger Agreement, or Acquisition may be required to pay us a termination fee of US$375,000 and to reimburse us for our out-of-pocket expenses actually incurred in connection with the Merger Agreement. See "The Agreement and Plan of Merger—Termination Fees and Reimbursement of Expenses" beginning on page 57 for additional information.

Q:           When is the Merger expected to be completed?

A:           We are working to complete the Merger as quickly as possible. We currently expect the Merger to be completed before the end of the third quarter of fiscal year 2016, subject to all conditions to the Merger having been satisfied or waived. However, we cannot assure you that all conditions to the Merger will be satisfied or waived by then or at all.

Q:           What is householding and how does it affect me?

A:           The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company Common Stock held through brokerage firms. If your family has multiple accounts holding Company Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:           Who can help answer my questions?

A:           If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact [American Stock Transfer & Trust Company] at + [   ], or toll-free at [                ].

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains forward-looking statements and information relating to China Yida Holding, Co., that are based on the beliefs of our management as well as assumptions made by and information currently available to us. When used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to statements regarding the ability to complete the transaction considering the various closing conditions, projected financial information, the timing or likelihood of completing the Merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions, including among many others:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee;

●	the inability to complete the Merger due to the failure to obtain the required shareholder approval or the failure to satisfy other conditions to complete the Merger, including required regulatory approvals;

●	the failure of the Merger to close for any other reason;

●	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

●	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement;

●	diversion of management's attention from ongoing business concerns;

●	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

●	the amount of the costs, fees, expenses and charges related to the Merger;

●	uncertainties as to the timing of the closing of the Merger; and

●	risks that the Merger will not close because of a failure to satisfy (or to have waived) one or more of the closing conditions and that the Company's business will have been adversely impacted during the pendency of the transaction.

These risks are not exhaustive and may not include factors which could adversely impact the Company's business and financial performance. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly and current reports on Form 10-Q and Form 8-K. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings "Business" and "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings, including our annual report on Form 10-K for the fiscal year ended December 31, 2015 and quarterly and current reports on Form 10-Q and Form 8-K (see "Where You Can Find More Information " below). In doing so, please note that any safe harbor provisions in such periodic reports related to the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made by us in connection with this going private transaction.

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THE MERGER

 The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

The Parties

The Company

The Company is a tourism enterprise operating various tourist destinations in Fujian and Jiangxi provinces in the People's Republic of China. The Company develops, operates, manages and markets tourist destinations, including natural, cultural, and historical tourist destinations and theme parks. The Company also creates, designs and constructs new tourist concepts, attractions and properties. The Company currently operates the Hua'An Tulou tourist destination (World Culture Heritage), China Yunding Park (National Park), China Yang-sheng (Nourishing Life) Paradise and the City of Caves. For more information, please visit the Company's website at http://www.yidacn.net. The Company's website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also "Where You Can Find More Information" beginning on page 70. The Company's common stock is publicly quoted on the NASDAQ Capital Market under the symbol "CNYD". Our principal executive office is located at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003, and our telephone number is +86 (591) 28082230.

Acquisition

China Yida Holding Acquisition Co. was incorporated under the laws of the State of Nevada and was formed solely for the purpose of effecting the Merger. Acquisition is jointly owned by Mr. Minhua Chen, our Chairman, President and Chief Executive Officer, and Ms. Yanling Fan, our Chief Operating Officer and Director. Acquisition has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement, including the Merger. The registered office of Acquisition is 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003, and its telephone number is +86 (591) 28082230.

Mr. Minhua Chen

Mr. Minhua Chen has been the Chairman, President and Chief Executive Officer of the Company since November 2007. He is also the Chairman of the Board of Directors, Chief Executive Officer, and Treasurer of Acquisition. The business address of Mr. Minhua Chen is c/o China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003. His telephone number is +86 (591) 28082230. Mr. Minhua Chen is a citizen of the People's Republic of China.

Ms. Yanling Fan

Ms. Yanling Fan has served as the Chief Operating Officer of the Company since 2001 and a Director of the Company since 2007. Ms. Yanling Fan also serves a Director, the Chief Operating Officer and the Secretary of Acquisition. Ms. Yanling Fan is the wife of Mr. Minhua Chen. Ms. Yanling Fan's address is c/o China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China, 35003. Her telephone number is +86 (591) 28082230. Ms. Yanling Fan is a citizen of the People's Republic of China.

During the last five years, none of the persons referred to above under the heading titled "The Parties" or the respective directors or executive officers of the Company, members of the Buyer Group and their affiliates as listed in Annex C of this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

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Overview of the Transaction

The Company and Acquisition entered into an Original Merger Agreement on March 8, 2016, pursuant to which, the Company will merger with and into Acquisition with Acquisition surviving the merger (the "Original Merger"). On April 12, 2016, having determined that a merger in which the Company survives is a more efficient structure, the Company and Acquisition agreed to enter into the Merger Agreement, which amended and restated the Original Merger Agreement. Under the terms of the Merger Agreement, Acquisition will be merged with and into the Company, with the Company surviving the Merger. The Company, as the surviving corporation, will continue to do business following the Merger. The separate corporate existence of Acquisition will cease. At the Effective Time of the Merger, the following will occur in connection with the Merger:

●	each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than the Excluded Shares) will be converted into the right to receive the per share Merger Consideration of US$3.32 without interest and net of any applicable withholding taxes;

●	each outstanding, unexercised and vested In-the-Money Vested Company Option or, as applicable, the vested portion of an In-the-Money Vested Company Option shall be converted into the right to receive an amount in cash equal to the excess of (i) the Merger Consideration over (ii) the exercise price of such In-the-Money Vested Company Option, multiplied by the number of Company shares underlying such In-the-Money Vested Company Option;

●	each vested Company Option outstanding and unexercised immediately prior to the consummation of the Merger with a per share exercise price greater than or equal to the Merger Consideration shall automatically be cancelled without any consideration payable in respect thereof; and

●	the Principal Shares will be the only remaining issued and outstanding shares of the surviving corporation .

Following and as a result of the Merger:

●	the Unaffiliated Shareholders will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company's future earnings or growth;

●	shares of Company Common Stock will no longer be listed on the NASDAQ Capital Market, and price quotations with respect to shares of Company Common Stock in the public market will no longer be available; and

●	the registration of shares of Company Common Stock under the Exchange Act will be terminated.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the Effective Time of the Merger, consist of the directors of Acquisition as of immediately prior to the Effective Time of the Merger (identified below under "Annex C—Directors and Executive Officers of Each Filing Person"), until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the Effective Time of the Merger, be the officers of the Company as of immediately prior to the Effective Time of the Merger (identified below under "Annex C—Directors and Executive Officers of Each Filing Person"), until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Background of the Merger

On October 24, 2015, Mr. Minhua Chen and Ms. Yanling Fan submitted a preliminary, non-binding proposal letter (the "Proposal Letter") to our board of directors proposing to acquire all of the issued and outstanding shares of the Company Common Stock not already owned by Mr. Minhua Chen and Ms. Yanling Fan for cash consideration of US$3.17 per share of Company Common Stock. The closing price per share of Company Common Stock on October 23, 2015 (the last trading day prior to the date of the Proposal Letter) was US$3.02. In the Proposal Letter, Mr. Minhua Chen and Ms. Yanling Fan, among other things: (a) outlined their intention to form a transaction vehicle for the purpose of pursuing the proposed transaction, (b) stated their expectations that the transaction would be financed with equity financing by them in the form of cash and rollover equity in the Company, and from any additional equity investor who may also purchase shares as a consortium member should a consortium be formed for the purpose of implementing the proposed transaction, and (c) indicated their understanding that the independent members of the board of directors of the Company would consider the proposed transaction. Mr. Minhua Chen and Ms. Yanling Fan also stated in the Proposal Letter that they did not intend to sell their interests in the Company to a third party.

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On October 27, 2015, the Company issued a press release regarding its receipt of the Proposal Letter and the transaction proposed therein, and filed the press release as an exhibit to its Current Report on Form 8-K. As a result, the board of directors of the Company determined that it was in the best interests of the Company to form the Special Committee, consisting of the board's three independent non-executive directors, Mr. Renjiu Pei, Mr. Chunyu Yin and Mr. Fucai Huang and elected Mr. Pei as its chairman, to consider and evaluate the proposal.

On October 28, 2015, the Company issued a press release and announced that the Special Committee has retained Sidley Austin LLP ("Sidley") as its international legal counsel and ROTH Capital Partners ("ROTH") as its independent financial advisor.

On November 3, 2015, the Special Committee held a telephone conference with representatives from ROTH and Sidley. At the Special Committee's organizational meeting, representatives of ROTH reviewed with the Special Committee (i) the key issues and implications with respect to the proposed going-private transaction, the offer price, including certain implied multiples of the offer, the historical trading prices and volumes of the Company's stock in the past 12 months, and the current shareholder structure of the Company, including the shareholding distribution among Unaffiliated Shareholders. ROTH also briefed the Special Committee on the estimated time line for the transaction and advised key discussion points in the going-private transactions, including the financial advisor's due diligence, the negotiation and drafting of the Original Merger Agreement, the go-shop clause, the shareholder approval by a majority of the minority vote, the price and the breakup fees. Representatives of Sidley presented the Special Committee the procedural considerations in a going-private transaction, including the fiduciary standards of the directors, the process of considering, negotiating and approving the transaction, the role and function of the Special Committee. Sidley reminded the Special Committee of its fiduciary duties under U.S. laws and standards of such fiduciary duties, especially in respect of ensuring fairness of the proposed transaction from the two aspects of fair dealing and fair price. At the meeting, Sidley also highlighted that one of the key issues in the proposed transaction was to obtain the majority of minority shareholder approval. Sidley again reminded the Special Committee of their fiduciary obligations to review the Original Merger Agreement and of their mandate to conduct independent consultations with Acquisition.

On December 9, 2015, the Special Committee held a telephone conference call with representatives of its financial advisor ROTH and legal counsel Sidley. At this meeting, ROTH informed the Special Committee that the preliminary financial due diligence had been completed. ROTH also discussed the initial offer price in the Proposal Letter from Mr. Minhua Chen and Ms. Yanling Fan. ROTH highlighted that the one of the key issues in the proposed transaction was obtaining the consent of the majority of minority shareholders, and that the Special Committee may need to seek an increase in the Merger Consideration. The Special Committee agreed to have an internal discussion and give ROTH further instructions. At this meeting, Sidley advised the Special Committee of potential transaction structures and the major process under each structure. Sidley also advised that the Special Committee consider the deal structure after review of the shareholders list and the shareholding distribution of the Unaffiliated Shareholders.

On January 20, 2016, Acquisition's counsel, McLaughlin & Stern LLP ("McLaughlin"), circulated an initial draft Original Merger Agreement to Sidley, the legal counsel to the Special Committee.

On February 1, 2016, Sidley sent initial comments on the draft Original Merger Agreement to the Special Committee, along with a summary of material issues. The material issues addressed in the comments sent by representatives of Sidley included, among others: the extent of the representations and warranties to be given by both the Company and Acquisition; the addition of a majority of minority shareholders vote in the requisite shareholder approval for the Merger; the addition of a "go-shop" period after signing of the Original Merger Agreement, during which the Company and the Special Committee, with the assistance of its financial and legal advisors, would be entitled to seek alternative acquisition proposals that may result in a superior proposal; the ability of the parties to terminate the Original Merger Agreement; and the amount of certain fees and expenses to be paid by each party in the event of a termination of the Original Merger Agreement.

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On February 2, 2016, the Special Committee held a telephone conference call with representatives of its financial advisor ROTH and legal counsel Sidley. At this meeting, Sidley discussed with the Special Committee certain legal issues under the draft Original Merger Agreement and provided their suggested comments on the draft Original Merger Agreement with respect to the key legal issues: (a) to ask for a limited guarantee signed by Mr. Minhua Chen and Ms. Yanling Fan to guarantee the due and punctual payment, performance and discharge of certain payment obligations of Acquisition under the Original Merger Agreement; (2) to add a majority of minority shareholders vote in the requisite shareholder approval for the Original Merger; (3) to delete the no-solicitation provisions and add go-shop provisions; (4) to change the mutual termination fee to one-way termination fee payable by Acquisition and ask for a higher termination fee from Acquisition; (5) to ask for a higher Merger Consideration after consultation with the financial advisor; and (6) to add certain voting undertakings of Mr. Chen and Ms. Fan in the Rollover Agreement. The Special Committee agreed with Sidley's comments and directed Sidley to convey such comments to representatives of McLaughlin.

On February 2, 2016, representatives of Sidley circulated a revised draft of the Original Merger Agreement via email to Acquisition's counsel reflecting the Special Committee's positions including, among other things, a proposed Original Limited Guarantee of the obligations of Acquisition under the Original Merger Agreement by Mr. Minhua Chen and Ms. Yanling Fan and a "majority of the minority" voting provision, which would require approval of the Original Merger Agreement and the transactions contemplated thereby, including the Original Merger, by a majority of the issued and outstanding common stock of the Company, other than the Excluded Shares.

On February 23, 2016, Sidley held a telephone conference with McLaughlin to discuss the key legal issues in the draft Original Merger Agreement, including the no shop provision rather than a go-shop provision, the inclusion of a "majority of the minority voting" provision, and the termination fee provision. On the same date, Sidley circulated a draft of the Original Limited Guarantee agreement.

On March 1, 2016, McLaughlin provided a revised draft of the Original Merger Agreement and the Original Limited Guarantee. The material issues addressed in the comments sent by McLaughlin included, among others: the amount of the termination fee to be paid by the parties upon termination of the Original Merger Agreement; the replacement of the "go-shop" period previously proposed by the Company with a "no shop" provision prohibiting the Company and the Special Committee, with the assistance of its financial and legal advisors, from seeking alternative acquisition proposals after execution of the Original Merger Agreement; and the removal of the "majority of the minority" voting provision previously proposed by the Company.

From March 2, 2016 to March 8, 2016, representatives of Sidley and McLaughlin continued to negotiate the terms of the Original Merger Agreement and Original Limited Guarantee.

On March 8, 2016, the Special Committee held a telephone conference to review the final draft of the Original Merger Agreement. The meeting was attended by representatives of ROTH and Sidley. Representatives of Sidley reviewed the terms of the final Original Merger Agreement with the members of the Special Committee, highlighting the material differences from the last draft the Special Committee reviewed and also reviewed the final Original Limited Guarantee. In particular, representatives of Sidley advised the Special Committee of the implications of the removal of the "majority of the minority" voting provision. The Special Committee considered Sidley's advice, and also considered that, of the 1,646,988 shares of the Company's common stock held by unaffiliated shareholders, one such unaffiliated shareholder owns 924,514 shares of the Company's common stock, or approximately 56% of the unaffiliated shares of the Company's common stock. Additionally, the remaining unaffiliated shares of the Company's common stock are widely held by over 500 individual unaffiliated shareholders. The Special Committee discussed its concerns that utilizing a "majority of the minority" voting provision would (1) significantly increase, relative to the size of the proposed transaction, the time and expense associated with soliciting proxies from unaffiliated shareholders to approve the Original Merger, while also decreasing the likelihood of approval of the Original Merger and (2) give an inordinate advantage to the one unaffiliated shareholder owning a significant number of shares over the remaining unaffiliated shareholders. Ultimately, in the totality of the analysis of the key terms and conditions, including but not limited to the provision of the Original Limited Guarantee by Mr. Minhua Chen and Ms. Yanling Fan, the mutual termination fee arrangement, a higher Merger Consideration of US$3.32, and voting undertakings in the Rollover Agreement, the Special Committee agreed to accept Acquisition's proposal to eliminate the "majority of the minority" voting requirement. Representatives of ROTH presented ROTH's financial analysis of the proposed transaction and of the Merger Consideration to be received by Company shareholders. The ROTH representatives then rendered to the Special Committee ROTH's oral opinion, which was subsequently confirmed in writing, that, as of March 8, 2016 and based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be paid to the holders of the Company's common stock (other than holders of the Excluded Shares) in the proposed merger was fair, from a financial point of view, to such holders, as described in more detail under "— Opinion of the Special Committee's Financial Advisor." A copy of such opinion is attached as Annex B to this proxy statement. Following consideration of the Original Merger Agreement and the transactions contemplated thereby, at the meeting, the Special Committee unanimously: (i) approved and declared advisable the Original Merger Agreement, and the transactions contemplated thereby, including the Original Merger; (ii) determined that the terms of the Original Merger Agreement and the transactions contemplated thereby, including the Original Merger, are fair to and in the best interests of the Company and to the Company's unaffiliated shareholders; and (iii) resolved to recommend that the Company's board of directors adopt and declare the advisability of the transactions contemplated by the Original Merger Agreement, including the Origianl Merger and approve the Original Mergre Agreement and the Original Limited Guarantee.

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Later on the same day, following the consideration of the recommendation of the Special Committee, the board of directors (with Mr. Chen and Ms. Fan abstaining in accordance with the Nevada Revised Statutes) unanimously, (i) authorized and approved the Original Merger Agreement and the transactions contemplated thereby, including the Original Merger and the Original Limited Guarantee; and (ii) recommended that the Company's Unaffiliated Shareholders adopt the Original Merger Agreement at a special meeting of Company's shareholders to be duly called and held for such purpose.

On March 10, 2016, the Company issued a press release announcing its entry into the Original Merger Agreement and the Original Limited Guarantee and filed the press release and the relevant agreements as exhibits to its Current Report on Form 8-K.

On April 5, 2016, Sidley and McLaughlin held a telephone conference, in which representatives of McLaughlin expressed Acquisition's preference, having determined that a merger in which the Company survives is a more efficient structure, that the transaction structure be reconsidered, proposing that Acquisition should be merged with and into the Company, with the Company surviving the Merger.

On April 6, 2016, McLaughlin provided to Sidley a draft of the Merger Agreement, which proposed to amend and restate the Original Merger Agreement such that Acquisition would be merged with and into the Company, with the Company surviving the Merger. Aside from changes throughout the draft Merger Agreement to conform to the proposed revised transaction structure, McLaughlin, on behalf of Acquisition, did not propose any additional substantive material changes to the Original Merger Agreement. In conjunction with the draft Merger Agreement, McLaughlin also provided a draft of the Voting Agreement, which it proposed to replace the Rollover Agreement. The proposed Voting Agreement contained the same agreement by the Principal Shareholders to vote the Principal Shares in favor of the transaction, but removed provisions related to a contribution of the Principal Shares to Acquisition, with such contribution no longer relevant under the proposed revised transaction structure. Lastly, McLaughlin also provided a draft of the Limited Guarantee, which contained only non-substantive changes to the Original Limited Guarantee necessary to conform to the Merger Agreement.

On April 7, 2016, the Company, with the assistance of Sidley, sent the drafts of the Merger Agreement, Voting Agreement and Limited Guarantee to the Special Committee, along with an explanation of the considerations that led McLaughlin to propose a revision to the transaction structure and the related proposed changes to the Original Merger Agreement and Original Limited Guarantee, and the replacement of the Rollover Agreement with the Voting Agreement.

In the next couple of days, the Special Committee held various discussions to carefully review and deliberate on the draft Merger Agreement, Voting Agreement and Limited Guarantee with the assistance of its legal counsel, Sidley. The Special Committee considered that the proposed change in transaction structure did not present a substantive difference in outcome for the Unaffiliated Shareholders, including that the cancellation of all outstanding Company Common Stock, except for the Principal Shares, and the amount of the Merger Consideration to be received by the Unaffiliated Shareholders would remain the same under the Merger Agreement as under the Original Merger Agreement. Similarly, the Special Committee considered that the drafts of the Voting Agreement and Limited Guarantee only contained changes necessary to conform the Rollover Agreement and Original Limited Guarantee, respectively, to the proposed revised transaction structure, and did not materially impact the substantive benefits of those agreements to the Unaffiliated Shareholders. Finally, the Special Committee reconsidered ROTH's oral opinion, which was subsequently confirmed in writing, that, as of March 8, 2016 and based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be paid to the holders of the Company's common stock (other than holders of the Excluded Shares) in the proposed merger was fair, from a financial point of view, to such holders, as described in more detail under "— Opinion of the Special Committee's Financial Advisor." The Special Committee considered that, because the revised proposed transaction structure was not material to the substantive outcome of the transaction to the Unaffiliated Shareholders, it could still rely on ROTH's opinion.

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Following those considerations, on April 12, 2016, the Special Committee, on behalf of the Company's board of directors, unanimously: (i) approved and declared advisable the Merger Agreement, and the transactions contemplated thereby, including the Merger; (ii) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, remain fair to and in the best interests of the Company and to the Company's Unaffiliated Shareholders; (iii) resolved to recommend that the Company's board of directors adopt and declare the advisability of the transactions contemplated by the Merger Agreement, including the Merger and approve the Mergre Agreement, the Voting Agreement and the Limited Guarantee.

Later on the same day, following the consideration of the recommendation of the Special Committee, the board of directors (with Mr. Chen and Ms. Fan abstaining in accordance with the Nevada Revised Statutes) unanimously, (i) authorized and approved the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting Agreement and the Limited Guarantee; and (ii) recommended that the Company's Unaffiliated Shareholders adopt the Merger Agreement at a special meeting of Company's shareholders to be duly called and held for such purpose.

On the same day, the Merger Agreement was executed by Acquisition and the Company; the Voting Agreement was executed by Mr. Chen and Ms. Fan and the Company; the Limited Guarantee was executed by Mr. Chen and Ms. Fan in favor of the Company; and Mr. Chen, Ms. Fan and Acquisition executed a termination agreement with respect to the Rollover Agreement.

On April 13, 2016, the Company issued a press release announcing the change to the transaction structure and its entry into the Merger Agreement, the Voting Agreement and the Limited Guarantee and filed the press release and the relevant agreements as exhibits to its Current Report on Form 8-K.

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger

Both the Special Committee and our board of directors determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is advisable and fair (both substantially and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders.

The Special Committee

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated the Merger, including the terms of the Merger Agreement. At a meeting on March 8, 2016, the Special Committee unanimously (a) determined that the Original Merger Agreement and the transactions contemplated thereby, on the terms and subject to the conditions set forth in the Original Merger Agreement, were advisable and fair (both substantially and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders and (b) recommended that our board of directors adopt and declare the advisability of the Original Merger Agreement and the transactions contemplated by the Original Merger Agreement, and recommend that the Company's shareholders approve the Original Merger Agreement. On April 12, 2016, the Special Committee unanimously (a) determined that the change in transaction structure was not material to the substantive outcome of the transaction to the Unaffiliated Shareholders, (b) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, remained advisable and fair (both substantially and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders and (c) recommended that our board of directors adopt and declare the advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommend that the Company's shareholders approve the Merger Agreement.

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In the course of reaching its determinations, the Special Committee considered a number of substantive factors and potential benefits of the Merger, each of which the Special Committee believed supported its decisions, including, but not limited to, the following factors (which are not listed in any relative order of importance):

●	the all-cash Merger Consideration, which will allow our Unaffiliated Shareholders an opportunity to immediately realize a fixed amount of cash for their investment, which amount the Special Committee believes to be fair to the Company's Unaffiliated Shareholders, without incurring brokerage and other costs typically associated with market sales and not to be exposed to the risks and uncertainties relating to the Company's prospects;

●	the current and historical market prices of our common stock, including the fact that the US$3.32 per share Merger Consideration represents an approximately 73% premium over the closing price of US$1.92 per share on the NASDAQ Capital Market on March 7, 2016 and an approximately 4.8%, 3.2% and 10.8% premium, respectively, over the 30-, 90-, and 180-trading day volume weighted average price on the NASDAQ Capital Market on October 26, 2015, the last trading day prior to the Company's announcement on October 27, 2015 that it had received the Buyer Group's going-private proposal;

●	the extensive negotiations with respect to the Merger Consideration, which led to an increase from US$3.17 per share to US$3.32 per share and the Special Committee's determination that US$3.32 per share was the highest price that the Buyer Group would agree to pay, with the Special Committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the Special Committee and its advisors, and that further negotiation ran the risk that the Buyer Group might determine to offer an amount less than US$3.32 per share, or abandon the transaction altogether, especially in view of the fact that the trading price of our common stock continued to decrease since the initial announcement of the receipt of the proposal, resulting in a significantly higher premium relative to the recent trading price of our common stock, in which event the Company's shareholders would lose the opportunity to accept the premium being offered;

●	the possibility that it could take a considerable period of time for the trading price of our common stock to reach and sustain at least the per share Merger Consideration of US$3.32 (or that such price would never be reached), as adjusted for the time value of money;

●	the limited trading volume of our common stock on the NASDAQ Capital Market;

●	the financial analysis reviewed by ROTH with our Special Committee, and the oral opinion to our Special Committee (which was confirmed in writing by delivery of ROTH's written opinion dated March 8, 2016), as to the fairness, from a financial point of view, of the US$3.32 per share Merger Consideration to be received by holders of the shares of Company Common Stock (other than holders of the Excluded Shares) in the Merger, as of March 8, 2016, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ROTH in preparing its opinion. Please see "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 27 for additional information.

●	the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

●	the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

o	the fact that the Buyer Group has all funds necessary to pay the Merger Consideration in accordance with the Merger Agreement;

o	the absence of a financing condition in the Merger Agreement;

o	the likelihood and anticipated timing of completing the Merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals, such as the U.S. and PRC antitrust approvals, in connection with the Merger;

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o	the fact that the Merger Agreement provides that, in the event of the failure of the Merger to be completed under certain circumstances, Acquisition will pay to the Company a US$375,000 termination fee and reimburse the Company for out-of-pocket expenses actually incurred in relation to pursuing the Merger, and the guarantee of such payment obligations by Mr. Chen and Ms. Fan, severally but not jointly, pursuant to the Limited Guarantee;

o	Acquisition's agreement in the Merger Agreement to use its reasonable best efforts to consummate the Merger;

o	the ability of the Company, under certain circumstances, based on the recommendation of the Special Committee, to withhold, withdraw, amend or modify its recommendation that our shareholders vote to approve the Merger Agreement;

o	the ability of the Company, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of the required shareholders approvals if our board of directors determines (upon recommendation of the Special Committee) in its good faith judgment that failure to do so would be inconsistent with its fiduciary duties;

o	the ability of the Company, subject to compliance with the terms and conditions of the Merger Agreement, to terminate the Merger Agreement prior to the receipt of the required shareholders approvals in order to accept an alternative transaction proposed by a third party that is a "superior proposal" (as defined in the Merger Agreement and further explained under "The Agreement and Plan of Merger—Competing Transactions" below);

o	the fact that the outreach to other potential bidders during the pre-signing market check has not resulted in any alternative acquisition proposals; and

o	the fact that, if the Merger is not completed, the continued expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002, and the need for the management of the Company to be responsive to Unaffiliated Shareholders' concerns and to engage in dialogue with Unaffiliated Shareholders, which can distract management's time and attention from the effective operation and improvement of the business

In addition, the Special Committee believes that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to our Unaffiliated Shareholders and to permit the Special Committee and our board of directors to represent effectively the interests of such Unaffiliated Shareholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

●	in considering the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee acted solely to represent the interests of the Unaffiliated Shareholders, and the Special Committee had independent control of its legal advisors in the extensive negotiations on behalf of such Unaffiliated Shareholders with the Buyer Group;

●	all of the directors serving on the Special Committee during the entire process were and are independent directors. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Shareholders other than continued indemnification rights for such directors following the completion of the Merger for certain claims and liabilities arising from their actions taken prior to the Effective Time of the Merger;

●	the Special Committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the Buyer Group and the transactions contemplated by the Merger Agreement from the date the committee was established, and no evaluation, negotiation, or response regarding the transactions or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the Special Committee had recommended such action to our board of directors;

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●	the recognition by the Special Committee that it had no obligation to recommend the approval of the Merger proposal from the Buyer Group or any other transaction;

●	the Special Committee held various meetings and met on various occasions to consider and review the terms of the Merger and the Merger Agreement, and each member of the Special Committee was actively engaged in the process on a continuous and regular basis;

●	the Special Committee was assisted in negotiations with the Buyer Group and in its evaluation of the Merger by ROTH and Sidley, its financial and legal advisors, respectively;

●	the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Buyer Group and its advisors, on the other hand, which, among other things, resulted in an increase in the Merger Consideration from US$3.17 per share to US$3.32 per share;

●	the fact that, under the terms of the Merger Agreement, the Company has the ability to consider and engage in discussions with respect to any unsolicited acquisition proposal that constitutes or could reasonably be expected to result in a superior proposal until the date our shareholders vote upon and approve the Merger Agreement;

●	the Company has the ability under certain circumstances to specifically enforce certain terms of the Merger Agreement;

●	the Company may under certain circumstances terminate the Merger Agreement in order to enter into an agreement relating to a superior proposal; and

●	the Unaffiliated Shareholders of the Company are entitled to exercise dissenters' rights and demand fair value for their shares of Company Common Stock as determined by a Nevada state district court, which may be determined to be more or less than the cash amount offered in the Merger.

The Special Committee also considered a variety of potentially negative factors, including the factors discussed below, concerning the Merger Agreement and the Merger (which are not listed in any relative order of importance):

●	the fact that the Company's Unaffiliated Shareholders will have no ongoing equity participation in the Company following the Merger, and that they will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of the shares of Company Common Stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to shareholders;

●	the possibility that the Buyer Group could sell part or all of the Company following the Merger to one or more purchasers at a valuation higher than that being paid in the Merger;

●	the restrictions on the conduct of the Company's business prior to the completion of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the Merger;

●	the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships, and the negative impact of a public announcement of the Merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

●	the risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by the Company's shareholders;

●	the risk of incurring substantial expenses related to the Merger, including in connection with any potential litigation related to the Merger;

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●	the Company will be required, under certain circumstances, to pay Acquisition, which will be beneficially owned by the Buyer Group, a termination fee of US$375,000 and to reimburse Acquisition for out-of-pocket expenses incurred in relation to pursuing the Merger reimbursement, in connection with the termination of the Merger Agreement;

●	the fact that since the Company became publicly listed in 2009, the highest historical closing price of our common stock (approximately US$76.25 per share) significantly exceeds the Merger Consideration offered to our Unaffiliated Shareholders;

●	the terms of the Buyer Group's participation in the Merger and the fact that the Buyer Group may have interests in the transaction that are different from, or in addition to, those of our Unaffiliated Shareholders (please see "The Merger—Interests of Certain Persons in the Merger" beginning on page 41 for additional information); and

●	the tax implications of an all cash transaction to our Unaffiliated Shareholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of information and factors considered by the Special Committee is not intended to be exhaustive, but includes all the material factors considered by the Special Committee. In view of the wide variety of factors considered by the Special Committee, the Special Committee found it impracticable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee may have, in their discretion, given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that our board of directors adopt, and our board of directors adopted, the Merger Agreement based upon the totality of the information presented to and considered by it.

In the course of reaching its conclusion regarding the fairness of the Merger to the Unaffiliated Shareholders and its decision to recommend the approval of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the Merger, the Special Committee considered advice from its legal counsel that "majority of the minority" voting provisions are sometimes included in Merger Agreements where controlling shareholders own a majority of a company's outstanding voting securities. The Special Committee also considered that, of the 1,646,988 shares of the Company's common stock held by unaffiliated shareholders, one such unaffiliated shareholder owns 924,514 shares of the Company's common stock, or approximately 56% of the unaffiliated shares of the Company's common stock. Additionally, the remaining unaffiliated shares of the Company's common stock are widely held by over 500 individual unaffiliated shareholders. The Special Committee discussed its concerns that utilizing a "majority of the minority" voting provision would (1) significantly increase, relative to the size of the proposed transaction, the time and expense associated with soliciting proxies from unaffiliated shareholders to approve the Merger, while also decreasing the likelihood of approval of the Merger and (2) give an inordinate advantage to the one unaffiliated shareholder owning a significant number of shares over the remaining unaffiliated shareholders. Ultimately, in the totality of the analysis of the key terms and conditions including, but not limited to, the provision of a Limited Guarantee by Mr. Minhua Chen and Ms. Yanling Fan, the mutual termination fee arrangement, a higher Merger Consideration of US$3.32, and voting undertakings in the Voting Agreement, the Special Committee agreed to accept Acquisition's proposal to eliminate the "majority of the minority" voting requirement. Additionally, the Special Committee considered financial analyses presented by ROTH. These analyses included, among others, selected public companies analyses, selected transaction analyses and discounted cash flow analyses. All of the material analyses as presented to the Special Committee on March 8, 2016 are summarized below under the caption "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 27. The Special Committee expressly adopted these analyses and the opinion of ROTH, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the Merger Agreement, including the Merger.

The Special Committee did not consider the liquidation value of the Company's assets because the Special Committee considers the Company to be a viable going concern business that will continue to operate regardless of whether the Merger is consummated, where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee believes that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going concern value. The Special Committee believes the analyses and additional factors it reviewed provided an indication of our going concern value. The Special Committee also considered the historical market prices of our common stock as described under the caption "Common Stock Transaction Information" beginning on page 60. The Special Committee did not consider the Company's net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company, as a factor. The Special Committee believes that net book value is not a material indicator of the value of the Company as a going concern, especially considering the Company's high level of seasonal volatility in regard to its income and unstable cash flow. As of December 31, 2015, the Company had a net book value per share of US$-5.15 based on the weighted average number of outstanding shares of Company Common Stock. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry.

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Position of the Board of Directors as to Fairness of the Merger and Recommendation of the Board of Directors

The Company's board of directors believes that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders.

In reaching these determinations, our board of directors considered and adopted:

●	the Special Committee's unanimous determination that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its Unaffiliated Shareholders; and

●	the Special Committee's unanimous recommendation that our board of directors adopt and declare the advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and that our shareholders approve the Merger Agreement at the special meeting.

In making these determinations, the Company's board of directors also considered a number of other factors, including the following material factors (which are not listed in any relative order of importance):

●	the consideration and negotiation of the Merger Agreement was conducted entirely under the control and supervision of the Special Committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee's authority with respect to the proposed merger;

●	following its formation, the Special Committee's independent control of the sale process with the advice and assistance of ROTH and Sidley as its financial advisor and legal advisor, respectively, reporting solely to the Special Committee;

●	the process undertaken by the Special Committee and its advisors in connection with evaluating the Merger, as described above in the section "The Merger—Background of the Merger" beginning on page 17;

●	the oral opinion of ROTH rendered to the Special Committee on March 8, 2016 (which was confirmed by delivery of ROTH's written opinion dated the same date) as to the fairness, from a financial point of view, to the Company's shareholders (other than holders of the Excluded Shares) of the consideration of US$3.32 per share Merger Consideration to be received by those shareholders in the Merger, as of March 8, 2016, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by ROTH in preparing its opinion. Please see "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 27 for additional information;

●	if the Merger is not completed, the continued expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002, and the need for the management of the Company to be responsive to Unaffiliated Shareholders' concerns and to engage in dialogue with Unaffiliated Shareholders, which can distract management's time and attention from the effective operation and improvement of the business;

●	as a publicly traded company, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce better short-term results, but over the long term might lead to a reduction in the per share price of its publicly traded equity securities. If the Company becomes a privately held entity, the Company's management may have greater flexibility to focus on improving the Company's financial performance without the constraints caused by the public equity market's valuation of the Company and the emphasis on short-term period-to-period performance; and

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●	(a) the offer price of US$3.32 per share from the Buyer Group represents a significant premium over recent market prices, and (b) the limited trading volume of the Company Common Stock on the NASDAQ Capital Market does not justify the costs of remaining a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 and other U.S. federal securities laws, which totalled approximately US$230,000 and US$250,000 for the fiscal years ended December 31, 2014 and 2015, respectively. With respect to (b) above, these costs are ongoing, comprise a significant element of our corporate overhead expenses, and are difficult to reduce. In addition to the direct out-of-pocket costs associated with SEC reporting and compliance, the Company's management and accounting staff, which comprise a handful of individuals, need to devote significant time to these matters. Furthermore, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and need not be disclosed by a non-reporting company, which might allow our actual or potential competitors, customers, lenders and vendors to access information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them.

Our board of directors did not consider other offers made by any unaffiliated person, other than as described in this proxy statement and prior filings with the SEC, as the Company was not aware of any firm offers made by any other persons during the two years prior to the date of Merger Agreement for (i) a merger or consolidation of the Company with another company, or vice versa, (ii) a sale or transfer of all or any substantial part of the Company's assets, or (iii) a purchase of the Company's securities that would enable such person to exercise control of the Company.

To the extent known by each filing person after making reasonable inquiry, except as set forth under "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger," no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the Merger and other transactions contemplated by the Merger Agreement.

Except as set forth under "The Merger—Background of the Merger," "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger," and "The Merger—Opinion of the Special Committee's Financial Advisor," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of the Unaffiliated Shareholders for purposes of negotiating the terms of the Merger and other transactions contemplated by the Merger Agreement and/or preparing a report concerning the fairness of the Merger and other transactions contemplated by the Merger Agreement.

After carefully considering the unanimous recommendation of the Special Committee and other factors, the Company's board of directors (with Mr. Chen and Ms. Fan abstaining in accordance with the Nevada Revised Statutes) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair (both substantively and procedurally) to, and in the best interests of, the Company and its shareholders (other than the holders of the Excluded Shares), and adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommends that our shareholders vote "FOR" the proposal to approve the Merger Agreement and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting, to approve the proposal to approve the Merger Agreement.

Opinion of the Special Committee's Financial Advisor

On March 8, 2016, ROTH rendered an oral opinion to our Special Committee (which was confirmed in writing by delivery of ROTH's written opinion dated March 8, 2016), to the effect that, as of March 8, 2016 based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ROTH in preparing its opinion, the US$3.32 per share Merger Consideration to be received by holders of the shares of Company Common Stock (other than holders of the Excluded Shares) in the Merger was fair, from a financial point of view, to such holders.

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ROTH's opinion was directed to our Special Committee and only addressed the fairness from a financial point of view of the US$3.32 per share Merger Consideration to be received by holders of the shares of Company Common Stock (other than holders of the Excluded Shares) in the Merger and does not address any other aspect or implication of the Merger. The summary of ROTH's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by ROTH in preparing its opinion. The opinion did not address the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, nor did it address the underlying business decision of the Special Committee, the board of directors, the Company, its security holders or any other party or entity to proceed with or effect the Merger or any terms or aspects of any voting, Limited Guarantee or other agreements to be entered into in connection with the Merger. ROTH's opinion should not be construed as creating any fiduciary duty on ROTH's part to any party or entity. ROTH's opinion and the summary of its opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, advice or a recommendation to our Special Committee or any shareholder as to how to act or vote with respect to the Merger or related matters.

In arriving at its opinion, ROTH:

●	reviewed certain publicly available financial statements and other business and financial information of the Company;

●	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

●	reviewed certain financial projections concerning the Company prepared by the management of the Company;

●	discussed the past and current operations, financial condition and the prospects of the Company with senior executives of the Company;

●	reviewed the reported prices and trading activity for the Company Common Stock;

●	reviewed the financial terms, to the extent publicly available, of certain comparable Acquisition Transactions we deemed comparable with the Merger and compared such financial terms with those of the Merger;

●	compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies we deemed comparable with the Company and its securities;

●	participated in certain discussions with representatives of the Special Committee and its legal advisors;

●	reviewed the Original Merger Agreement and a draft of the Original Limited Guarantee delivered to ROTH on March 1, 2016; and

●	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

For its opinion, ROTH assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, which formed a substantial basis for this opinion, and have further relied upon the assurances of the management of the Company that such information did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to the financial projections, ROTH was advised by management of the Company and assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, and ROTH expressed no view as to the assumptions on which they are based. In addition, ROTH assumed that the final executed Merger Agreement and Limited Guarantee would not differ in any material respect from the draft Original Merger Agreement and Original Limited Guarantee reviewed by ROTH, and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. ROTH also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed merger.

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ROTH is not a legal, tax, accounting or regulatory advisor. ROTH is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. ROTH expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Company Common Stock in the Merger. ROTH's opinion did not address the fairness of any consideration to be received by Mr. Minhua Chen, Ms. Yanling Fan or their affiliates or the Principal Shareholders pursuant to the Merger Agreement or to the holders of any other class of securities, creditors or other constituencies of the Company. ROTH's opinion did not address the underlying business decision of the Company to enter into the Merger or the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. ROTH did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company, nor was ROTH furnished with any such valuations or appraisals, nor did ROTH assume any obligation to conduct, nor did ROTH conduct, any physical inspection of the properties, facilities or other assets of the Company. ROTH did not evaluate the solvency of the Company under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. ROTH is not a legal expert, and for purposes of its analysis, ROTH did not make any assessment of the status of any outstanding litigation involving the Company and excluded the effects of any such litigation in its analysis. ROTH's opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date ROTH's opinion may affect the opinion and the assumptions used in preparing it, and ROTH did not assume any obligation to update, revise or reaffirm its opinion.

ROTH's opinion addressed only the fairness from a financial point of view, as of the date thereof, of the US$3.32 cash per share Merger Consideration to be received by the holders of the Company's common stock (other than the holders of Excluded Shares) in the proposed merger.  The issuance of ROTH's opinion was approved by a fairness opinion committee of ROTH.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by ROTH and reviewed by the Special Committee in connection with ROTH's opinion relating to the Merger and does not purport to be a complete description of the financial analyses performed by ROTH. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by ROTH or of its presentation to the Special Committee on March 8, 2016. The order of analyses described below does not represent the relative importance or weight given to those analyses by ROTH. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand ROTH's financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of ROTH's financial analyses.

In performing its analyses, ROTH made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger Agreement. ROTH does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

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Selected Publicly Traded Comparable Companies. In order to assess how the public market values shares of publicly traded companies similar to the Company, ROTH reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, ROTH deemed relevant to the Company. Although none of the selected companies is identical to the Company, ROTH selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction.  The selected comparable companies were:

Company	Ticker
Parks! America	PRKA
Leofoo	TSEC:2705
IFA Hotel	DB:IFA
Tuniu	TOUR
Aeon Fantasy	TSE:4343
H.I.S.	TSE:9603
Cedar Fair	FUN
Six Flags	SIX

For the Company and each of the selected companies, ROTH calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company's public filings for historical information and third-party research estimates for forecasted information.

In its review of the selected companies, ROTH considered, among other things, (i) market capitalizations (computed using closing stock prices as of March 7, 2016), (ii) enterprise values ("EV"), (iii) EV as a multiple of reported revenue for the latest twelve-month period ("LTM") as of September 30, 2015, and estimated revenue for calendar years 2015, 2016 and 2017, (iv) price to LTM and estimated calendar year 2015, 2016 and 2017 earnings, (v) projected growth rates for calendar years 2015 to 2016 and 2016 to 2017, (vi) LTM gross margins, EBITDA margins and net income margins, (vii) return on assets and (viii) EV as a multiple of tangible book value. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	TEV	EV/Revenue				EV/EBITDA				P/Earnings				Proj. Growth		LTM Margins (%)			ROA	EV/
Company	Ticker	Shares	3/7/16	3/7/16	3/7/16	LTM	CY15	CY16	CY17	LTM	CY15	CY16	CY17	LTM	CY15	CY16	CY17	15-16	16-17	Gross	EBITDA	Net	%	T. Book
Parks! America	PRKA	74.4	$0.08	$6.2	$9.5	2.1x	NA	NA	NA	7.8x	NA	NA	NA	10.1x	NA	NA	NA	NA	NA	87.6	27.1	13.6	7.8	2.9x
Leofoo	TSEC: 2705	330.3	$0.32	$106.5	$170.9	1.9x	NA	NA	NA	14.7x	NA	NA	NA	9.8x	NA	NA	NA	NA	NA	34.4	13.2	12.3	0.6	1.1x
IFA Hotel	DB: IFA	19.5	$6.04	$118.1	$195.2	1.4x	NA	NA	NA	6.2x	NA	NA	NA	7.7x	NA	NA	NA	NA	NA	31.3	23.2	11.4	3.8	1.1x
Tuniu	TOUR	95.5	$9.55	$912.0	$399.5	0.3x	0.3x	0.2x	0.1x	NM	NM	NM	NM	NM	NM	NM	NM	85.4%	37.5%	4.8	-18.9	-19.1	-18.5	1.1x
Aeon Fantasy	TSE: 4343	19.7	$18.32	$360.5	$408.2	0.9x	0.9x	0.7x	0.7x	7.9x	NA	NA	NA	60.8x	NA	NA	NA	25.9%	7.5%	10	11.7	1.3	3.2	2.2x
H.I.S.	TSE: 9603	69.0	$27.30	$1,884.7	$1,393.7	0.3x	0.3x	0.3x	0.3x	6.4x	6.2x	5.0x	4.4x	22.6x	NA	NA	NA	9.4%	12.7%	20.4	5.0	1.9	4.0	1.9x
Cedar Fair	FUN	55.8	$57.71	$3,220.9	$4,683.1	3.8x	3.8x	3.6x	3.5x	10.6x	10.2x	9.8x	9.3x	28.7x	22.4x	16.9x	15.7x	3.9%	3.9%	49.6	35.8	9.1	9.8	NM
Six Flags	SIX	95.6	$52.21	$4,991.2	$6,398.5	5.1x	5.2x	4.8x	4.6x	13.8x	13.7x	12.3x	11.4x	32.3x	33.8x	29.0x	27.1x	6.9%	4.8%	55.2	36.6	12.2	9.2	NM

	Min	19.5	$0.08	$6.2	$9.5	0.3x	0.3x	0.2x	0.1x	6.2x	6.2x	5.0x	4.4x	7.7x	22.4x	16.9x	15.7x	3.9%	3.9%	4.8	-18.9	-19.1	-18.5	1.1x
	25th PCTL	46.8	$4.61	$115.2	$189.1	0.8x	0.3x	0.3x	0.3x	7.1x	8.2x	7.4x	6.9x	9.9x	25.2x	19.9x	18.5x	6.9%	4.8%	17.8	10.0	1.8	2.5	1.1x
	Median	71.7	$13.93	$636.30	$403.8	1.7x	0.9x	0.7x	0.7x	7.9x	10.2x	9.8x	9.3x	22.6x	28.1x	22.9x	21.4x	9.4%	7.5%	32.9	18.2	10.2	3.9	1.5x
	75th PCTL	95.5	$33.53	$2,218.7	$2,216.1	2.5x	3.8x	3.6x	3.5x	12.2x	11.9x	11.0x	10.3x	30.5x	31.0x	26.0x	24.3x	25.9%	12.7%	51	29.3	12.3	8.1	2.1x
	Max	330.3	$57.71	$4,991.2	$6,398.5	5.1x	5.2x	4.8x	4.6x	14.7x	13.7x	12.3x	11.4x	60.8x	33.8x	29.0x	27.1x	85.4%	37.5%	87.6	36.6	13.6	9.8	2.9x

The Company	CNYD	3.9	$3.32	$13.0	$137.4	9.3x	11.8x	13.2x	14.6x	NM	NM	NM	NM	NM	NM	NM	NM	-10.0%	-10.0%	36.5	-15.0	-135.5	-3.2	3.1x

Notes to the tables:

Source: Capital IQ & Bloomberg. Projected financials based on median analyst estimates.

Enterprise value = market cap + debt – cash. All values in millions.

LTM as of 09/30/15.

All EV/EBITDA multiples less than 0 or greater than 50 are considered "NM".

All P/E multiples less than 0 or greater than 100 are considered "NM".

30

ROTH noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company's business. Accordingly, ROTH's comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

ROTH noted that the resulting multiples for the Company at the per share Merger Consideration of US$3.32 was above the high end of the various selected publicly traded comparable company multiples.

Selected Comparable Transaction Analysis.  ROTH reviewed and compared the purchase prices and financial multiples paid in selected other transactions primarily in the leisure, tourism, hotel, amusement park, resorts and cruise line space from January 1, 2010 to present that had publicly available data and that ROTH, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, ROTH calculated and compared the resulting enterprise value in the transaction as a multiple of LTM revenue and EBITDA. ROTH also calculated and compared the resulting price as a multiple of LTM earnings and book value. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyer	Transaction Value ($M)	EV/LTM REV	EV/LTM EBITDA	P/LTM E	P/BV
12/31/15	HNA Innovation	HNA Tourism Holding	$115.4	NM	-	NM	3.6x
12/18/15	China Intl. Travel	Nanhua	$416.6	2.1x	19.6x	31.2x	4.5x
12/9/15	Kuoni Travel	Thomas Cook	$80.4	0.3x	17.6x	-	-
11/13/15	USJ	NBCUniversal	$1,500.0	2.6x	-	-	-
9/24/15	Euro Disney	EDL Holding	$107.2	1.4x	15.8x	-	1.7x
5/26/15	Shanghai Oriental Pearl	Shanghai Oriental Pearl Media	$8,869.6	9.7x	39.1x	39.8x	5.1x
4/30/15	BHG S.A. - Brazil Hospitality	Latin America Hotels	$489.4	4.7x	17.3x	-	1.1x
3/20/15	HANATOUR Service	STIC Investments	$15.4	1.9x	15.7x	28.1x	5.2x
12/5/14	Hurtigruten	TDR Capital	$856.0	1.5x	7.9x	17.2x	2.7x
6/24/14	Co-operative Travel	Mawasem Travel & Tourism	$22.7	1.2x	-	-	-
3/31/14	China United Travel	Xiamen Dangdai	$48.2	17.5x	-	NM	3.7x
3/24/14	Dawn Properties	Lengrah Investments	$6.0	6.1x	20.7x	35.5x	0.4x
1/22/14	Port Aventura	KKR	$271.3	2.2x	-	-
2/15/13	New Zealand Experience	Rangatira	$14.1	1.5x	5.5x	9.2x	2.0x
12/10/12	Port Aventura Entertainment	InvestIndustrial	$134.3	1.2x	3.7x	-	-
3/12/12	Hurtigruten	Periscopus	$14.7	1.3x	11.9x	-	1.4x
1/18/12	Rusticas	Inversiones Mobiliarias	$153.2	12.9x	NM	-	6.8x
1/17/12	Vinpearl One-member	Vingroup	$940.5	19.9x	47.8x	49.3x	3.7x
11/30/11	Kumhoresort	Kumho Buslines	$241.0	3.9x	30.5x	-	1.2x
7/28/11	Beijing Bayhood	China Jiuhao	$63.8	2.8x	-	-	-
6/15/11	Hurtigruten	Home Capital	$9.1	1.3x	9.0x	NM	1.4x
3/9/10	Hurtigruten	Periscopus	$21.4	1.5x	10.9x	-	1.4x
1/26/10	Pierre & Vacances	-	$35.2	0.4x	6.3x	12.7x	1.0x

		Min	$6.0	0.3x	3.7x	9.2x	0.4x
		25th PCTL	$22.0	1.3x	8.7x	16.1x	1.4x
		Median	$107.2	2.0x	15.7x	29.6x	2.0x
		75th PCTL	$343.9	4.5x	19.8x	36.6x	3.7x
		Max	$8,869.6	19.9x	47.8x	49.3x	6.8x

		The Company	$137.4	9.3x	NM	NM	0.1x

ROTH noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company's business. Accordingly, ROTH's comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

31

ROTH noted that the EV to LTM revenue multiple for the Merger at the per share Merger Consideration of US$3.32 was at the high end of the EV to LTM revenue multiples for the comparable transactions. ROTH also noted that the price to book value multiple for the Merger at the per share Merger Consideration of US$3.32 was between the minimum and twenty-fifth percentile of the price to book value multiples for the comparable transactions.

Analyses of Implied Premia. ROTH reviewed and compared the offer price to certain closing prices in selected other transactions primarily in the amusement park space from January 1, 2010 to present that had publicly available data and that ROTH, in the exercise of its professional judgment, determined to be relevant. For each of the transactions, ROTH calculated and compared the premium of the offer price to (i) the closing price on the last trading day prior to the announcement of the offer, (ii) the closing price of seven days prior to the offer, and (iii) the closing price 30 days prior to the offer. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyer	Transaction Value ($M)	Target Stock Premium 1- Day Prior (%)	Target Stock Premium 7-Days Prior (%)	Target Stock Premium 30-Days Prior (%)
12/24/15	E-World Co.	E-Land Fashion	$29.4	0.0	1.9	-10.3
9/24/15	Euro Disney	EDL Holding	$107.2	-63.9	-64.3	-65.0
2/15/13	New Zealand Experience	Rangatira	$14.1	-12.2	-10.0	-10.0
5/21/09	USJ Co	Owl Creek Asset Management	$1,749.1	22.9	30.9	37.6
6/26/07	Puuharyhma Oyj	Aspro Parks	$49.5	45.9	41.6	41.7
12/31/05	Six Flags	Red Zone	$140.4	0.2	19.7	23.8
12/18/03	Parques Reunidos S.A.	Advent	$263.8	11.6	12.0	32.0
8/31/02	Grévin & Cie SA	Compagnie des Alpes	$208.4	34.5	34.8	34.0
7/19/02	Danoptra Limited	Motion Equity Partners	$166.6	17.2	17.2	15.3
6/27/00	Queensborough	Cloudburst Holdings	$14.1	-46.0	-46.0	-46.0

		Min	$14.1	-63.9	-64.3	-65.0
		25th PCTL	$34.4	-9.2	-7.0	-10.3
		Median	$123.8	5.9	14.6	19.5
		75th PCTL	$197.9	21.4	28.1	33.5
		Max	$1,749.1	45.9	41.6	41.7

		The Company	$136.8	9.9	11.2	3.4

ROTH compared the per share Merger Consideration of US$3.32 to closing price of the Company's on the day prior to the announcement of the Proposal Letter, to the closing price of the Company's shares seven days prior to the public announcement of the offer, and to the closing price of the Company's shares 30 days prior to the public announcement of the offer. ROTH noted that the implied premiums at the per share Merger Consideration of US$3.32 was above the median premium for comparable transaction premises for the day prior to an offer and between the twenty-fifth percentile and the median for comparable transaction premia for the seven days and 30 days prior to an offer.

32

Illustrative Analysis with Other U.S.-Listed Chinese Going Private Transactions. ROTH reviewed the EV to LTM revenue multiples, the EV to LTM EBITDA multiples and the premia paid or offered in transactions involving U.S.-listed Chinese companies that have either completed a going private transaction or that are or were subject to a going private offer. ROTH believes that both the general market for U.S.-listed Chinese companies as well as the specific market for privatizations of U.S.-listed Chinese companies are unique, and that the EV to LTM revenue and EBITDA multiples as well as the premia paid or offered in such transactions is a meaningful comparison for the Company's potential privatization (along with the other analyses performed by ROTH described in this proxy statement). The selected transactions analyzed are set out in the following table.

						Premium as a % of
Company	Date	Status	EV ($M)	EV/LTM REV	EV/LTM EBITDA	1 Day Prior	30 Day VWAP
China Ming Yang Wind Power Group	11/1/15	Announced	$364.2	0.3x	5.2x	13.1%	20.2%
SORL Auto Parts	10/31/15	Announced	$22.6	NM	0.5x	21.9%	38.3%
Youku Tudou	10/16/15	Announced	$4,317.0	5.3x	NM	30.2%	44.2%
iKang Healthcare Group	8/31/15	Announced	$1,221.0	3.9x	17.0x	10.8%	9.6%
Country Style Cooking Restaurant Chain	8/14/15	Announced	$44.0	0.2x	2.6x	18.9%	13.0%
eLong Inc	8/3/15	Announced	$476.0	3.0x	NM	24.1%	26.7%
Global-Tech Advanced Innovatons	8/1/15	Announced	$2.6	NM	NM	191.7%	169.3%
Mecox Lane	7/21/15	Announced	$31.0	0.6x	9.2x	17.7%	22.1%
E-Commerce China Dangdang	7/9/15	Announced	$357.0	0.3x	NM	20.0%	-17.0%
YY	7/9/15	Announced	$3,595.0	4.8x	17.2x	17.4%	-3.3%
China Neqstar Chain Drugstore	7/6/15	Announced	$78.0	0.2x	5.9x	18.2%	-1.7%
Kongzhong	6/29/15	Announced	$281.0	1.2x	7.3x	21.8%	15.7%
Momo	6/23/15	Announced	$3,118.0	47.5x	NM	20.5%	11.6%
Vimicro Interntional Corp	6/21/15	Announced	$403.0	3.9x	41.1x	9.5%	0.6%
China Information Technology	6/19/15	Announced	$220.0	3.6x	NM	31.9%	12.5%
Airmedia Group	6/19/15	Announced	$326.0	1.3x	NM	70.4%	-4.7%
iDreamSky Technology Limited	6/13/15	Announced	$481.0	2.5x	NM	-3.8%	34.1%
Bona Film	6/12/15	Announced	$1,047.0	3.3x	41.1x	6.5%	17.8%
Homeinns Hotel	6/11/15	Announced	$1,624.0	1.6x	7.4x	8.8%	19.5%
21 Vianet Group	6/10/15	Announced	$2,410.0	4.8x	32.6x	15.5%	18.0%
Renren	6/10/15	Announced	$1,022.0	13.9x	NM	2.2%	14.9%
E-House (China) Holdings	6/9/15	Announced	$901.0	1.0x	15.7x	10.0%	19.4%
JA Solar	6/5/15	Announced	$891.0	0.5x	4.1x	19.9%	4.8%
Mindray Medical	6/4/15	Announced	$1,958.0	1.5x	8.5x	-1.7%	-5.1%
Taomee Holdings	5/30/15	Announced	$55.0	1.4x	NM	20.0%	12.9%
China Mobile Games and Entertainment Group	5/18/15	Closed	$650.0	2.7x	12.7x	7.9%	6.9%
WuXi PharmaTech	4/29/15	Closed	$3,087.0	4.4x	21.5x	16.5%	17.2%
China Cord Blood	4/27/15	Announced	$216.0	2.1x	4.7x	-11.4%	8.5%
Xueda Education Group	4/20/15	Announced	$135.0	NM	NM	95.0%	86.3%
Sungy Mobile	4/13/15	Closed	$56.0	0.9x	NM	8.9%	17.8%
Jiayuan.com International	3/3/15	Announced	$67.0	0.6x	19.2x	3.4%	-0.7%
Perfect World	12/31/14	Closed	$662.0	1.1x	5.9x	28.2%	28.0%
Montage Technology Group	3/10/14	Closed	$504.0	4.0x	NM	31.7%	38.4%
Chindex International	2/17/14	Closed	$450.0	2.5x	37.2x	39.9%	44.9%
AutoNavi	2/10/14	Closed	$1,168.0	8.2x	NM	27.0%	36.8%
Shanda Games	1/27/14	Closed	$1,872.0	3.1x	8.2x	25.7%	50.0%
Noah Education	12/24/13	Closed	$22.0	0.6x	2.8x	26.7%	24.3%
Trunkbow International	12/10/13	Closed	$58.0	2.2x	5.5x	22.7%	25.5%
Giant Interactive	11/25/13	Closed	$2,368.0	6.2x	9.5x	18.5%	32.6%
Asia Green Agriculture	11/18/13	Closed	$33.0	0.3x	0.8x	10.0%	22.9%
RDA Microelectronics	10/25/13	Closed	$811.0	2.0x	12.9x	19.0%	23.0%
Charm Communications	9/30/13	Closed	$110.0	0.7x	NM	17.2%	15.0%
Exceed Company	8/17/13	Cancelled	($25.0)	NM	NM	19.5%	41.7%
Spreadtrum Communications	6/20/13	Closed	$1,485.0	1.7x	10.6x	39.1%	56.0%
ChinaEdu Corporation	6/20/13	Closed	$95.0	1.2x	4.5x	19.9%	18.5%
iSoftStone Holdings	6/6/13	Closed	$442.0	0.9x	14.9x	17.6%	26.6%
Le Gaga Holdings	5/21/13	Closed	$165.0	1.8x	3.7x	21.6%	NA
Pactera Technology International	5/20/13	Closed	$452.0	0.7x	8.7x	38.8%	39.7%
UT Starcom	3/27/13	Cancelled	$100.4	0.5x	NM	35.6%	22.6%
Ambow Education Holding	3/18/13	Cancelled	$103.6	0.5x	3.3x	-5.8%	0.7%
Camelot Information Systems	3/12/13	Closed	$36.0	0.1x	NM	36.7%	41.3%
Simcere Pharmaceutical	3/11/13	Closed	$519.0	1.5x	16.7x	21.4%	21.9%
New Energy Systems Group	3/4/13	Cancelled	$16.4	0.3x	NA	251.4%	217.1%
China Shenghuo Pharma	2/15/13	Effective	$0.7	0.4x	NA	NA	NA
MEMSIC	11/10/12	Closed	$69.0	1.3x	NM	153.0%	130.6%
China Shengda Packaging Group	10/15/12	Cancelled	$25.0	0.4x	4.2x	53.8%	40.3%
American Lorain Corp	10/15/12	Cancelled	$107.0	0.5x	3.6x	39.1%	26.4%
Yongye International	10/15/12	Closed	$357.0	0.5x	1.4x	48.2%	53.7%
Ninetown Internet Technology Group	10/12/13	Closed	$5.0	0.3x	NM	66.7%	54.9%
Feihe International	10/3/12	Closed	$275.0	1.0x	10.6x	21.3%	25.9%

33

						Premium as a % of
Company	Date	Status	EV ($M)	EV/LTM REV	EV/LTM EBITDA	1 Day Prior	30 Day VWAP
China Kanghui	9/27/12	Closed	$745.0	13.0x	28.2x	25.5%	23.5%
7 Days Group Holdings	9/26/12	Closed	$666.0	1.6x	7.2x	30.6%	44.3%
3SBio	9/12/12	Closed	$119.0	1.2x	4.5x	44.1%	NA
Syswin	9/7/12	Closed	$27.0	0.4x	NM	28.1%	44.4%
LJ International	8/13/12	Closed	$148.0	0.8x	9.3x	24.2%	23.5%
Focus Media Hodlings	8/12/12	Closed	$2,884.0	3.4x	9.1x	17.6%	40.1%
VanceInfo Technologies	8/10/12	Closed	$428.0	1.3x	15.8x	19.5%	16.0%
ShangPharma	7/6/12	Closed	$142.0	1.2x	8.2x	30.8%	40.6%
Yucheng Technologies	5/21/12	Closed	$79.0	0.9x	7.9x	26.4%	27.3%
China Nuokang	5/9/12	Closed	$83.0	1.9x	9.8x	56.8%	57.3%
China Mass Media Corp.	5/4/12	Closed	$3.5	0.1x	0.9x	100.0%	139.1%
Sino Gas International Holdings	4/28/12	Closed	$124.0	1.8x	8.7x	306.3%	312.3%
Shengtai Pharmaceutical	4/17/12	Under Review	$87.4	0.5x	5.6x	50.0%	71.4%
Winner Medical Group	4/1/12	Closed	$99.0	0.6x	5.1x	33.7%	35.7%
Zhongpin	4/1/12	Closed	$694.0	0.5x	6.5x	46.6%	36.4%
Gushan Environmental Energy	2/24/12	Closed	$35.0	0.2x	3.8x	34.1%	27.9%
China TransInfo Technology	2/19/12	Closed	$152.0	1.0x	8.2x	12.6%	25.6%
AsiaInfo-Linkage	1/20/13	Closed	$574.0	1.2x	5.4x	21.0%	50.3%
Pansoft Company Limited	1/7/12	Closed	$15.0	0.7x	8.1x	106.5%	85.6%
Jingwei International	1/6/12	Closed	$26.5	0.7x	6.0x	64.2%	67.1%
WSP Holdings Limited	12/13/11	Cancelled	$6.0	NM	NM	50.0%	39.6%
Andatee China Marine Fuel Services	11/23/11	Cancelled	$16.6	0.3x	4.4x	20.6%	36.8%
Global Education & Technology Group	11/19/11	Closed	$174.0	3.1x	22.1x	105.0%	213.1%
China GrenTech Corp	11/12/11	Closed	$218.0	0.8x	7.3x	23.0%	35.6%
Shanda Interactive Entertainment	10/15/11	Closed	$1,559.0	1.5x	7.8x	23.5%	25.0%
SOKO Fitness & Spa Group	7/25/11	Closed	$87.0	2.3x	5.8x	21.6%	NA
Tiens Biotech Group	6/27/11	Closed	$150.0	3.5x	15.9x	67.0%	39.9%
Funtalk China Holdings	3/25/11	Closed	$631.0	0.6x	7.3x	17.1%	31.7%
China Fire & Security Group	3/7/11	Closed	$233.8	2.9x	14.4x	43.8%	52.2%
China Security & Surveillance Technology	1/28/11	Closed	$754.0	1.1x	6.5x	33.2%	29.9%
Chemspec International	11/11/10	Closed	$289.0	1.9x	5.8x	28.2%	23.6%
Fushi Copperweld	11/3/10	Closed	$205.0	0.7x	3.0x	4.4%	-0.8%
Harbin Electric	10/10/10	Closed	$762.0	1.8x	6.7x	20.2%	36.3%
Tongjitang Chinese Medicines	4/8/10	Closed	$103.0	1.4x	NM	19.0%	21.0%
Sinoenergy	4/9/09	Closed	$69.8	2.0x	NA	48.4%	78.3%

		Min	($25.0)	0.1x	0.5x	-11.4%	-17.0%
		25th PCTL	$69.4	0.6x	5.1x	17.6%	17.8%
		Median	$216.0	1.2x	7.4x	22.9%	26.7%
		75th PCTL	$664.0	2.4x	12.7x	39.0%	41.5%
		Max	$4,317.0	47.5x	41.1x	306.3%	312.3%

The Company	10/27/15	Announced	$137.4	9.3x	NM	9.9%	4.8%

For each transaction, ROTH calculated the enterprise value based on the offer price and compared that to the LTM revenue and EBITDA for the target company. ROTH also calculated the premium per share paid or offered by the buying group by comparing the announced transaction value per share to the target company's closing stock price one day prior to the announcement of the transaction and to the target company's one day prior to the offer and the 30-day volume weighted average price prior to the announcement of the transaction.

ROTH noted that the EV to LTM revenue multiple for the Merger at the per share Merger Consideration of US$3.32 was between the seventy-fifth percentile and the maximum for other U.S.-listed Chinese going private transactions. ROTH noted that the implied premiums at the per share Merger Consideration of US$3.32 was between the minimum and twenty-fifth percentile for other U.S.-listed Chinese going private transaction premia for the day prior to an offer and for 30-day volume weighted average price prior to an offer.

General

The summary set forth above does not contain a complete description of the analyses performed by ROTH, but does summarize the material analyses performed by ROTH in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. ROTH believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the ROTH opinion. In arriving at its opinion, ROTH considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, ROTH made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be ROTH's view of the actual value of the Company.

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As described above, ROTH's opinion was only one of many factors considered by the Special Committee and the board of directors in making its determination to approve the Merger. ROTH was not requested to, and did not solicit any expressions of interest from any other parties with respect to any business combination with the Company.

ROTH is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. The Special Committee selected ROTH to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement on the basis of such experience and its familiarity with the market. ROTH has had no relationship with the Company, Acquisition or the Principal Shareholders in the past two years, except that in the ordinary course of business ROTH and its affiliates may acquire, hold or sell, for it and its affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. ROTH and its affiliates may in the future provide investment banking and other financial services to the Company and Acquisition and their respective affiliates for which ROTH would expect to receive compensation.

ROTH is acting as financial advisor to the Special Committee of the board of directors of the Company in connection with the Merger. Pursuant to its engagement letter with ROTH, the Company has agreed to pay ROTH a fixed fee upon the delivery of its fairness opinion to the Special Committee as well as a fixed fee upon the closing of the Merger. The fairness opinion fee is not contingent upon the Merger closing. These fees were determined by ROTH and proposed to the Special Committee. In addition, the Company has agreed to indemnify ROTH for certain liabilities that may arise out of its engagement by the Special Committee and the rendering of ROTH's opinion.

Reasons of the Buyer Group for the Merger

Under SEC rules governing "going private" transactions, each member of the Buyer Group is deemed to be an affiliate of the Company and is required to express its reasons for the Merger to the Company's Unaffiliated Shareholders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Buyer Group, the purpose of the Merger is to enable the Buyer Group to acquire control of the Company in a transaction in which the Unaffiliated Shareholders will receive US$3.32 per share of Company Common Stock. If the Merger is consummated, shares of the Company's common stock will cease to be publicly traded, and the Buyer Group will bear 100% of the risks and rewards of ownership of the Company.

The Buyer Group believes that, as a privately held entity, the Company's management will have greater flexibility to focus on improving the Company's long-term profitability without the constraints caused by the public equity market's valuation of the Company and emphasis on short-term period-to-period performance. As a privately held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results, but that could increase the Company's value over the long term. In contrast, as a publicly traded entity, the Company faces pressure from public shareholders and investment analysts to make decisions that might produce improved short-term results, but which are not necessarily beneficial to the Company in the long term.

As a privately held entity, the Company will also be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to Unaffiliated Shareholders' concerns and to engage in dialogue with Unaffiliated Shareholders can also at times distract management's time and attention from the effective operation and improvement of the business. Please see "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger" beginning on page 21 for additional information.

The Buyer Group did not consider any other form of transaction because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire 100% ownership and control of the Company.

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Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing "going private" transactions, each member of the Buyer Group is deemed to be an affiliate of the Company and is required to express its beliefs as to the fairness of the Merger to the Company's Unaffiliated Shareholders. The Buyer Group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended and should not be construed as a recommendation to any shareholder of the Company as to how to vote on the proposal to approve the Merger Agreement. The Buyer Group has interests in the Merger that are different from those of the Unaffiliated Shareholders of the Company by virtue of their continuing interests in the surviving corporation after the consummation of the Merger. These interests are described under "The Merger—Interests of Certain Persons in the Merger" beginning on page 41.

The Buyer Group believes that the interests of the Company's Unaffiliated Shareholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the Company's Unaffiliated Shareholders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were substantively and procedurally fair to such Unaffiliated Shareholders. The Buyer Group did not participate in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee's independent legal or financial advisors as to, the fairness of the Merger to the Company's Unaffiliated Shareholders. The Buyer Group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the Buyer Group to assist it in assessing the substantive and procedural fairness of the Merger to the Company's Unaffiliated Shareholders.

Based on their knowledge and analyses of available information regarding the Company, as well as discussions with the Company's management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Company's board of directors discussed in "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger " beginning on page 21 (which considerations and findings are adopted by the Buyer Group solely for the purposes of making the statements in this section), the Buyer Group believes the Merger is substantively fair to the Company's Unaffiliated Shareholders based upon the following factors:

●	the current and historical market prices of the Company Common Stock, including the fact that the Merger Consideration of US$3.32 per share represents a 9.9% premium over the closing price of US$3.02 per share on the NASDAQ Capital Market on October 23, 2015 (the last trading day prior to the date of the Proposal Letter), and a 3.3% premium over the 90-trading day volume weighted average price on the NASDAQ Capital Market through October 26, 2015, the last trading day before the Company's announcement on October 27, 2015 of the Company's receipt of the Buyer Group's going private proposal;

●	the all-cash Merger Consideration, which will afford the Unaffiliated Shareholders an opportunity to immediately realize a fixed amount of cash for their investment without incurring brokerage and other costs typically associated with market sales;

●	the Special Committee and, based in part upon the unanimous recommendation of the Special Committee, the Company's board of directors determined by the unanimous approval of those present at the meeting that the Merger is in the best interests of the Company's Unaffiliated Shareholders and declared it advisable to enter into the Merger Agreement, adopted resolutions approving the Company's execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and resolved to recommend that the shareholders approve the Merger Agreement;

●	Mr. Chen and Ms. Fan have each executed the Voting Agreement, pursuant to which they have each committed to provide their equity interests in the Company to Acquisition in exchange for equity interests in Acquisition, in accordance with the terms and conditions of the respective commitment letters;

●	Mr. Chen and Ms. Fan have each agreed to guarantee the obligations of Acquisition under the Merger Agreement to pay, under certain circumstances, a reverse termination fee to the Company and reimburse certain expenses of the Company;

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●	the Merger will provide liquidity for the Company's Unaffiliated Shareholders without incurring brokerage and other costs typically associated with market sales; and

●	the Unaffiliated Shareholders of the Company are entitled to exercise dissenters' rights and demand fair value for their shares of Company Common Stock as determined by a Nevada state district court, which may be determined to be more or less than the Merger Consideration.

The Buyer Group did not consider the Company's net book value, which is defined as total assets minus total liabilities, as a factor. The Buyer Group believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account quality of earnings, cash generation capability, the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry. Therefore, the Buyer Group does not believe that net book value reflects, or has any meaningful impact on, the market price of Company Common Stock or the fair market value of its assets or business, especially considering the Company's high level of seasonal volatility in regard to its income and unstable cash flow.

The Buyer Group did not consider the Company's liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern and because the Company will continue to operate its business following the Merger.

The Buyer Group did not establish, and did not consider, a going concern value for the Company Common Stock as a public company to determine the fairness of the Merger Consideration to the Company's Unaffiliated Shareholders. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company Common Stock, the Merger Consideration of US$3.32 per share represented a premium to the per share going concern value of the Company.

The Buyer Group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company's assets, or the purchase of the Company's common stock that would enable the holder to exercise control over the Company.

The Buyer Group did not receive any independent reports, opinions or appraisals from any outside party related to the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Shareholders.

The Buyer Group believes the Merger is procedurally fair to the Company's Unaffiliated Shareholders based upon the following factors:

●	the Special Committee, consisting entirely of directors who are not officers or employees of the Company and none of whom has any financial interest in the Merger that is different from that of the Unaffiliated Shareholders other than the members' continued indemnification rights for such members under the Merger Agreement, was established and given absolute authority to, among other things, formulate, establish, oversee and direct a process for the identification, solicitation, evaluation and negotiation of any potential sale transaction, evaluate and negotiate the terms of any proposed definitive or other agreements in respect of any potential sale transaction, make recommendations to the board of directors in respect of any potential sale transaction, including, without limitation, any recommendation to not proceed with or to recommend that the Company's shareholders reject a potential sale transaction;

●	the members of the Special Committee do not have any interests in the Merger different from, or in addition to, those of the Company's Unaffiliated Shareholders, other than the members' continued indemnification rights for these directors following the completion of the Merger for certain claims and liabilities arising from their actions or omissions taken prior to the Effective Time of the Merger;

●	the Special Committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the Special Committee in similar transactions;

●	the Buyer Group did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

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●	the Special Committee and the Company's board of directors had no obligation to recommend the approval of the Merger Agreement;

●	the Merger was unanimously approved by the Special Committee;

●	the Merger Consideration and other terms and conditions of the Merger Agreement were the result of extensive negotiations over an extended period of time between the Buyer Group and its legal advisors, on the one hand, and the Special Committee and its legal and financial advisors, on the other hand;

●	the Special Committee did not receive any alternative acquisition proposal from any other interested investors during the period between October 27, 2015, when the Company first announced its receipt of the going private proposal and March 8, 2016 when the Merger Agreement was executed;

●	the Special Committee received from ROTH, its financial advisor, an opinion, dated March 8, 2016, as to the fairness, from a financial point of view, to the Company's shareholders (other than holders of the Excluded Shares) of the consideration of US$3.32 per share to be received by those shareholders in the Merger, as of March 8, 2016, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by ROTH in preparing its opinion;

●	the Merger is not conditioned on any financing being obtained by Acquisition, thus increasing the likelihood that the Merger will be completed and the Merger Consideration will be paid to the Company's Unaffiliated Shareholders;

●	under the terms of the Merger Agreement, in certain circumstances prior to obtaining the requisite shareholders' approval of the Merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making alternative transaction proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the Merger Agreement;

●	the Company has the ability under certain circumstances to specifically enforce the terms of the Merger Agreement; and

●	the ability of the Company to terminate the Merger Agreement (in accordance with the terms of the Merger Agreement) upon acceptance of an alternative acquisition proposal.

The foregoing discussion of the information and factors considered and given weight by the Buyer Group in connection with their evaluation of the substantive and procedural fairness to the Company's Unaffiliated Shareholders of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by them. The Buyer Group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the substantive and procedural fairness of the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Company's Unaffiliated Shareholders. Rather, the Buyer Group made the fairness determinations after considering all of the foregoing as a whole. In addition, the Buyer Group considered and recognized the negative factors considered by the Special Committee and the Company's board of directors described under "The Merger—Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger", the consideration of which is expressly adopted here by the Buyer Group.

The Buyer Group believes these factors provide a reasonable basis for its belief that the Merger is both substantively and procedurally fair to the Company's Unaffiliated Shareholders. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder of the Company as to how such shareholder should vote with respect to the approval of the Merger Agreement.

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Effect of the Merger on the Company

The Merger Agreement provides that Acquisition will be merged with and into the Company on the terms and subject to the conditions in the Merger Agreement. After the Merger, Acquisition will no longer exist as a separate entity. The Company will be the surviving corporation and will continue to exist as the operating entity, owned entirely by the Principal Shareholders. Pursuant to the Merger Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive US$3.32 in cash, without interest and net of any applicable withholding taxes, except for the Excluded Shares. Shares with respect to which dissenters' rights have been properly exercised and not withdrawn or lost will be cancelled in consideration for the right to receive the fair value of such dissenting shares in accordance with the Nevada Revised Statutes. The shares of Company Common Stock are currently listed on the NASDAQ Capital Market under the symbol "CNYD." After completion of the Merger, the Principal Shares will be the only issued and outstanding shares of the surviving corporation and the Company will cease to be a publicly traded company and will instead be a privately held company owned directly by the Buyer Group. Following the completion of the Merger, the shares of Company Common Stock will cease to be listed on the NASDAQ Capital Market, and price quotations with respect to sales of Company Common Stock in the public market will no longer be available. In addition, registration of Company Common Stock under the Exchange Act may be terminated upon the Company's application to the SEC if the Company Common Stock is not listed on a national securities exchange. After the termination of registration of the Company Common Stock, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. After the termination of registration of the Company Common Stock, you will no longer enjoy the rights or protections that the United States federal securities laws provide. You will not own any shares of capital stock of the surviving corporation, and you will cease to have any rights in the Company as a shareholder. We have attached the Merger Agreement to this proxy statement as Annex A. We encourage you to read the entire Merger Agreement carefully, because it is the legal document that governs the Merger.

Effects on the Company if the Merger is not Completed

If our shareholders do not approve the Merger Agreement, or if the Merger is not completed for any other reason, our shareholders will not receive Merger Consideration for their shares of Company Common Stock provided by the Merger Agreement. Instead, unless the Company is sold to a third party, we will remain an independent publicly traded company. The Company's management expects to operate the business in a manner similar to that in which it is being operated today, and our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. From time to time, the board of directors of the Company will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate. If our shareholders do not approve the Merger Agreement, or the Merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the Merger Agreement, under certain circumstances the Company is permitted to terminate the Merger Agreement and enter into an agreement with respect to an alternative transaction. Also, under other circumstances, if the Merger is not completed, the Company may be obligated to pay to Acquisition a termination fee. See "The Agreement and Plan of Merger—Termination Fees and Reimbursement of Expenses" beginning on page 57 for additional information.

Plans for the Company after the Merger

If the Merger is completed, the Principal Shares will be the only issued and outstanding shares of common stock of the Company. Except for the Principal Shareholders, none of our current shareholders will have any ownership interest in, or be a shareholder of, the Company after the completion of the Merger. As a result, our current shareholders (other than the Principal Shareholders) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the Merger, the Principal Shareholders will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the closing (other than shares which are owned by the Company or any of its subsidiaries or owned by the Principal Shareholders) will be converted into the right to receive the Merger Consideration.

After the Effective Time of the Merger, the Buyer Group anticipates that the Company will continue its current operations, except that it will cease to be an independent publicly traded company and will instead be wholly-owned by the Buyer Group. After the Effective Time of the Merger, the directors of Acquisition immediately prior to the Effective Time of the Merger will become the directors of the Company, and the officers of the Company immediately prior to the Effective Time of the Merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The Company will no longer be subject to the federal securities laws of the United States, including the Exchange Act and the Sarbanes-Oxley Act of 2002, or NASDAQ compliance and reporting requirements, and the related direct and indirect costs and expenses.

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Except for the transactions contemplated by the Merger Agreement, the Company does not have any current plans, proposals or negotiations that relate to or would result in any of the following:

●	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

●	any other material changes to the Company's corporate structure or otherwise in the Company's business.

The above prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained elsewhere in this proxy statement and the Company's public filings with the SEC.

BY INCLUDING IN THIS PRELIMINARY PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS.

Alternatives to the Merger

 The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on October 28, 2015, in response to the receipt of the Proposal Letter from Mr. Chen and Ms. Fan on October 24, 2015 indicating their interest and preliminary proposal regarding a potential going-private transaction. The Special Committee has considered certain potential transactions involving the Company (including the going-private transaction and the possibility of remaining an independent entity) on its own and with the assistance of its independent financial and legal advisors. Since the Company's receipt of the Proposal Letter from the Buyer Group, which was announced via press release on October 27, 2015 and filed with the SEC on that same date, the Company has not received any actionable offer from any third party for (a) a merger or consolidation of the Company with another company, (b) a sale or transfer of all or substantially all of the Company's assets or (c) a purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over the Company. The Special Committee also took into account that, under certain circumstances prior to the receipt of the required shareholder approval, the Company can terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to a superior proposal, subject to the payment to Acquisition of a termination fee of US$375,000, plus reimbursement of reasonable out-of-pocket expenses, including attorney's fees, under certain circumstances, as set forth in the Merger Agreement. In this regard, the Special Committee recognized that it has flexibility under the Merger Agreement, subject to the contractual rights of the Buyer Group, to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party.

Financing of the Merger

The Buyer Group estimates that the total amount of funds necessary to consummate the Merger and related transactions, including the payment of fees and expenses in connection with the Merger, will be approximately US$5,513,000. The Buyer Group expects to fund this amount through cash on hand, provided to Acquisition by Mr. Chen and Ms. Fan.

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Voting Agreement

On March 8, 2016, Mr. Chen, Ms. Fan and Acquisition entered into the Rollover Agreement pursuant and subject to which Mr. Chen and Ms. Fan collectively committed to contribute their shares of Company Common Stock to Acquisition as part of the transactions contemplated by the Original Merger Agreement, and also committed to vote any Company Common Stock owned by them in favor of the Original Merger Agreement and the transactions contemplated thereby. On April 12, 2016, in conjunction with the parties' entering into the Merger Agreement, the Company and the Principal Shareholders, Mr. Chen and Ms. Fan, entered into the Voting Agreement, replacing the Rollover Agreement, pursuant to which each of the Principal Shareholders irrevocably agreed that he or she will appear at the special meeting and any other shareholders' meeting and vote (or cause to be voted) all shares of Company Common Stock beneficially owned by him or her, as applicable, in favor of the approval and adoption of the Merger Agreement. In conjunction with the execution of the Voting Agreement, the parties entered into a termination agreement with respect to the Rollover Agreement.

Limited Guarantee

 Concurrently with the execution of the Merger Agreement, the guarantors, Mr. Chen and Ms. Fan, delivered the Original Limited Guarantee pursuant to which each of them agreed to, severally but not jointly, guarantee each of their respective percentage of the obligations of Acquisition under the Original Merger Agreement to pay, under certain circumstances in which the Original Merger Agreement is terminated, a reverse termination fee of US$375,000 to the Company and to reimburse certain expenses incurred by the Company, including all of the reasonable documented out-of-pocket expenses, including attorney's fees, incurred by the Company if the required shareholder approval is not obtained at the special meeting. In conjunction with the execution of the Merger Agreement on April 12, 2016, Mr. Chen and Ms. Fan delivered an amended and restated limited guarantee (the "Limited Guarantee"), in which only non-substantive changes were made to conform to the Merger Agreement.

The Limited Guarantee will terminate as of the earliest of: (i) the Effective Time of the Merger, (ii) all of the obligations under the Limited Guarantee having been paid in full, and (iii) the date falling 30 days from the date of the termination of the Merger Agreement in accordance with its terms if the Company has not presented a bona fide written claim for payment under the agreement by such date.

Limitation of Liability

Other than any equitable remedies the Company may be entitled to, the Company's right to terminate the Merger Agreement and receive payment of (i) a reverse termination fee of US$375,000 from Acquisition in connection with the Merger and (ii) any reimbursement of costs and expenses pursuant to the Merger Agreement, are the sole and exclusive remedies of the Company against Acquisition as described in the Merger Agreement with respect to any loss or damage suffered as a result of any breach of the Merger Agreement or failure of the transactions contemplated by the Merger Agreement to be consummated.

Other than any equitable remedies Acquisition may be entitled to, the right of Acquisition to receive payment of (i) a termination fee of US$375,000 and (ii) any reimbursement of costs and expenses pursuant to the Merger Agreement, are the sole and exclusive remedies of Acquisition (and its respective affiliates and representatives) against the Company and certain related parties as described in the Merger Agreement with respect to any loss or damage suffered as a result of any breach of the Merger Agreement or failure of the transactions contemplated by the Merger Agreement to be consummated.

Acquisition is entitled to specific performance of the terms under the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Pursuant to the Limited Guarantee agreement, the Company is entitled to an injunction, specific performance or other equitable remedies to cause Mr. Chen and Ms. Fan to fund the Merger Consideration in certain circumstances. However, under no circumstances is the Company permitted or entitled to both a grant of specific performance that results in completion of the Merger and payment of all or any portion of the reverse termination fee.

Interests of Certain Persons in the Merger

In considering the recommendation of the Special Committee and our board of directors with respect to the Merger, you should be aware that each Principal Shareholder has interests in the transactions that are different from, and/or in addition to, the interests of our shareholders generally. The Company's board of directors and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, and recommend that our shareholders vote in favor of approving the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

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Interests of Continuing Shareholders in the Merger

As a result of the Merger, the Principal Shareholders will hold 100% of the equity interests of the Company immediately following the completion of the Merger. The Principal Shareholders will enjoy the benefits from any future earnings and growth of the Company after the Merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Acquisition as Merger Consideration to the Company's shareholders who are not members of the Buyer Group in the Merger. The Principal Shareholders will also bear the risks of any possible decreases in the future earnings, growth or value of the Company and they will have no certainty of any future opportunity to sell their shares in the Company at an attractive price, or that any dividends paid by the Company will be sufficient to recover their investment.

The Merger may provide additional means to enhance shareholder value for the Principal Shareholders, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

Indemnification and Insurance

Pursuant to the Merger Agreement, the parties have agreed that:

●	the articles of incorporation and bylaws (or comparable organizational documents) of the surviving corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the articles of incorporation and bylaws (or comparable organizational documents) of the Company as in effect on the date of the Merger Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time of the Merger in any manner that would adversely affect the rights thereunder of former or present directors or officers of the Company, unless such modification shall be required by law;

●	the indemnification, advancement of expenses and exculpation provisions of certain indemnification agreements and employment agreements by and among the Company or its subsidiaries and their respective directors, officers or employees, as in effect at the Effective Time of the Merger, will survive the Merger and may not be amended, repealed or otherwise modified for six years from the Effective Time of the Merger in any manner that would adversely affect the rights of the current or former directors, officers or employees of the Company or any subsidiaries; and

●	from and after the Effective Time of the Merger, subject to certain conditions, the surviving corporation will comply with all of the Company's obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (a) the present and former directors or officers of the Company or any of its subsidiaries against damages arising out of, relating to or in connection with (i) the fact that such party is or was a director or officer of the Company or such subsidiary, or (ii) any acts or omissions occurring or alleged to have occurred before or at the Effective Time of the Merger to the extent provided under the Company and its subsidiaries' respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, including the approval of the Merger Agreement; and (b) such persons against all damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

The Special Committee

On October 28, 2015, our board of directors established a Special Committee of directors to consider the proposal from the Buyer Group and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The Special Committee is composed of three independent directors— Mr. Renjiu Pei, Mr. Chunyu Yin and Mr. Fucai Huang, with Mr. Renjiu Pei serving as chairman. Other than their indemnification rights under the Merger Agreement, none of the members of the Special Committee has a financial interest in the Merger or any of the transactions contemplated by the Merger Agreement and none of them is related to any member of the Buyer Group. Our board of directors did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.

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Position with the Surviving Corporation

After completion of the Merger, Mr. Chen and Ms. Fan expect to continue to serve as the Chairman of the Board of Directors and Chief Executive Officer, and Chief Operating Officer of the Company. After completion of the Merger, the directors of the surviving corporation shall consist of the directors of Acquisition as of immediately prior to the completion of the Merger, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the surviving corporation's articles of incorporation and bylaws. The officers of the surviving corporation shall consist of the officers of the Company as of immediately prior to the completion of the Merger, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the surviving corporation's articles of incorporation and bylaws.

As of the date of this proxy statement, except as described in this proxy statement, no member of the Company's management has entered into any amendments or modifications to his or her existing employment arrangements with the Company in connection with the proposed transaction, nor has any member of the Company's management entered into any employment or other agreement with Acquisition or its affiliates.

Acquisition has not indicated that it or its affiliates may pursue agreements, arrangements or understandings with the Company's executive officers, which may include cash, stock and co-investment opportunities. However, prior to the Effective Time of the Merger and with the prior written consent of the Special Committee, Acquisition may initiate negotiations of these agreements, arrangements and understandings, and may enter into definitive agreements regarding employment with, or the right to participate in the equity of, the surviving corporation on a going-forward basis following completion of the Merger.

Relationship between the Company and the Buyer Group

 Mr. Chen has been the Chairman, President and Chief Executive Officer of the Company since November 2007. He is also the Chairman of the Board of Directors, Chief Executive Officer, and Treasurer of Acquisition. Ms. Fan has served as the Chief Operating Officer of the Company since 2001 and a Director of the Company since 2007. Ms. Yanling Fan also serves a Director, the Chief Operating Officer and the Secretary of Acquisition. The Merger is a going private transaction, which will result in Mr. Chen and Ms. Fan owning all of the outstanding common stock of the Company after the Merger is consummated. Mr. Chen and Ms. Fan each received compensation for their services in their respective roles for the Company. Mr. Chen and Ms. Fan recused themselves from the deliberations and the board of directors' determination with respect to the Merger Agreement and the Merger.

Except as set forth above and elsewhere in this proxy statement, no member of the Buyer Group nor any of their respective directors, executive officers or other affiliates engaged in any transactions with us or any of our directors, officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Dividends

The Company has not paid any cash dividends on its common stock, and does not currently intend to pay cash dividends in the foreseeable future.

Regulatory Matters

The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the Merger other than the approvals, filings or notices required under the U.S. federal securities laws and the filing of the articles of merger with the Secretary of State of the State of Nevada with respect to the Merger.

Fees and Expenses

Fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
Financing fees and expenses and related professional fees	US$
Financial advisory fees and expenses	US$
Legal fees and expenses	US$
Special Committee fees	US$
Miscellaneous (including printing, proxy solicitation, filing fees, mailing costs, etc.)	US$
Total	US$

These expenses will not reduce the Merger Consideration to be received by the Company's shareholders. Except for the right to reimbursement of costs and expenses under certain circumstances, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay such costs and expenses.

Delisting and Deregistration of the Company Common Stock

If the Merger is completed, the Company Common Stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

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THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Company's board of directors for use at the special meeting to be held ________, 2016 starting at ____ (Beijing time), at the offices of the Company located at 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China 350003, or at any postponement or adjournment thereof. At the special meeting, holders of Company Common Stock will be asked to vote upon the proposal to approve the Merger Agreement, and to approve the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

The Merger is subject to the approval of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of at least a majority of the issued and outstanding shares of Company Common Stock on the record date in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes. If our shareholders fail to approve the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have set the close of business, Beijing time, on ________, 2016 as the record date for the special meeting, and only holders of record of Company Common Stock and Company preferred stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company Common Stock or Company preferred stock at the close of business on the record date. On the record date, there were _________ shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. Once a share of Company Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.

Attendance

Shareholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive on time at the address listed above with your proxy card and a form of valid photo identification. To obtain directions to attend the special meeting, call Jocelyn Chen at +86 (591) 28082230. If you are a beneficial owner of shares held in street name and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares in their name prior to the meeting and obtain from them a valid proxy issued by them in your name giving you the right to vote the shares registered in their name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the issued and outstanding shares of Company Common Stock as of the record date for the special meeting in accordance with the Company's articles of incorporation and bylaws and the Nevada Revised Statutes. For the proposal to approve the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN". Abstentions will not be counted as votes cast in favor of the proposal to approve the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. Abstentions or non-votes will result in a loss of your dissenters' and appraisal rights.

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If your shares of Company Common Stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares of Company Common Stock, the "shareholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of Company Common Stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company Common Stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

 Under the rules of the NASDAQ Capital Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company Common Stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. Broker non-votes will have no effect on the outcome of the proposal to adjourn or postpone the special meeting.

 The proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement will be approved if more holders of the shares of the Company Common Stock present in person or by proxy and entitled to vote on the proposal vote in favor of the proposal than against the proposal. For the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN". For purposes of this proposal, if you have given a proxy and abstained on this proposal, such abstention will have no effect on the outcome of this proposal. If there are broker non-votes on the issue, such broker non-votes will have no effect on the outcome of this proposal.

If you are a shareholder of record, you may submit your proxy or vote your shares of Company Common Stock on matters presented at the special meeting in any of the following ways:

By Telephone: You may submit your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.

Via the Internet: You may submit your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.

By Mail: You may submit your proxy by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company Common Stock will be voted by the persons named in the proxy in accordance with the recommendations of the Company's board of directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to shareholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.

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Please note that if you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Board Secretary, Jocelyn Chen, by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted "FOR" the proposal to approve the Merger Agreement and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

If you have any questions or need assistance voting your shares, please call [American Stock Transfer & Trust Company] at + [       ], or toll-free at [      ].

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of ________, 2016, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, ________ shares of Company Common Stock (excluding shares issuable upon the exercise of options and restricted stock units as of such date), representing __% of the outstanding shares of Company Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company Common Stock "FOR" the proposal to approve the Merger Agreement and "FOR" the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

At the close of business, Beijing time, on ________, 2016, the record date, ________ shares of Company Common Stock were outstanding and entitled to vote at the special meeting. On the record date, the Buyer Group owned ________ shares of Company Common Stock. These represent approximately __% of the total outstanding shares of Company Common Stock. Mr. Chen and Ms. Fan have agreed, under the Voting Agreement, to vote in favor of the proposal to approve the Merger Agreement. Accordingly, based on the ________ shares of Company Common Stock outstanding on the record date, more than 50% of the shares of Company Common Stock will be voted in favor of the proposal to approve the Merger Agreement.

Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to approve the Merger Agreement, which will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

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If you are a shareholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is submitted at the special meeting by:

●	submitting a new proxy by telephone or via the Internet after the date of the earlier submitted proxy;

●	signing another proxy card with a later date and returning it to us prior to the special meeting; or

●	attending the special meeting and voting in person.

Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to Jocelyn Chen, our Board Secretary. If delivered by Internet, please email jocelynchen@yidacn.net. If sent by mail or facsimile, please send it to China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China 350003, Attn: Jocelyn Chen, Board Secretary or via facsimile to +86 (591) 28308358. Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that shareholder. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company's shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. If the Merger Agreement is approved at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed before the end of the third quarter of fiscal year 2016.

Payment of Solicitation Expenses

The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Company Common Stock and in obtaining voting instructions from those owners.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [American Stock Transfer & Trust Company] at + [       ], or toll-free at [       ].

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THE AGREEMENT AND PLAN OF MERGER

This section of the proxy statement describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. This description is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This description of the Merger Agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Merger

The Merger Agreement provides for the Merger of Acquisition with and into the Company, with the Company surviving the Merger, upon the terms, and subject to the conditions, of the Merger Agreement. Acquisition is a Nevada company formed solely for purposes of the Merger. If and only after the Merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by the Special Committee and Acquisition, which will be no later than the fifth business day immediately following the date on which all of the closing conditions have been satisfied or waived. At the closing, Acquisition and the Company will file articles of merger with respect to the Merger with the Secretary of State of the State of Nevada. The Merger will become effective upon such filing or on such other date as Acquisition and the Company shall agree in writing that will be specified in the articles of merger.

We expect the Merger to be completed before the end of the third quarter of 2016, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived; however, we intend to complete the Merger as promptly as practicable.

Articles of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers of the Surviving Corporation

Upon completion of the Merger, the articles of incorporation and bylaws of Acquisition, as in effect at the Effective Time of the Merger, will be the articles of incorporation and bylaws of the surviving corporation (except that at the Effective Time of the Merger, they will be amended to reflect that the name of the surviving corporation is "China Yida Holding, Co."). The directors of Acquisition immediately prior to the Effective Time of the Merger will become the directors of the surviving corporation and the officers of the Company immediately prior to the Effective Time of the Merger will remain the officers of the surviving corporation.

Treatment of Common Stock

At the Effective Time of the Merger, each issued and outstanding share of Company Common Stock, other than the Excluded Shares, will be cancelled and converted into the right of its holder to receive US$3.32 in cash without interest and net of any applicable withholding taxes. No payment or distribution shall be made to the holders of such Excluded Shares. Following the Merger, the Principal Shares will be the only issued and outstanding shares of the Company. Shares with respect to which dissenters' rights have been properly exercised and not withdrawn or lost will be cancelled, but will not be converted into the right to receive the per share Merger Consideration, and may be entitled to appraisal of their fair value. See "Dissenters' Rights for Holders of Common Stock" beginning on page 61 for additional information.

Exchange Procedures

Prior to the Effective Time of the Merger, Acquisition will deposit, or cause to be deposited with American Stock Transfer & Trust Company, LLC ("AST"), cash in an amount sufficient to pay the aggregate Merger Consideration under the Merger Agreement. The cash deposited, prior to the Effective Time of the Merger, shall be held on behalf of Acquisition and, from and after the Effective Time of the Merger, shall be held for the benefit of the holders of the shares of Company Common Stock (other than holders of the Excluded Shares). Promptly after the Effective Time of the Merger (but in no event later than three business days following the Effective Time of the Merger), the surviving corporation will instruct the paying agent to mail to each shareholder of record (other than holders of the Excluded Shares) (a) a letter of transmittal in customary form and (b) instructions for effecting the surrender of any stock certificates in exchange for the applicable Merger Consideration. Upon surrender of the stock certificates, or receipt of an "agent's message" by the paying agent if the shares are represented by book-entry interests, each record holder of such stock certificates or book-entry interests will receive an amount (after giving effect to any required tax withholdings), equal to (i) the number of shares represented by the stock certificates or book-entry interests multiplied by (ii) the per share Merger Consideration, without interest.

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Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Acquisition, and representations and warranties made by Acquisition to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party or parties prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Acquisition include representations and warranties relating to, among other things:

●	due organization, existence, good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) and authority to carry on the Company's businesses;

●	the Company's corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

●	the declaration of advisability and recommendation to the shareholders of the Company of the Merger Agreement and the Merger by the board of directors of the Company, acting upon the unanimous recommendation of the Special Committee, and the approval of the Merger Agreement and the Merger by the board of directors of the Company, acting upon the unanimous recommendation of the Special Committee;

●	the vote of the Company's shareholders required to approve the Merger Agreement;

●	the absence of violations of, default under, material breach of, or conflict with, the governing documents of the Company and its subsidiaries, any law applicable to the Company and its subsidiaries and certain agreements of the Company and its subsidiaries as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

●	governmental consents and approvals in connection with the transactions contemplated by the Merger Agreement;

●	the Company's capitalization, the absence of preemptive or other rights with respect to the share capital of the Company, or any securities that give their holders the right to vote with the Company's shareholders; the absence of any agreements to acquire from the Company, or that obligate the Company to issue, any capital stock or other equity or voting interest in the Company; the absence of encumbrances on the Company's ownership of the equity interests of its subsidiaries; the absence of outstanding contractual obligations of the Company or any of its subsidiaries to repurchase or otherwise acquire the share capital of the Company or any of its subsidiaries, as the case may be, or to provide funds or make investment in such subsidiaries or any other person;

●	the subsidiaries of the Company, the absence of violations of preemptive right or other rights with respect to the share capital of such subsidiaries, and the absence of encumbrances on the Company's or its subsidiaries' ownership of the equity interests of such subsidiaries;

●	the Company's SEC filings since December 31, 2014 and the financial statements included or incorporated by reference in such SEC filings;

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●	the absence of a "Company Material Adverse Effect" (as defined below) and the absence of certain other changes or events since September 30, 2015 through the date of the Merger Agreement;

●	material contracts and the absence of any default under, or material breach or violation of, any material contract;

●	tax matters;

●	the possession of governmental permits, consents or approvals necessary for the Company or its subsidiaries to own or use its properties or to carry on its business; the absence of default under or violations of any law applicable to the Company or any of its subsidiaries;

●	the compliance with laws applicable to the Company and its subsidiaries in the jurisdictions in which the Company and its subsidiaries operate;

●	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

●	the receipt of a fairness opinion from the financial advisor to the Special Committee;

●	the absence of a shareholder rights agreement and the inapplicability of Nevada anti-takeover statutes to the Merger; and

●	the absence of any other representations and warranties made by the Company to Acquisition, other than the representations and warranties made by the Company in the Merger Agreement.

Many of the representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any event, circumstance, change or effect that, either individually or in the aggregate, has had, or reasonably would be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; provided, however, in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been or would reasonably expected to be, a Company Material Adverse Effect:

i.	changes in general economic conditions in the United States, the PRC or any other country where the Company or its subsidiaries operate;

ii.	changes in the securities markets, capital markets, credit markets or other financial markets in the United States, the PRC or any other country where the Company or its subsidiaries operate;

iii.	changes in the conditions in the industries in which the in the Company or its subsidiaries operate;

iv.	changes in political conditions in the United States, the PRC or any other country where the Company or its subsidiaries operate;

v.	acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, outbreak or escalation of hostilities or similar events;

vi.	changes in applicable laws (or any interpretation or enforcement thereof) or directives or policies of a governmental authority of general applicability that are binding on the Company or any of its subsidiaries;

vii.	changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof) after the date of the Merger Agreement;

viii.	effects resulting from the consummation of the Merger and the transactions contemplated by the Merger Agreement, or the public announcement of the Merger Agreement or the identity of the parties to the Merger Agreement, including the initiation of litigation or other legal proceeding related to the Merger Agreement or the transactions contemplated by the Merger Agreement, or any losses of customers or employees;

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ix.	changes in the market price or trading volume of Company Common Stock (although the underlying cause of such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); and

x.	legal proceedings made or brought by any current or former shareholders of the Company or any other legal proceedings arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement;

provided, that events, circumstances, changes or effects set forth in clauses (i) through (vi) above may be taken into account in determining whether a "Company Material Adverse Effect" has occurred or would reasonably be expected to occur if and to the extent such events, circumstances, changes or effects individually or in the aggregate have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its subsidiaries conduct their businesses (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not a Company Material Adverse Effect has occurred or would be reasonably expected to occur).

The representations and warranties made by Acquisition to the Company include representations and warranties relating to, among other things:

●	their due organization, existence and good standing (to the extent the relevant jurisdiction recognizes such concept of good standing);

●	their corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, and the enforceability of the Merger Agreement against them;

●	the absence of violations of, default under, material breach of, or conflict with, the governing documents of Acquisition, any law applicable to Acquisition and certain agreements of Acquisition as a result of Acquisition entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

●	governmental consents and approvals in connection with the transactions contemplated by the Merger Agreement;

●	sufficiency of funds as of the Effective Time of the Merger to pay the aggregate Merger Consideration contemplated by the Merger Agreement, and to pay all reasonable related fees and expenses;

●	the absence of legal proceedings and governmental orders against Acquisition, or any of its respective affiliates;

●	ownership of shares of Company Common Stock by Acquisition and its affiliates;

●	the absence of any undisclosed broker's or finder's fees;

●	the operations of Acquisition;

●	the capitalization of Acquisition;

●	solvency of Acquisition and the surviving corporation or any of their respective subsidiaries immediately following completion of the Merger; and

●	the absence of any other representations and warranties made by Acquisition to the Company, other than the representations and warranties made by Acquisition in the Merger Agreement.

Conduct of Business Prior to Closing

Under the Merger Agreement, the Company has agreed that, subject to certain exceptions in the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time of the Merger or the termination of the Merger Agreement, the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice in all material respects and use reasonable best efforts to preserve substantially intact their business organization and current relationships with customers and suppliers, government authorities and other persons with which the Company has material business relations and keep available the services of current officers and key employees.

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Subject to certain exceptions set forth in the Merger Agreement, unless Acquisition consents in writing (which consent cannot be unreasonably conditioned, withheld or delayed), the Company will not and will not permit any of its subsidiaries to, among other things:

●	amend or otherwise change the governing documents of the Company or any of its subsidiaries;

●	issue, sell, deliver or agree to issue, sell, or deliver any securities of the Company or any of its subsidiaries subject to certain exceptions;

●	acquire, repurchase or redeem any Company securities;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Company securities;

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or split, combine or reclassify any of its shares, other than dividends paid by a wholly-owned Company subsidiary to its parent or another subsidiary;

●	enter into a voting agreement with respect to any Company securities that is inconsistent with the Merger;

●	propose, effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiaries, subject to certain exceptions;

●	except for limited exceptions, (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other party in excess of US$50,000 individually or US$100,000 in the aggregate; (iii) make any loans, advances or capital contributions not in the ordinary course of business consistent with past practice; or (iv) mortgage or pledge any assets of any of its subsidiaries;

●	except for limited exceptions, (i) enter into any new employment or compensatory agreements, or amend or terminate any such agreements with any director, officer, employee or consultant of the Company or any of its subsidiaries, (ii) materially increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its subsidiaries, (iii) establish, adopt, amend or terminate any company employee plan, or (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under the company employee plan or company employee agreement, to the extent not already required in any such plan or contemplated by the Merger Agreement;

●	except as required by changes in statutory or regulatory accounting rules, GAAP or law, make any material changes with respect to any financial accounting policies, methods or procedures of the Company or any of its subsidiaries;

●	sell, transfer, lease, license, assign or otherwise dispose of any entity, business, assets or properties of the Company or any of its subsidiaries having a current value in excess of US$100,000;

●	sell, transfer, license, assign or otherwise dispose of, abandon, permit to lapse or fail to maintain or enforce any material intellectual property owned by the Company or any of its subsidiaries;

●	make or change any material tax election, settle or compromise any material income tax liability, or consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment;

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●	other than in the ordinary course of business consistent with past practice, acquire any business, assets, or equity interests with a value in excess of $100,000 individually or $500,000 in the aggregate, or dispose of any assets or properties that are material to the company and its subsidiaries;

●	enter into any new line of business outside of its existing business segments;

●	adopt, propose, effect or implement any "shareholder rights plan," "poison pill" or similar arrangement; or

●	agree, authorize or enter into any agreement or otherwise make a commitment, to do any of the foregoing.

Financing

The Buyer Group estimates that the total amount of funds necessary to consummate the Merger and related transactions, including the payment of fees and expenses in connection with the Merger, will be approximately US$5,513,000. The Buyer Group expects to fund this amount through cash on hand, provided to Acquisition by Mr. Chen and Ms. Fan. Pursuant to the Limited Guarantee, Mr. Chen and Ms. Fan are obligated to provide the necessary fund to Acquisition to complete the Merger, and the Company is entitled to specific performance in order to require Mr. Chen and Ms. Fan to provide such financing.

The obtaining of the financing is not a condition to the consummation of the Merger.

Agreement Not to Solicit Other Offers

Promptly following the date of the Original Merger Agreement, the Company shall instruct its representatives that are engaged in ongoing discussions and negotiations with any persons (other than Acquisition or any of its representatives) with respect to any possible acquisition proposal to cease any such discussions. Additionally, following the date of the Original Merger Agreement, and until the earlier of the Effective Time of the Merger or termination the Merger Agreement pursuant to its terms, the Company shall not, and shall not authorize or knowingly permit its representatives to:

●	solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an acquisition proposal;

●	furnish to any third party, other than Acquisition or its affiliates, any non-public information relating to the Company or any of its subsidiaries, with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an acquisition proposal;

●	participate or engage in discussions or negotiations with any third party with respect to an acquisition proposal;

●	approve, endorse or recommend an acquisition proposal; or

●	enter into any agreement contemplating or otherwise relating to an acquisition.

Notwithstanding the foregoing, the Company may, directly or indirectly through its representatives, (a) contact any person that has made a bona fide, written acquisition proposal to clarify and understand the terms and conditions thereof in order to assess whether such acquisition proposal is reasonably expected to lead to a superior proposal (as defined below); (b) participate or engage in discussions or negotiations with any person that has made a bona fide, written acquisition proposal and that the Company board (acting through the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or is reasonably expected to lead to a superior proposal, and/or and/or (c) furnish to any person that has made a bona fide, written acquisition proposal that the Company board (acting through the Special Committee, if in existence) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or is reasonably expected to lead to a superior proposal any non-public information relating to the Company or any of its subsidiaries, and/or afford to any such person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries.

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Except as described in the following paragraph, the board of directors and the Special Committee of the Company may not (a) withhold, withdraw, amend or modify, or propose publicly to withhold, withdraw, amend or modify, in a manner adverse to Acquisition in any material respect, the board of directors' recommendation with respect to the Merger; or (b) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any superior proposal other than a recommendation against such offer or a customary "stop, look and listen" communication pursuant to Rule 14d-9(f) of the Exchange Act (such action under clauses (a) or (b) being referred to as a "Company Board Recommendation Change"); or (c) approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into any agreement, letter of intent, acquisition agreement, Merger Agreement or other similar definitive agreement relating to, any competing transaction (an "Alternative Acquisition Agreement").

Notwithstanding the foregoing, at any time prior to the Effective Time of the Merger, (i) the board of directors of the Company (acting through the Special Committee) may effect a Company Board Recommendation Change if the board of directors of the Company (acting through the Special Committee) determines in good faith (after consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company shareholders under applicable law; and (ii) if the board of directors of the Company determines in good faith (after consultation with the Company's outside financial and legal advisors) that an acquisition proposal constitutes a superior proposal, then the Company may enter into an Alternative Acquisition Agreement with respect to such superior proposal or terminate the Merger Agreement in accordance with Section 9.1(d) of the Merger Agreement.

The Company shall not be entitled to effect a Company Board Recommendation Change or terminate the Merger Agreement unless the Company has provided written notice (a "Recommendation Change Notice") at least 15 business days prior to the Company advising Acquisition that the Company Board intends to make a Company Board Recommendation Change or enter into an alternative Acquisition Transaction, and specifying the reasons therefor, including the terms and conditions of such alternative Acquisition Transaction, including the identity of the third party proposing the alternative Acquisition Transaction. Following the end of the 15 business day period, the Company may be entitled to effect a Company Board Recommendation Change if the company's board and the Special Committee shall have determined in good faith, taking into account any changes to the Merger Agreement proposed in writing by Acquisition in response to the recommendation change notice, that the proposed alternative Acquisition Transaction giving rise to the notice continues to constitute a superior proposal. If Acquisition responds to a recommendation change notice with a proposal equivalent to the superior proposal, then the revised proposal from Acquisition shall be recommended by the Company's board.

In the Merger Agreement, an "Acquisition Transaction" means any transaction (other than the transactions contemplated by the Merger Agreement) involving: (i) the purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act, directly or indirectly, of more than 20% of the Company shares outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such person or "group" beneficially owning more than 20% of the Company shares outstanding as of the consummation of such tender or exchange offer; or (ii) a sale, transfer, acquisition or disposition of more than 20% of the consolidated assets of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof), or to which 20% or more of the net revenue or net income of the Company on a consolidated basis are attributable.

In the Merger Agreement, a "superior proposal" means any bona fide written acquisition proposal for an Acquisition Transaction (with all percentages included in the definition of Acquisition Transaction increased to 50%) that the Company board reasonably determines (upon recommendation of the Special Committee), in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into account relevant legal, financial and regulatory aspects of such offer or proposal (including the likelihood and timing of the consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals), the identity of the person or group making the offer or proposal and any changes to the terms of the Merger Agreement proposed by Acquisition in response to such offer or proposal or otherwise, to be (i) more favorable, including from a financial point of view, to the Company shareholders (other than the Principal Shareholders) than the Merger and (ii) reasonably likely to be consummated, provided however in the event of a proposal other than a cash proposal by means of any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction the proposal shall be from a party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or the total revenue, operating income or earnings before interest, taxes, depreciation and amortization of the Company.

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Shareholders Meeting

Unless the Merger Agreement is terminated, the Company shall duly mail this proxy statement, convene and cause to occur a meeting of its shareholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement and the Schedule 13E-3 for the purpose of obtaining the shareholder approval required by the Merger Agreement. Subject to the provisions of the Merger Agreement discussed above under "—Competing Transactions" , the Company shall include in the proxy statement the Company board recommendation that the Company's shareholders approve the Merger Agreement and use its reasonable best efforts to solicit proxies in favor of approval of the Merger and to secure the required shareholder approval.

The Principal Shareholders have agreed to vote all of their shares in favor of the proposal to approve the Merger Agreement at the special meeting.

Indemnification; Directors' and Officers' Insurance

Pursuant to the Merger Agreement, the parties have agreed that:

●	the articles of incorporation and bylaws (or comparable organizational documents) of the surviving corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the articles of incorporation and bylaws (or comparable organizational documents) of the Company as in effect on the date of the Merger Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time of the Merger in any manner that would adversely affect the rights thereunder of former or present directors or officers of the Company, unless such modification shall be required by law;

●	the indemnification, advancement of expenses and exculpation provisions of certain indemnification agreements and employment agreements by and among the Company or its subsidiaries and their respective directors, officers or employees, as in effect at the Effective Time of the Merger will survive the Merger and may not be amended, repealed or otherwise modified for six year from the Effective Time of the Merger in any manner that would adversely affect the rights of the current or former directors, officers or employees of the Company or any subsidiaries; and

●	from and after the Effective Time of the Merger, subject to certain conditions, the surviving corporation will comply with all of the Company's obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (a) the present and former directors or officers of the Company or any of its subsidiaries against damages arising out of, relating to or in connection with (i) the fact that such party is or was a director or officer of the Company or such subsidiary, or (ii) any acts or omissions occurring or alleged to have occurred before or at the Effective Time of the Merger to the extent provided under the Company and its subsidiaries' respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable law, including the approval of the Merger Agreement; and (b) such persons against all damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Actions Taken at the Direction of Certain Members of the Buyer Group

The Company will not be deemed to be in breach of any representation, warranty, covenant or agreement under the Merger Agreement if the alleged breach is the proximate result of action or inaction taken by the Company at the written direction of any member of the Buyer Group.

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Other Covenants

The Merger Agreement contains additional agreements between the Company and Acquisition relating to, among other things:

●	reasonable best efforts of each party to consummate the transactions contemplated by the Merger Agreement, including obtaining any applicable regulatory approval;

●	the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

●	notification of certain matters and giving opportunity to the other party to review certain communications and filings related to government approvals;

●	except for limited exceptions, establish a record date for and duly call a meeting of the Company's shareholders;

●	matters relating to takeover statutes;

●	coordination of press releases and other public announcements or filings relating to the Merger;

Conditions to the Merger

The obligations of each party to consummate the transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction or waiver (where permissible) of the following conditions:

●	the required shareholder approval has been obtained; and

●	no governmental authority having enacted, issued, promulgated, enforced or entered any law which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

The obligations of Acquisition to consummate the Merger are subject to the satisfaction or waiver (where permissible), of the following conditions:

●	the representations and warranties of the Company in the Merger Agreement being true and correct as of the closing date, subject to certain Company Material Adverse Effect exceptions and without giving effect to any "materiality" qualifications in such representations and warranties;

●	the Company having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement on or prior to the Effective Time;

●	since the date of the Merger Agreement, there having been no Company Material Adverse Effect; and

●	the Company having delivered to Acquisition a certificate, dated the closing date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions above.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

●	the representations and warranties of Acquisition in the Merger Agreement being true and correct as of the closing date, except for certain failures to be true and correct that would not prevent or materially delay consummation of the Merger;

●	Acquisition having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement on or prior to the Effective Time; and

●	Acquisition having delivered to the Company a certificate, dated the closing date, signed by a duly authorized officer of Acquisition, certifying as to the satisfaction of the conditions above.

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Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual written consent of the Company (acting through the Special Committee) and Acquisition or by either the Company (acting through the Special Committee) or Acquisition, if (1) the Merger is not consummated by August 31, 2016, unless the reason the Merger has not been completed by that date is a breach of the Merger Agreement by the company seeking to terminate the Merger Agreement, or (2) the Company fails to obtain the required stockholder approval of the Merger at the special meeting or any adjournment or postponement thereof.

The Company (acting through the Special Committee) may terminate the Merger Agreement if:

●	the board of directors of the Company (acting through the Special Committee) (i) has determined in good faith that failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties under applicable law; (ii) notifies Acquisition that it intends to withdraw or modify its recommendation to stockholders to approve the Merger Agreement or to potentially adopt an alternative acquisition proposal; or (iii) has authorized the Company to enter into an Alternative Acquisition Agreement;

●	Acquisition has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle the Company not to consummate the Merger, subject to the right of Acquisition to cure the breach within 30 days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement; or

●	all of the conditions to closing set forth in the Merger Agreement have been satisfied, except for those that are to be satisfied at the closing, and Acquisition fails to consummate the closing of the Merger within five days of the satisfaction of such conditions.

Acquisition may terminate the Merger Agreement if:

●	the Company has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle Acquisition not to consummate the Merger, subject to the right of the Company to cure the breach within 30 days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement; or

●	the board of directors of the Company or the Special Committee withdraws or modifies its recommendation to stockholders that they approve the Merger Agreement or to potentially adopt an alternative acquisition proposal.

Termination Fee and Reimbursement of Expenses

The Merger Agreement contains certain termination rights for the Company and Acquisition. The Merger Agreement provides that the Company will pay to Acquisition a termination fee of US$375,000, plus Acquisition's reasonable out-of-pocket expenses, including attorney's fees, if the Merger Agreement is terminated:

●	by Acquisition, if the Company has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle Acquisition not to consummate the Merger, subject to the right of the Company to cure the breach within 30 days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement;

●	by Acquisition, if the board of directors of the Company or the Special Committee withdraws or modifies its recommendation to stockholders that they approve the Merger Agreement or to potentially adopt an alternative acquisition proposal;

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●	by the Company after the board of directors of the Company (acting through the Special Committee) (i) has determined in good faith that failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties under applicable law; (ii) notifies Acquisition that it intends to withdraw or modify its recommendation to stockholders to approve the Merger Agreement or to potentially adopt an alternative acquisition proposal; or (iii) has authorized the Company to enter into an Alternative Acquisition Agreement; or

●	by the Company if, subject to certain conditions, the Company receives a bona fide alternative acquisition proposal, the Company terminates the Merger Agreement due to failure to obtain stockholder approval of the Merger Agreement, and then, within one year, the Company consummates a transaction based on that same alternative acquisition proposal.

The Merger Agreement provides that Acquisition will pay to the Company a termination fee of US$375,000, plus the Company's reasonable out-of-pocket expenses, including attorney's fees, if the Merger Agreement is terminated:

●	by the Company, if Acquisition has breached any of its representations, warranties or covenants under the Merger Agreement, which breach would entitle the Company not to consummate the Merger, subject to the right of Acquisition to cure the breach within 30 business days following written notice, and provided that the Company has not materially breached any of its representations, warranties or covenants under the Merger Agreement; or

●	by the Company, if all of the conditions to closing set forth in the Merger Agreement have been satisfied, except for those that are to be satisfied at the closing, and Acquisition fails to consummate the closing of the Merger within five business days of the satisfaction of such conditions.

Fees and Expenses

Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the Merger is completed, as between the Buyer Group and the Company, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expense.

Modification or Amendment

Subject to applicable law, the Merger Agreement may be amended by action of the parties to the Merger Agreement at any time prior to the Effective Time of the Merger, provided (i) that any such amendment by the Company requires approval of the Special Committee and (ii) no amendment shall be made after the approval of the Merger by the shareholders of the Company that would require further approval of such shareholders. The Merger Agreement may not be amended except by an instrument in writing signed by each of the Company and Acquisition. The Original Merger Agreement contained the same substantive provisions, and the Merger Agreement was approved by the Special Committee and entered into in writings signed by the parties.

Extension and Waiver

At any time before the Effective Time of the Merger, each of the parties to the Merger Agreement may (i) extend the time for performance of any obligation or other act of any other party, (ii) waive any inaccuracy in the representations and warranties of any other party, and (iii) waive compliance with any agreement of any other party or any condition for the benefit of such party or parties contained in the Merger Agreement subject to the amendment clause and to the extent permitted by applicable laws.

Remedies

Other than any equitable remedies the Company may be entitled to, the Company's right to terminate the Merger Agreement and receive payment of (i) a reverse termination fee of US$375,000 from Acquisition and (ii) reimbursement of reasonable out-of-pocket expenses incurred, including attorney's fees, is the sole and exclusive remedy of the Company against Acquisition and certain related parties as described in the Merger Agreement with respect to any loss or damage suffered as a result of any breach of the Merger Agreement or failure of the transactions contemplated by the Merger Agreement to be consummated.

Other than any equitable remedies Acquisition may be entitled to, the right of Acquisition to receive payment of (i) a termination fee of US$375,000 from the Company and (ii) reimbursement of reasonable out-of-pocket expenses incurred, including attorney's fees, is the sole and exclusive remedy of Acquisition (and its respective affiliates and representatives) against the Company with respect to any loss or damage suffered as a result of any breach of the Merger Agreement or failure of the transactions contemplated by the Merger Agreement to be consummated.

The Company and Acquisition are entitled to specific performance of the terms under the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. The Company is entitled to an injunction, specific performance or other equitable remedies to cause Acquisition to cause Mr. Chen and Ms. Fan to fund the Merger Consideration in certain circumstances. However, under no circumstances is the Company permitted or entitled to both a grant of specific performance that results in completion of the Merger and payment of all or any portion of the reverse termination fee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY

The following table sets forth certain information regarding beneficial ownership of Company Common Stock, as of March 30, 2016, by each of the Company's directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of the Company Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares. As of March 30, 2016, there were a total of 3,914,580 shares of Company Common Stock outstanding.

Unless otherwise specified, the address of each of the persons set forth below is c/o China Yida Holding, Co., 28/F Yifa Building, No. 111 Wusi Road, Fuzhou, Fujian, People's Republic of China.

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Common Stock Outstanding
Executive Officers and Directors
Minhua Chen	1,145,196	(2)	29.25%

Yanling Fan	1,122,396		28.67%

Yongxi Lin	0		-

Renjiu Pei	0		-

Chunyu Ying	0		-

Fucai Huang	0		-

All directors and executive officers as a group (6 persons)	2,267,592		57.84%

Other 5% Shareholders
Pope Investment II, LLC (3) 5100 Poplar Avenue, Suite 805 Memphis, Tennessee 38137	924,514		23.6%

(1)	A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner's spouse or children.

(2)	Including 6,000 shares of common stock issuable upon exercise of stock options, which were transferred from George Wung and Wei Zhang as a gift on January 6, 2012.

(3)	Based on representation of Pope Investment II, LLC whose address is 5100 Poplar Ave. Suite 805 Memphis TN 38137. William P. Wells is the managing member of Pope Investment II, LLC, acting alone, has voting and dispositive power over the shares beneficially owned by Pope Investment II, LLC.

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COMMON STOCK TRANSACTION INFORMATION

There have been no prior stock purchases by any member of the Buyer Group in shares of Company Common Stock during the past two years.

Market Information

Our common stock is quoted on the NASDAQ Capital Market under the trading symbol "CNYD". The closing price for Company Common Stock on the NASDAQ Capital Market on October 23, 2015, the last trading day prior to the Company's announcement of its receipt of Mr. Chen's and Ms. Fan's proposal on October 24, 2015, was US$3.02 per share.

The following table sets forth the high and low sales prices for our common stock as reported by NASDAQ for the periods indicated.

Year	Period	High		Low

2014	First Quarter	US$	7.24	US$	3.13

	Second Quarter		4.24		2.67

	Third Quarter		4.20		3.03

	Fourth Quarter		3.05		2.22

2015	First Quarter	US$	2.63	US$	1.92

	Second Quarter		4.50		2.16

	Third Quarter		3.33		2.95

	Fourth Quarter		3.20		2.21

2016	First Quarter	US$	3.31	US$	1.35

On October 26, 2015, the last trading day before the Company publicly announced its receipt of the Buyer Group's non-binding proposal to acquire the outstanding shares of the Company Common Stock that are not owned by the Buyer Group, for US$3.32 per share, the last sale price of the shares of Company Common Stock reported on the NASDAQ was US$3.30 per share. On March 9, 2016, the last trading day prior to the public announcement of the Merger Agreement, the last sale price of the shares of Company Common Stock reported on the NASDAQ Capital Market was US$1.97 per share. On ________, 2016, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for the shares of Company Common Stock on NASDAQ Capital Market was US$____ per share of Company Common Stock. You are encouraged to obtain current market quotations for shares of Company Common Stock in connection with voting your shares of Company Common Stock.

Holders

As of ________, 2016, the record date, there were ___ record holders of Company Common Stock.

Dividends

The Company has not paid any cash dividends on its common stock, and does not currently intend to declare any dividends on its common stock in the near future.

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Company's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Once the Merger is completed, there will be no public participation in any future meetings of the Company's shareholders. If the Merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold our 2016 annual meeting of shareholders prior to the end of 2016. As such, in order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2016 annual meeting of shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by us a reasonable time before the Company begins to print and send its proxy materials. Proposals should be submitted in writing to the Company at our principal executive offices at China Yida Holding, Co., 28/F, Yifa Building, No.111 Wusi Road, Fuzhou, Fujian Province, China 350003, Attn: Jocelyn Chen, Board Secretary. We suggest that you mail your proposal by certified mail, return receipt requested.

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DISSENTERS' RIGHTS FOR HOLDERS OF COMMON STOCK

Pursuant to Chapter 92A (Section 300 through 500 inclusive) of the NRS, or the "Dissenters' Rights Provisions", any unaffiliated shareholder of the Company is entitled to dissent to the Merger, and obtain payment of the fair value of the Shares. In the context of the Merger, the Dissenters' Rights Provisions provide that the Unaffiliated Shareholders may elect to have the Company purchase the Shares held by the Unaffiliated Shareholders for a cash price that is equal to the "fair value" of such Shares, as determined in a judicial proceeding in accordance with the Dissenters' Rights Provisions. The fair value of the Shares of any unaffiliated shareholder means the value of such Shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Nevada Dissenters' Rights Provisions is attached as Annex E hereto. If you wish to exercise your dissenters' rights or preserve the right to do so, you should carefully review Annex E hereto. If you fail to comply with the procedures specified in the Nevada Dissenters' Rights Provisions in a timely manner, you may lose your dissenters' rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters' rights.

Unaffiliated Shareholders who perfect their dissenters' rights by complying with the procedures set forth in the Dissenters' Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of such Shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the Merger Consideration to be paid in connection with the Merger. In addition, Unaffiliated Shareholders who invoke dissenters' rights may be entitled to receive payment of a fair rate of interest from the Effective Time of the Merger on the amount determined to be the fair value of their Shares.

Within 10 days after the effectuation of the Merger, the Company will send a written notice (the "Notice of Merger and Dissenters' Rights") to all the record shareholders of the Company entitled to dissenters' rights. Pursuant to NRS 92A.430, the Notice of Merger and Dissenters' Rights will be accompanied by information that will: (a) state where the demand for payment must be sent and where and when certificates, if any, for Shares must be deposited; (b) inform the holders of Shares not represented by certificates to what extent the transfer of the Shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the Shares before that date; (d) set a date by which the Company must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the shareholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the Company by such specified date; and (e) be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Under NRS 92A.440, a shareholder wishing to exercise dissenters' rights must:

●	demand payment;

●	certify whether the shareholder acquired beneficial ownership of the common stock before the date specified in the Notice of Merger and Dissenters' Rights; and

●	deposit its certificates, if any, in accordance with the terms of the Notice of Merger and Dissenters' Rights.

Under NRS 92A.440(5), shareholders who fail to demand payment or deposit their certificates where required by the dates set forth in the Notice of Merger and Dissenters' Rights will not be entitled to demand payment or receive the fair market value for their Shares as provided under Nevada law. Instead, such shareholders will receive the same consideration as the shareholders who do not exercise rights of a dissenting owner.

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Pursuant to NRS 92A.460, within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of the Dissenters' Rights Provisions the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the Merger. The payment must be accompanied by the following: (a) the Company balance sheet as of the end of 2015, a statement of income for 2015, a statement of changes in the shareholders' equity for 2015 or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (b) a statement of the Company's estimate of the fair value of the Shares; and (c) a statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such shareholder does not do so within the period specified, such shareholder shall be deemed to have accepted such payment in full satisfaction of the Company's obligations under Chapter 92A of the NRS.

Under NRS 92A.470(1), the Company is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenters' notice as the first date of any announcement to the news media or to the shareholders of the terms of the proposed corporate action. If the Company chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the notice, a statement of earnings for that year, and a statement of changes in shareholders' equity for that year, or, where such financial statements are not reasonably available, then such reasonably equivalent financial information, as well as the latest available financial statements, if any; (b) of the Company's estimate of the fair value of the Shares; (c) that the dissenter may accept the Company's estimate of the fair value, plus interest, in full satisfaction of his or her demands or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify the Company of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter shall be deemed to have accepted the Company' offer.

NRS 92A.480(1) provides that a dissenter who believes that the amount paid or offered is less than the full value of his or her, or that the interest due is incorrectly calculated, may, within 30 days after the Company made or offered payment for the Shares, either (i) notify the Company in writing of his or her own estimate of the fair value of the Shares and the amount of interest due and demand payment of difference between this estimate and any payments made, or (ii) reject the offer for payment made by the Company and demand payment of the fair value of his or her Shares and interest due.

If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting shareholder may enforce under NRS 92A.460(1) the dissenter's rights by commencing an action in Carson City, Nevada or if the dissenting shareholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting shareholder disagrees with the amount of the Company's payment, then the dissenting shareholder may, pursuant to NRS 92A.480, within 30 days of such payment, (i) notify the Company in writing of the dissenting shareholder's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting shareholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting shareholder submits a written demand as set forth above and the Company accepts the offer to purchase the Shares at the offer price, then such dissenting shareholder will be sent a check for the full purchase price of the Shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Carson City, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the Shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with the Dissenters' Rights Provisions or (ii) against either the Company or a dissenting shareholder, if the court finds that such party acted arbitrarily or not in good faith with respect to the rights provided by the Dissenters' Rights Provisions.

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If the Company fails to commence such a proceeding, it would be required by NRS 92A.490(1) to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the Company; or the fair value, plus accrued interest, of his after-acquired shares for which the Company elected to withhold payment pursuant to Section 92.470 of the NRS.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

Under Section 92A.500 of the NRS, the district court will assess the costs of the proceedings against the Company, unless the court finds that all or some of the dissenters acted arbitrarily or not in good faith in demanding payment. The district court may also assess against the Company or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters' rights of appraisal. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters' rights of appraisal must be executed by or for the record owner. If Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a shareholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a shareholder owns Shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such Shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, will be able to exercise dissenters' rights of appraisal with respect to the Shares held for all or less than all of the beneficial owners of those Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by the demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

Under NRS 92A.380(2), a shareholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the Merger unless it is unlawful or fraudulent with respect to the shareholder or the Company. Because the Merger is being effected as a short-form merger under Section 92A.180 of the NRS, it does not require approval by the shareholders or the board of directors of the Company. No such approval has been or will be sought.

The foregoing summary does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise their dissenters' rights and is qualified in its entirety by express reference to Section 92A.300 to 500 of the NRS, the full text of which is attached hereto as Annex E.

STOCKHOLDERS ARE URGED TO READ ANNEX E IN ITS ENTIRETY SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

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SELECTED FINANCIAL INFORMATION

Selected Financial Information

The following table sets forth selected financial data as of and for the years ended December 31, 2015 and 2014. We derived the selected financial data from our financial statements for those periods. The following selected financial data should be read in conjunction with our consolidated financial statements and related notes and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K, incorporated here by reference.

	December 31, 2015	December 31, 2014
	US$	US$
Income Statement Data:
Sales	14,509,124	13,124,152
Cost of sales	9,562,829	9,053,904
Selling expenses	9,528,549	10,037,292
General and administrative expenses	6,839,614	7,595,484
Earnings before income tax expenses	(20,152,787)	(26,538,087)
Income tax expenses	0	0
Net income	(20,152,787)	(26,538,087)
Earnings per share:
Basic	(5.15)	(8.60)
Diluted	(5.15)	(8.60)
Weighted average shares:
Basic	3,914,580	3,914,580
Diluted	3,914,580	3,914,580
Balance Sheet Data:
Total assets	219,120,147	228,799,910
Total equity attributable to China Yida Holding, Co.	81,470,467	106,743,965
Total equity	81,470,467	106,743,965

Net Book Value Per Share

The Company's net book value per share was US$-5.15 based on the weighted average number of outstanding shares of Company Common Stock as of December 31, 2015.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences to beneficial owners of shares of Company Common Stock upon the exchange of shares of Company Common Stock for cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of Company Common Stock in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary deals only with shares of Company Common Stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code" (generally, property held for investment), and does not address tax considerations applicable to any holder of shares of Company Common Stock that may be subject to special treatment under the U.S. federal income tax laws, including but not limited to:

●	a bank, insurance company, or other financial institution;

●	a tax-exempt organization;

●	a retirement plan or other tax-deferred account;

●	a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

●	a mutual fund;

●	a real estate investment trust;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of shares of Company Common Stock subject to the alternative minimum tax provisions of the Code;

●	a holder of shares of Company Common Stock that received the shares of Company Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	a "U.S. Holder" (as defined herein) that has a functional currency other than the United States dollar;

●	"controlled foreign corporations," "passive foreign investment companies," or corporations that accumulate earnings to avoid U.S. federal income tax;

●	a holder of shares of Company Common Stock that is treated as owning, or as related to persons who own or are treated as owning stock of the Company after the Merger by reason of certain U.S. rules related to the attribution of ownership of shares and transfers among related parties;

●	a person that holds shares of Company Common Stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

●	a United States expatriate or a former citizen or long term resident of the United States; or

●	any Principal Shareholder or a holder who is treated as owning the shares of a Principal Shareholder pursuant to the constructive ownership provisions of the Code.

This summary is based on the Code, the Treasury regulations promulgated under the Code, and rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the "IRS") or opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

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THE DISCUSSION SET OUT HEREIN IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF COMPANY COMMON STOCK WHO RECEIVES CASH IN THE MERGER. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS OR TAX TREATIES.

For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a "United States person" under applicable Treasury regulations.

A "non-U.S. Holder" is any beneficial owner of shares of Company Common Stock that is not a U.S. Holder and is not a partnership or other pass-through entity for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holder should consult its own tax advisor regarding the tax consequences of exchanging the shares of Company Common Stock pursuant to the Merger.

U.S. Holders

The Merger

The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company Common Stock pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares of Company Common Stock exchanged therefor. Gain or loss will be determined separately for each block of shares of Company Common Stock (i.e., shares of Company Common Stock acquired at the same cost and in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder's holding period for the shares of Company Common Stock is more than one year at the time of the exchange. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to tax at a lower rate than short-term capital gain or ordinary income. There are limitations on the deductibility of capital losses.

If a PRC income tax applies to any gain from the exchange of shares of Company Common Stock by a U.S. Holder pursuant to the Merger, such tax may be treated as a foreign tax eligible for a deduction from such U.S. Holder's U.S. federal taxable income or a foreign tax credit against such U.S. Holder's U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, such U.S. Holder may be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the "U.S.-PRC Tax Treaty"), if such U.S. Holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

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Information Reporting and Backup Withholding

A U.S. Holder (other than certain exempt recipients) generally will be subject to information reporting with respect to the proceeds from the disposition of shares of Company Common Stock pursuant to the Merger. Furthermore, backup withholding may apply to such amounts unless the U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a credit against that U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Each U.S. Holder should complete and sign the IRS Form W-9, which will be included with the Letter of Transmittal to be returned to the paying agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Non-U.S. Holders

The Merger

A non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on the exchange of shares of Company Common Stock for cash pursuant to the Merger unless:

●	the non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met;

●	the gain is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States, and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States; or

●	the Company is or has been a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares of Company Common Stock or the period that the non-U.S. Holder held the shares of Company Common Stock, and, generally, in the case where the shares of Company Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or indirectly, more than 5% of the shares of Company Common Stock at any time during the shorter of (i) the five-year period ending on the date of exchange of the shares of Company Common Stock or (ii) the period that the non-U.S. Holder held the shares of Company Common Stock. There can be no assurance that the shares of Company Common Stock will be treated as regularly traded on an established securities market for this purpose.

Any U.S. source capital gain of a non-U.S. Holder described in the first bullet point above (which may be offset by U.S. source capital losses recognized by the non-U.S. Holder during the taxable year of the exchange) generally will be subject to tax at a flat U.S. federal income tax rate of 30% (or such lower rate as may be specified under an applicable income tax treaty). Unless an applicable income tax treaty provides otherwise, gain described in the second and third bullet points above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a resident of the United States. Non-U.S. Holders that are foreign corporations also may be subject to an additional branch profits tax at a 30% rate (or a lower applicable tax treaty rate). Non-U.S. Holders are urged to consult any applicable tax treaties, which may provide for more favorable treatment in the application of these rules.

With respect to the third bullet point above, the Company generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on its financial statements and operations, the Company believes that it neither currently is, nor within the past five years has been, a USRPHC. Non-U.S. Holders, particularly those non-U.S. Holders that could be treated as actually or constructively holding more than 5% of the shares of Company Common Stock, should consult their own tax advisors regarding the U.S. federal income tax consequences of exchanging shares of Company Common Stock for cash pursuant to the Merger.

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Information Reporting and Backup Withholding

A non-U.S. Holder may be subject to information reporting and backup withholding at the applicable rate with respect to the proceeds from the exchange of shares of Company Common Stock pursuant to the Merger, unless the non-U.S. Holder certifies on an appropriate IRS Form W-8 that such non-U.S. Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the paying agent. Information provided by a non-U.S. Holder may be disclosed to such non-U.S. Holder's local tax authorities under an applicable tax treaty or information exchange agreement. Non-U.S. Holders should consult their tax advisors regarding the applicable certification requirements.

Any amounts withheld under the backup withholding tax rules generally will be allowed as a credit against the non-U.S. Holder's U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF COMPANY COMMON STOCK WHO RECEIVE CASH PURSUANT TO THE MERGER. HOLDERS OF SHARES OF COMPANY COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR SHARES OF COMPANY COMMON STOCK FOR CASH IN THE MERGER UNDER ANY FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS OR TAX TREATIES.

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CERTAIN MATERIAL PRC INCOME TAX CONSEQUENCES

The following is a summary of certain material PRC tax consequences of the Merger to beneficial owners of our common stock who are U.S. Holders.

On March 16, 2007, the National People's Congress passed the Enterprise Income Tax Law of the PRC ("EIT Law"), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as "resident enterprises" and "non-resident enterprises." Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose "de facto management bodies" are located in China are considered "resident enterprises" and subject to the uniform 25% enterprise income tax rate on worldwide income. According to the implementing rules of the EIT Law, "de facto management body" refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. On April 22, 2009, the State Administration of Taxation ("SAT") issued Circular 82, "Issues Concerning the Identification of China – Controlled Overseas-Incorporated Enterprises as Resident Enterprises on the Basis of the Standard of De Facto Management Bodies." This Circular provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a "tax-resident enterprise" if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and shareholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC. On July 27, 2011, the SAT enacted "Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Taxation on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation)." Under those two rules, the enterprises may request the PRC tax authorities to determine their "resident enterprise" status or the tax authority may investigate and determine an enterprise's status. The target enterprises under those two rules are foreign registered companies controlled by PRC companies, however, the PRC tax authority may determine if a foreign registered company controlled by one or more PRC individuals is a "resident enterprise."

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, gains realized by investors that are not tax residents of the PRC, including U.S. Holders ("non-resident investors") may be treated as income derived from sources within the PRC. In such event, any such gain derived by such investors on the sale or transfer of our common stock, including pursuant to the Merger, may be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, non-resident investors that are enterprises (but not individuals) and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, generally may be subject to a 10% PRC income tax on any gain realized on the sale or transfer of our common stock, including pursuant to the Merger, if such gain is regarded as income derived from sources within the PRC.

Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, any gain realized on the sale or transfer of our common stock, including pursuant to the Merger, by non-resident investors who are individuals may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC.

Accordingly, if non-resident investors as described under the PRC tax laws (including U.S. Holders) realized any gain from the sale or transfer of our common stock pursuant to the Merger and if such gain were considered as PRC-sourced income, such non-resident investors may be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of our common stock. Under the PRC tax laws, however, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. Holders) may realize from the sale or transfer of our common stock pursuant to the Merger.

Moreover, the SAT released Circular Guoshuihan No. 698 ("Circular 698") on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. Subsequently SAT also released the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises ("Announcement 7"), effective from February 3, 2015, which in part supersedes Circular 698. Announcement 7 addresses indirect share transfer as well as other issues. According to Announcement 7, if a non-PRC resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose, but rather to avoid PRC corporate income tax, the transaction will be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. Since Announcement 7 has a short history, there is uncertainty as to its application and in particular, the interpretation of the term "reasonable commercial purpose." Announcement 7 further provides that, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities. A non-resident investor may become at risk of being taxed or imposed a penalty under Announcement 7 and may be required to expend valuable resources to comply with Announcement 7 or to establish that such non-resident investor should not be taxed under Announcement 7, including in respect of any gain from the sale or transfer of our common stock pursuant to the Merger.

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WHERE YOU CAN FIND MORE INFORMATION

 We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.yidachina.com.cn. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed with the SEC on March 30, 2016); and

●	Current Reports on Form 8-K, filed with the SEC on March 10, 2016 and April 13, 2016.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to China Yida Holding, Co., 28/F Yifa Building, No. 111 Wusi Road, Fuzhou, Fujian, People's Republic of China, Attn: Jocelyn Chen or +86 (591) 28082230 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

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ANNEX A

THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

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Execution Version

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CHINA YIDA HOLDING, CO.

AND

CHINA YIDA HOLDING ACQUISITION CO.

Dated as of April 12, 2016

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Exhibit A	Amended and Restated Limited Guarantee
Exhibit B	Voting Agreement

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Execution Version

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 12, 2016 by and between China Yida Holding Co. a corporation organized under the laws of the State of Nevada (the "Company"), and China Yida Holding Acquisition Co., a corporation organized under the laws of the State of Nevada ("Acquisition").

WITNESSETH:

WHEREAS, the Company and Acquisition entered into a certain agreement and plan of merger as of March 8, 2016 (the "Original Merger Agreement"), and now the Company and Acquisition wish to amend and restate the Original Merger Agreement in its entirety in the form of this Agreement, which shall for all purposes be deemed to supersede the Original Merger Agreement;

WHEREAS, it is proposed that Acquisition will merge with and into the Company in accordance with the Nevada Revised Statutes (the "NRS") Chapter 92A, and the terms and conditions of this Agreement (the "Merger"), with the Company surviving the Merger;

WHEREAS, the Company Board has established a special committee of the Company Board consisting of independent directors (the "Special Committee") to, among other things, review, evaluate, negotiate, recommend or not recommend any offer by Acquisition to acquire securities of the Company;

WHEREAS, the Special Committee has unanimously recommended that the Company Board approve this Agreement and the Merger and the other transactions contemplated hereby;

WHEREAS, the Company Board (acting upon the unanimous recommendation of the Special Committee) has (i) unanimously approved this Agreement, and approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby in accordance with the NRS upon the terms and subject to the conditions contained herein and (ii) resolved to recommend that the Company Shareholders authorize this Agreement and the Merger in accordance with the NRS;

WHEREAS, the board of directors of Acquisition (i) approved this Agreement and approved the execution and delivery by Acquisition of this Agreement, the performance by Acquisition of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby in accordance with the NRS upon the terms and subject to the conditions contained herein and (ii) resolved to authorize and approve this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the NRS;

WHEREAS, as a condition to and inducement of the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of Mr. Minhua Chen and Mrs. Yanling Fan (each, a "Guarantor"), is entering into an amended and restated limited guarantee (the "Limited Guarantee"), a true copy of which is attached hereto as Exhibit A, in favor of the Company to guarantee the due and punctual payment, performance and discharge of certain payment obligations of Acquisition under this Agreement;

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WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Acquisition willingness to enter into this Agreement, each of the Principal Shareholders (as hereinafter defined) has executed and delivered a voting agreement, dated as of the date hereof and attached hereto as Exhibit B, between the Principal Shareholders and the Company (together with the schedules and exhibits attached thereto, the "Voting Agreement"), pursuant to which the Principal Shareholders agree to vote all their Company Shares held directly or indirectly by them in favor of the authorization and approval of this Agreement, as may be amended from time to time, and the transactions contemplated hereby;

WHEREAS, the Principal Shareholders and Acquisition executed that certain rollover agreement dated as of March 8, 2016 (the "Rollover Agreement"), which agreement is terminated and no longer of any force or effect upon the execution of the Voting Agreement;

WHEREAS, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Acquisition and the Company hereby agree as follows:

Article I
DEFINITIONS & INTERPRETATIONS

Section 1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

"Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Acquisition) to engage in an Acquisition Transaction.

"Acquisition Termination Fee" shall mean an amount equal to $375,000.

"Acquisition Transaction" shall mean any transaction (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than twenty percent (20%) of the Company Shares outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than twenty percent (20%) of the Company Shares outstanding as of the consummation of such tender or exchange offer; or (ii) a sale, transfer, acquisition or disposition of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof), or to which twenty percent (20%) or more of the net revenue or net income of the Company on a consolidated basis are attributable.

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"Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, a Subsidiary of a Person shall be deemed an Affiliate of such Person.

"Business Day" shall mean any day, other than a: (i) day which is a Saturday or Sunday; (ii) day which is a legal holiday under the Laws of the State of Nevada, Hong Kong or the PRC; or (iii) day on which banking institutions located in the State of Nevada, Hong Kong or the PRC are authorized or required by Law or Order to close.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Company Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2015.

"Company Balance Sheet Date" shall mean September 30, 2015.

"Company Board" shall mean the board of directors of the Company.

"Company Disclosure Letter" shall mean the disclosure schedule delivered by the Company to Acquisition on the date of this Agreement.

"Company Material Adverse Effect" shall mean any change, effect, event or development (each a "Change", and collectively, "Changes"), individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no Change (by itself or when aggregated or taken together with any and all other Changes) directly or indirectly resulting from, relating to or arising out of any of the following shall be deemed to be or constitute a "Company Material Adverse Effect," or be taken into account when determining whether a "Company Material Adverse Effect" has occurred:

(i) general economic conditions (or changes in such conditions) in the United States, the PRC or any other country or region in the world in which the Company or any of its Subsidiaries operates or conducts business;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States, the PRC or any other country or region in the world in which the Company or any of its Subsidiaries operates or conducts business, including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

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(iii) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

(iv) political conditions (or changes in such conditions) in the United States, the PRC or any other country or region in the world in which the Company or any of its Subsidiaries operates or conducts business or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States, the PRC or any other country or region in the world in which the Company or any of its Subsidiaries operates or conducts business;

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States, the PRC or any other country or region in the world in which the Company or any of its Subsidiaries operates or conducts business;

(vi) changes in Law (or the interpretation thereof) or in GAAP or other accounting standards (or in each case the interpretation thereof) used by the Company or any of its Subsidiaries;

(vii) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (A) the identity of, or any facts or circumstances relating to, Acquisition, (B) the loss or departure of officers or other employees of the Company or any of its Subsidiaries directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or any of its Subsidiaries or otherwise, directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement, and (D) any other negative development (or potential negative development) in the Company's or any of its Subsidiaries' relationships with any of its customers, suppliers, distributors or other business partners, whether as a direct or indirect result of the loss or departure of officers or employees of the Company or any of its Subsidiaries or otherwise, directly or indirectly resulting from, arising out of, attributable to, or related to the transactions contemplated by this Agreement;

(viii) changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of such failure may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred); and

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(ix) any legal proceedings made or brought by any of the current or former shareholders of the Company (on their own behalf or on behalf of the Company) against the Company or any other legal proceedings arising out of the Merger or in connection with any other transactions contemplated by this Agreement;

except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in clauses (i) through (vi) above materially and disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its Subsidiaries operate or conduct business (in which case, such effects may be taken into account when determining whether a "Company Material Adverse Effect" has occurred, but only to the extent of such disproportionate effects (if any)).

"Company Options" shall mean any options, rights or warrants to purchase Company Shares.

"Company Share" shall mean an ordinary share of common stock, par value $0.001 per share, in the share capital of the Company.

"Company Shareholders" shall mean holders of Company Shares in their capacities as such.

"Company Termination Fee" shall mean an amount equal to $375,000.

"Contract" shall mean any written contract, subcontract, agreement, commitment, note, bond, mortgage, indenture or lease.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

"Excluded Shares" shall mean (i) Company Shares owned by Acquisition, any of its Affiliates (such as the Principal Shares) or the Company (as treasury shares, if any), in each case immediately prior to the Effective Time and/or (ii) Dissenting Shares.

"GAAP" shall mean generally accepted accounting principles, as applied in the United States.

"Governmental Authority" shall mean any government, any governmental or regulatory entity or body (including a securities exchange), department, commission, board, agency or instrumentality, and any court, tribunal or judicial body of competent jurisdiction.

"IRS" shall mean the United States Internal Revenue Service or any successor thereto.

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"Knowledge" shall mean, (i) with respect to the Company, with respect to any matter in question, shall mean the actual knowledge of the individuals listed in Section 1.1 of the Company Disclosure Letter, as of the date of this Agreement, and (ii) with respect to any of Acquisition or the Principal Shareholders, the actual knowledge of any of the shareholders, officers or directors of Acquisition or the Principal Shareholders.

"Law" shall mean any and all applicable law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"Legal Proceeding" shall mean any lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority.

"Lien" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, or community property interest.

"Material Contract" shall mean any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC.

"NASDAQ" shall mean the NASDAQ Stock Market.

"Order" shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

"Permitted Liens" shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP as adjusted in the ordinary course of business through the Effective Time; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) leases and subleases (other than capital leases and leases underlying sale and leaseback transactions) and non-exclusive licenses; (iv) Liens imposed by applicable Law (other than Tax Law) which are not currently violated by the current use or occupancy of any real property or the operation of the business thereon; (v) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended 31 December 2014; (ix) Liens which do not materially and adversely affect the use or operation of the property subject thereto; (x) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business consistent with past practice and that have not had a Company Material Adverse Effect; (xi) Liens arising in connection with the VIE Agreements; and (xii) Liens described in Section 1.1 of the Company Disclosure Letter.

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"Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

"PRC" shall mean the People's Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

"Principal Shares" shall mean the Company Shares beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by any Principal Shareholders.

"Principal Shareholders" shall mean Mr. Minhua Chen and Mrs. Yanling Fan.

"Representatives" shall mean, with respect to any Person, such Person's Affiliates and such Person and its Affiliates' respective shareholders, directors, officers or other employees, or investment bankers, attorneys or other authorized advisors, agents or representatives.

"RMB" shall mean renminbi, the legal currency of the PRC.

"Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

"SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

"Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

"Subsidiary" of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof, or (v) any Person such Person controls through VIE Agreements.

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"Superior Proposal" shall mean any bona fide written Acquisition Proposal for an Acquisition Transaction (with all percentages included in the definition of Acquisition Transaction increased to 50%) that the Company Board reasonably determines (upon recommendation of the Special Committee, if in existence), in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into account relevant legal, financial and regulatory aspects of such offer or proposal (including the likelihood and timing of the consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals), the identity of the Person or group making the offer or proposal and any changes to the terms of this Agreement proposed by Acquisition in response to such offer or proposal or otherwise, to be (i) more favorable, including from a financial point of view, to the Company Shareholders (other than the Principal Shareholders) than the Merger and (ii) reasonably likely to be consummated, provided however in the event of a proposal other than a cash proposal by means of any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction the proposal shall be from a party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company.

"Tax" shall mean any and all PRC and non-PRC taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

"VIE Agreements" shall mean agreements between Fujian Jiaoguang or any variable interest entity and the Company or any of its Affiliates.

Section 1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement.

"Acquisition" shall have the meaning set forth in the preamble.

"Agreement" shall have the meaning set forth in the preamble.

"Alternative Acquisition Agreement" shall have the meaning set forth in Section 5.3(b).

"Arbitrator" shall have the meaning set forth in Section 10.9.

"Articles of Merger" shall have the meaning set forth in Section 2.3.

"Capitalization Date" shall have the meaning set forth in Section 3.7.

"Certificates" shall have the meaning set forth in Section 2.8(c).

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"Closing" shall have the meaning set forth in Section 2.2.

"Closing Date" shall have the meaning set forth in Section 2.2.

"Company" shall have the meaning set forth in the preamble.

"Company Board Recommendation" shall have the meaning set forth in Section 5.3(a).

"Company Board Recommendation Change" shall have the meaning set forth in Section 5.3(b).

"Company Securities" shall have the meaning set forth in Section 3.7(b).

"Company SEC Reports" shall have the meaning set forth in Section 3.9.

"Company Shareholders Meeting" shall have the meaning set forth in Section 7.3(d).

"Consent" shall have the meaning set forth in Section 3.6.

"Dissenting Shareholder" shall have the meaning set forth in Section 2.7(c).

"Dissenting Shares" shall have the meaning set forth in Section 2.7(c).

"Effective Time" shall have the meaning set forth in Section 2.3.

"Exchange Fund" shall have the meaning set forth in Section 2.8(b).

"Guarantor" shall have the meaning set forth in the preamble.

"HKIAC" shall have the meaning set forth in Section 10.9.

"Indemnified Person" shall have the meaning set forth in Section 7.7(a).

"In-the-Money Vested Company Option" shall have the meaning set forth in Section 2.7(d).

"Limited Guarantee" shall have the meaning set forth in the preamble.

"Merger" shall have the meaning set forth in the preamble.

"NRS" shall have the meaning set forth in the preamble.

"Option Consideration" shall have the meaning set forth in Section 2.7(d).

"Outside Date" shall have the meaning set forth in Section 9.1(b).

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"Paying Agent" shall have the meaning set forth in Section 2.8(a).

"Permits" shall have the meaning set forth in Section 3.14.

"Per Share Merger Consideration" shall have the meaning set forth in Section 2.7(a)(ii).

"Preliminary Proxy Statement" shall have the meaning set forth in Section 7.3(a).

"Proxy Statement" shall have the meaning set forth in Section 7.3(a).

"Recommendation Change Notice" shall have the meaning set forth in Section 5.3(c).

"Requisite Shareholder Approval" shall have the meaning set forth in Section 3.4.

"Rules" shall have the meaning set forth in Section 10.9.

"Schedule 13E-3" shall have the meaning set forth in Section 3.6.

"Secretary of State" shall have the meaning set forth in Section 2.3.

"Special Committee" shall have the meaning set forth in the preamble.

"Subsidiary Securities" shall have the meaning set forth in Section 3.8(c).

"Surviving Company" shall have the meaning set forth in Section 2.1.

"Takeover Statutes" shall have the meaning set forth in Section 3.19.

"Tax Returns" shall have the meaning set forth in Section 3.13(a).

"Voting Agreement" shall have the meaning set forth in the preamble.

Section 1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

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(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material" or a "Company Material Adverse Effect" under this Agreement.

(g) References to "$" refer to U.S. dollars.

(h) When used herein, the word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean "if."

(i) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Article II
THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions set forth in this Agreement and the applicable provisions of the NRS, at the Effective Time, Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall thereupon cease and the Company shall continue as the surviving company of the Merger. The Company as the surviving company of the Merger, is sometimes referred to herein as the "Surviving Company".

Section 2.2 The Closing. Unless this Agreement shall have been terminated in accordance with Article IX, the closing of the Merger (the "Closing") will occur at the offices of Sidley Austin LLP, Suite 2009, 5 Corporate Avenue, 150 Hubin Road, Shanghai, China on a date and at a time to be agreed upon by Acquisition and the Company, which date shall be no later than the fifth (5th) Business Day after the satisfaction or waiver of the last to be satisfied of the conditions set forth in Article VIII (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other location, date and time as Acquisition and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date".

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Section 2.3 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Acquisition and the Company shall cause the Merger to be consummated under the NRS by executing and filing the Articles of Merger ("Articles of Merger"), with the Secretary of State of Nevada (the "Secretary of State") in accordance with Section 92A.200 of the NRS, together with such other appropriate documents, in such forms as are required by, and executed in accordance with, the applicable provisions of the NRS. The Merger shall become effective on the date and at such time as the Articles of Merger shall have been duly filed with the Secretary of State or such later time as may be agreed in writing by Acquisition and the Company and specified in the Articles of Merger (the effective date and time of the Merger being referred to herein as the "Effective Time").

Section 2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Company.

Section 2.5 Articles of Incorporation; Bylaws.

(a) Articles of Incorporation. At the Effective Time, subject to the provisions of Section 7.7, the articles of incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall become the articles of incorporation of the Surviving Company (save and except that references therein to the name and the authorized capital of Acquisition shall be amended to describe correctly the name and authorized capital of the Surviving Company) until thereafter amended in accordance with the applicable provisions of the NRS and such articles of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 7.7(a), the bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Company (save and except that references therein to the name shall be amended to describe correctly the name of the Surviving Company) until thereafter amended in accordance with the applicable provisions of the NRS and such bylaws.

Section 2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Company shall be the directors of Acquisition immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Company.

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(b) Officers. At the Effective Time, the initial officers of the Surviving Company shall be the officers of the Company immediately prior to the Effective Time, each to hold office until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Company.

Section 2.7 Effect on Share Capital of the Company.

(a) Share Capital. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities, the following shall occur:

(i) Share Capital of Acquisition. Each common share, par value US$0.001 per share, in the share capital of Acquisition that is issued and outstanding immediately prior to the Effective Time shall be cancelled.

(ii) Company Shares. Each Company Share other than Excluded Shares that is issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist and automatically converted, subject to Section 2.7(b), into the right to receive $3.32 in cash without interest (the "Per Share Merger Consideration") payable in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit in the manner provided in Section 2.11).

(iii) Dissenting Shares. Each Dissenting Share that is issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, in consideration for the right to receive the fair value of such Dissenting Share as provided in Section 2.7(c), and the register of shareholders of the Company shall be amended accordingly.

(iv) Principal Shares. Each Principal Share that is issued and outstanding immediately prior to the Effective Time shall remain in effect as issued and outstanding shares of the Company, fully paid and non-assessable. Such share(s) of common stock shall be the only issued and outstanding share(s) of capital stock of the Surviving Company, which shall be reflected in the stock ledger of the Surviving Company.

(b) Certain Adjustments. The Per Share Merger Consideration shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Company Shares), reclassification, combination, exchange of shares, or other like change with respect to Company Shares occurring, or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Per Share Merger Consideration shall provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such action.

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(c) Statutory Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, any Company Shares that are issued and outstanding immediately prior to the Effective Time and are held by a Company Shareholder (each, a "Dissenting Shareholder") who has validly exercised and not lost its rights to dissent from the Merger pursuant to the NRS (collectively, the "Dissenting Shares") shall not be converted into or exchangeable for or represent the right to receive the Per Share Merger Consideration (except as provided in this Section 2.7(c)), and shall entitle such Dissenting Shareholder only to payment of the fair value of such Dissenting Shares as determined in accordance with the NRS. If any Dissenting Shareholder shall have effectively withdrawn (in accordance with the NRS) or lost the right to dissent, then upon the occurrence of such event, the Dissenting Shares held by such Dissenting Shareholder shall cease to be Excluded Shares, and shall be cancelled and converted into and represent the right to receive the Per Share Merger Consideration at the Effective Time, pursuant to Section 2.7(a)(ii).

(d) Company Options. Each outstanding, unexercised and vested Company Options or, as applicable, the vested portion of a Company Option with a per share exercise price less than the Per Share Merger Consideration (each an "In-the-Money Vested Company Option") shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to the excess of (i) the Per Share Merger Consideration over (ii) the exercise price of such In-the-Money Vested Company Option, multiplied by the number of Company Shares underlying such In-the-Money Vested Company Option (the "Option Consideration"). Each vested Company Option outstanding and unexercised immediately prior to the Effective Time with a per share exercise price greater than or equal to the Per Share Merger Consideration shall automatically be cancelled as of the Effective Time without any consideration payable in respect thereof. On the Closing Date, or as promptly as practicable thereafter (but in no event later than five days thereafter), Acquisition shall pay to each holder of an In-the-Money Vested Company Option the aggregate Option Consideration payable to such holder of In-the-Money Vested Company Options pursuant to this Section 2.7(d). Such cash consideration shall be rounded down to the nearest cent and Acquisition shall be entitled to deduct and withhold from such cash consideration all amounts required to be deducted and withheld under the Code, the rules and regulations promulgated thereunder, or any other applicable Laws. To the extent that amounts are so withheld by Acquisition, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the In-the-Money Vested Company Options with respect to whom such amounts were withheld by Acquisition. Notwithstanding anything contained herein to the contrary, no Option Consideration shall be paid to a holder of Principal Shares.

Section 2.8 Exchange of Certificates.

(a) Paying Agent. Prior to the Closing, Acquisition shall select a bank, transfer agent or trust company reasonably acceptable to the Company to act as the paying agent for the Merger (the "Paying Agent") and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company.

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(b) Exchange Fund. Prior to the Effective Time, Acquisition shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of Company Shares an amount of cash equal to the aggregate consideration to which holders of Company Shares become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Acquisition, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America (such cash amount being referred to herein as the "Exchange Fund"). Any interest and other income resulting from such investments shall be paid to Acquisition. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by this Article II, Acquisition shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments contemplated by this Article II.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three Business Days), the Surviving Company shall cause the Paying Agent to mail or otherwise disseminate to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Shares (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and/or (B) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Acquisition, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 2.7(a)(ii), and the Certificates so surrendered shall forthwith be canceled. Upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book entry transfer of uncertificated Shares, the holders of such uncertificated Shares shall be entitled to receive in exchange for the cancellation of such uncertificated Shares an amount in cash equal to the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 2.7(a)(ii), and the uncertificated Shares shall forthwith be canceled. The Paying Agent shall accept such Certificates and transferred uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and uncertificated Shares on the Per Share Merger Consideration payable upon the surrender of such Certificates and uncertificated Shares pursuant to this Section 2.8. Until so surrendered, outstanding Certificates and uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Per Share Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

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(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the share transfer books or register of shareholders of the Company, or if the Per Share Merger Consideration is to be paid in a name other than that in which the Company Shares (whether represented by Certificates or uncertificated Shares) are registered in the share transfer books or register of shareholders of the Company, the Per Share Merger Consideration may be paid to a Person other than the Person in whose name Company Share (whether represented by a Certificate or an uncertificated Share) so cancelled is registered in the share transfer books or register of shareholders of the Company only if such Certificate or uncertificated Share is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Acquisition (or any agent designated by Acquisition) any transfer Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of such Certificate or uncertificated Shares, or established to the satisfaction of Acquisition (or any agent designated by Acquisition) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent and the Surviving Company (and any other Person that has a withholding obligation pursuant to this Agreement) shall only be entitled to deduct and withhold or cause to be deducted and withheld from any cash amounts payable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under applicable Tax Laws and that are either (i) U.S. federal backup withholding tax to a payee that does not provide the required documentation with respect to its U.S. tax status. In the event that the Paying Agent, or the Surviving Company (or other Person) determines that any such permitted deduction or withholding is required to be made from any amounts payable pursuant to this Agreement, the Paying Agent or the Surviving Company (or other Person), as applicable, shall promptly inform the Special Committee and the other parties hereto of such determination and provide them with a reasonably detailed explanation of such determination and the parties hereto shall consult with each other in good faith regarding such determination. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, the Surviving Company or any other party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Surviving Company. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates, uncertificated Shares on the date that is twelve (12) months after the Effective Time shall be delivered to the Surviving Company upon demand, and any holders of Company Shares that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered their Certificates, uncertificated Shares representing such Company Shares for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Per Share Merger Consideration payable in respect of the Company Shares represented by such Certificates, uncertificated Shares solely to the Surviving Company, as general creditors thereof, for any claim to the applicable Per Share Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II. Any portion of the Exchange Fund remaining unclaimed by Company Shareholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any person previously entitled thereto.

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Section 2.9 No Further Ownership Rights. From and after the Effective Time, all Company Shares, except for the Principal Shares, shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate, uncertificated Shares theretofore representing any Company Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Per Share Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates, uncertificated Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

Section 2.10 Untraceable and Dissenting Shareholders. Remittances for the Per Share Merger Consideration shall not be sent to Company Shareholders who are untraceable unless and until, except as provided below, they notify the Paying Agent of their current contact details prior to the Effective Time. A Company Shareholder will be deemed to be untraceable if (a) he has no registered address in the register of shareholders maintained by the Company; (b) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such Company Shareholder either (i) has been sent to such Company Shareholder and has been returned undelivered or has not been cashed; or (ii) has not been sent to such shareholder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case, no valid claim in respect thereof has been communicated in writing to the Company; or (c) notice of the Company Shareholders Meeting convened to vote on the Merger has been sent to such Company Shareholder and has been returned undelivered. Monies due to Dissenting Shareholders and Company Shareholders who are untraceable shall be returned to the Surviving Company. Monies unclaimed after a period of two years from the date of the notice of the Company Shareholders Meeting shall be forfeited and shall revert to the Surviving Company. Dissenting Shareholders and Company Shareholders who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods should contact the Surviving Company.

Section 2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Merger Consideration payable in respect thereof pursuant to Section 2.7.

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Section 2.12 Fair Value. Acquisition and the Company respectively agree that the Per Share Merger Consideration represent the fair value of the Company Shares.

Section 2.13 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition, the directors and officers of the Company and Acquisition shall take any such lawful and necessary action.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Letter, or (ii) as set forth in the Company SEC Reports filed by the Company with the SEC (other than in any "risk factor" disclosure or any other forward looking statements or other disclosures included in such documents that are generally cautionary or forward-looking in nature), the Company hereby represents and warrants to Acquisition as follows:

Section 3.1 Organization and Qualification. The Company and each of its Subsidiaries is an entity duly organized and validly existing under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized or existing or to have such power and authority would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing (to the extent either such concept is recognized under applicable Law) in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had a Company Material Adverse Effect.

Section 3.2 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations under this Agreement and, subject to obtaining the Requisite Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations under this Agreement or the consummation of the transactions contemplated by this Agreement other than obtaining the Requisite Shareholder Approval and filing the Articles of Merger with the Secretary of State. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquisition, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (b) is subject to general principles of equity.

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Section 3.3 Board Actions. At a meeting duly called and held prior to the execution of this Agreement, the Company Board (acting upon the recommendation of the Special Committee) (a) approved this Agreement and approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby in accordance with the NRS upon the terms and subject to the conditions contained herein and (b) resolved to recommend that the holders of Company Shares authorize and approve this Agreement and the Merger.

Section 3.4 Requisite Shareholder Approval. The affirmative vote of Company Shareholders representing a majority or more of the issued and outstanding Company Shares present and voting in person or by proxy as a single class at the Company Shareholders Meeting (the "Requisite Shareholder Approval") is the only vote or approval of the holders of any class or series of share capital of the Company that is necessary to authorize and approve this Agreement and consummate the Merger.

Section 3.5 Non-Contravention. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not (a) violate or conflict with any provision of the articles of incorporation, bylaws or other organizational documents of the Company, (b) subject to obtaining such Consents set forth in Section 3.5 of the Company Disclosure Letter, violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Material Contract, (c) assuming the Consents referred to in Section 3.5 of the Company Disclosure Letter are obtained or made and subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its covenants and obligations hereunder.

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Section 3.6 Required Governmental Approvals. No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except (a) the filing and registration of the Articles of Merger with the Secretary of State (b) such filings and approvals as may be required by any United States federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, including the joining of the Company in the filing of the Rule 13e-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the "Schedule 13E-3") and the furnishing of Form 8-K with the Proxy Statement (c) such filings as may be required for compliance with the rules and regulations of the NASDAQ, and (d) such other Consents, the failure of which to obtain would not have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the ability of the Company to perform its covenants and obligations hereunder.

Section 3.7 Company Capitalization.

(a) The authorized share capital of the Company consists of 10,000,000 shares of preferred stock, par value $0.0001 and 100,000,000 Company Shares, par value $.001 per share. As of the close of business in New York City on March 8, 2016 (the "Capitalization Date"): 3,914,580 Company Shares were issued and outstanding and none of the preferred shares were issued and outstanding. All outstanding Company Shares are, when issued in accordance with the terms thereof, validly issued, fully paid, non-assessable and free of any preemptive rights. Since the Capitalization Date, the Company has not issued any Company Shares.

(b) Except as set forth in the Section 3.7 of the Company Disclosure Letter, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as "Company Securities") and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract which obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

Section 3.8 Subsidiaries.

(a) Section 3.8 of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of shareholders of each Subsidiary of the Company.

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(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Company or such Subsidiary's business as presently conducted.

(c) There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as "Subsidiary Securities"), or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries is a party to any Contract which obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities, except in connection with the VIE Agreements.

Section 3.9 Company SEC Reports. Since December 31, 2014, the Company has filed all material forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof (all such forms, reports and documents, together with all exhibits and schedules thereto, the "Company SEC Reports"). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed, and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Acquisition or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

Section 3.10 Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (including the related notes an schedules) have been prepared (or in the case of Company SEC Reports filed after the date hereof, will be prepared ) in accordance with GAAP consistently applied during the periods and at the dates involved, and fairly present (or in the case of Company SEC Reports filed after the date hereof, will fairly present) in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

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Section 3.11 Absence of Certain Changes.

(a) Since the Company Balance Sheet Date through the date hereof, except for actions taken or not taken in connection with the transactions contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and there has not been or occurred, and there does not exist, any Company Material Adverse Effect that is continuing.

(b) Since the Company Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 5.1(b) if such section had been in effect since the Company Balance Sheet Date.

Section 3.12 Material Contracts.

(a) Section 3.12(a) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Material Contracts have been (i) publicly filed with the SEC or (ii) made available to Acquisition.

(b) Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (ii) is subject to general principles of equity. Neither the Company nor any of its Subsidiaries that is a party to a Material Contract, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had a Company Material Adverse Effect.

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Section 3.13 Tax Matters.

(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any extensions of time in which to file) all returns, estimates, claims for refund, information statements and reports or other similar documents with respect to Taxes (including amendments, schedules, or attachments thereto) relating to any and all Taxes ("Tax Returns") required to be filed with any Governmental Authority by any of them and all such filed Tax Returns are true, correct and complete in all material aspects and were prepared in compliance with all applicable Laws in all material aspects, (ii) have paid, or have adequately reserved (in accordance with GAAP) on the most recent financial statements contained in the Company SEC Reports for the payment of, all Taxes required to be paid through the Company Balance Sheet Date, and (iii) have not incurred any liability for Taxes since the Company Balance Sheet Date other than in the ordinary course of business consistent with past practice. No deficiencies for any Taxes have been asserted in writing or assessed in writing, or to the Knowledge of the Company, proposed, against the Company or any of its Subsidiaries that are not subject to adequate reserves on the consolidated financial statements of the Company and its Subsidiaries (in accordance with GAAP) as adjusted in the ordinary course of business through the Effective Time, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. There are no Liens (other than Permitted Liens) on any of the assets of the Company or its Subsidiaries for Taxes.

(b) The representations and warranties contained in this Section 3.13 are the only representations and warranties of the Company and its Subsidiaries with respect to Taxes, and no other representation or warranty contained in any other section of this Agreement shall apply to any such Tax matters.

Section 3.14 Permits. The Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted ("Permits"), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that have not had a Company Material Adverse Effect.

Section 3.15 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all Law and Orders applicable to the Company and its Subsidiaries, except for such noncompliance that has not had a Company Material Adverse Effect. No representation or warranty is made in this Section 3.15 with respect to (a) compliance with the Exchange Act, to the extent such compliance is covered in Section 3.6 and Section 3.9 or (b) applicable laws with respect to Taxes, which are covered solely in Section 3.13.

Section 3.16 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries or any of the respective properties of the Company or any of its Subsidiaries that has had a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that has had a Company Material Adverse Effect.

Section 3.17 Related Party Transactions. None of the directors or executive officers of the Company or individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company and its Subsidiaries taken as a whole, since the Company Balance Sheet Date, has had any transaction with the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole (other than employment relationship or serving as a director). The Company and its Subsidiaries have not, since the Company Balance Sheet Date, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of the Company.

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Section 3.18 Opinion of Financial Advisor. The Special Committee received the opinion of ROTH Capital Partners LLC, the financial advisor to the Special Committee, dated as of the date hereof, to the effect that, as of the date of this Agreement, the Per Share Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair from a financial point of view to such holders.

Section 3.19 Anti-Takeover Provisions. The Company is not party to a Shareholder rights agreement, "poison pill" or similar agreement or plan. None of the requirements or restrictions of (a) the Nevada "combinations with interested Shareholders" statutes, NRS 78.411 through 78.444, inclusive, or (b) the Nevada "acquisition of controlling interest" statutes, NRS 78.378 through 78.3793, inclusive (collectively, the "Takeover Statutes") would apply to prevent the consummation of any of the transactions contemplated by this Agreement, including the Merger.

Section 3.20 No Other Company Representations or Warranties. Except for the representations and warranties set forth in Article III, Acquisition hereby acknowledges and agrees that (a) neither the Company nor any of its Subsidiaries, nor any of their respective Representatives, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Acquisition or any of its Representatives, and (b) neither the Company nor any of its Subsidiaries, nor any of their respective Representatives, will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to Acquisition or any of its Representatives, resulting from the delivery, dissemination or any other distribution to Acquisition or any of its Representatives, or the use by Acquisition or any of its Representatives, of any such information provided or made available to any of them by the Company or any of its Subsidiaries, or any of their respective Representatives, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Acquisition or any of its Representatives, in "data rooms," confidential information memoranda or management presentations in anticipation or contemplation of the Merger or any other transactions contemplated by this Agreement.

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Article IV

REPRESENTATIONS AND WARRANTIES OF ACQUISITION

Acquisition hereby represents and warrants to the Company as follows:

Section 4.1 Organization; Good Standing. Acquisition is duly organized and validly existing under the Laws of the State of Nevada and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Acquisition is duly qualified to do business and is in good standing (to the extent either such concept is recognized under applicable Law) in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation by Acquisition of the transactions contemplated hereby or the performance by Acquisition of its covenants and obligations hereunder. Acquisition has previously furnished to the Company a true and complete copy of the articles of incorporation and bylaws of Acquisition, each as amended or modified to date, as in effect as of the date of this Agreement. Such articles of incorporation and bylaws are in full force and effect as of the date hereof. Acquisition is not in violation of any provision of its articles of incorporation or bylaws in any material respect.

Section 4.2 Corporate Power; Enforceability. Acquisition has the requisite corporate power and authority to execute and deliver this Agreement, to perform covenants and obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Acquisition of this Agreement, the performance by Acquisition of its covenants and obligations under this Agreement and the consummation by Acquisition of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other action on the part of Acquisition, and no other corporate or other proceeding on the part of Acquisition is necessary to authorize the execution and delivery by Acquisition of this Agreement, the performance by Acquisition of its covenants and obligations under this Agreement or the consummation by Acquisition of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquisition and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquisition, enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (b) is subject to general principles of equity.

Section 4.3 Non-Contravention. The execution and delivery by Acquisition of this Agreement, the performance by Acquisition of its covenants and obligations under this Agreement and the consummation by Acquisition of the transactions contemplated by this Agreement do not and will not (a) violate or conflict with any provision of the Articles of Incorporation, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Acquisition is a party or by which Acquisition or any of its properties or assets may be bound, (c) assuming the Consents referred to in Section 3.5 of the Company Disclosure Letter are obtained or made, violate or conflict with any Law or Order applicable to Acquisition or by which any of their properties or assets are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquisition, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation by Acquisition of the transactions contemplated hereby or the performance by Acquisition of its respective covenants and obligations hereunder.

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Section 4.4 Required Governmental Approvals. No Consent of any Governmental Authority is required on the part of Acquisition or any of its Affiliates in connection with the execution and delivery by Acquisition of this Agreement, the performance by Acquisition or any of its affiliates of their respective covenants and obligations hereunder and the consummation by Acquisition of the transactions contemplated hereby, except (a) the filing and registration of the Articles of Merger with the Secretary of State and such filings with Governmental Authorities to satisfy the applicable laws of states in which Acquisition is qualified to do business, (b) such filings and approvals as may be required by any United States federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, and the filing of the Proxy Statement and the Schedule 13E-3, and (c) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation by Acquisition of the transactions contemplated hereby or the performance by Acquisition of its covenants and obligations hereunder.

Section 4.5 Available Funds. Acquisition has or will have available to it, as of the Effective Time, all funds necessary for the payment to the Paying Agent of the aggregate amount of the Exchange Fund and any other amounts required to be paid in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and to pay all related fees and expenses of Acquisition.

Section 4.6 Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of Acquisition or any of its Affiliates, threatened in writing against or affecting Acquisition or any of their Affiliates or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation by Acquisition of the transactions contemplated hereby or the performance by Acquisition of its covenants and obligations hereunder. Acquisition is not subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Acquisition of the transactions contemplated hereby or the performance by Acquisition of its covenants and obligations hereunder.

Section 4.7 Ownership of Company Share Capital. As of the date hereof, other than the Principal Shares, neither Acquisition nor any of its Affiliates owns (beneficially (as such term is used in Rule 13d-3 promulgated under the Exchange Act), of record or otherwise) any Company Shares or Subsidiary Securities (or any other economic interest through derivative securities or otherwise in the Company or any Subsidiary of the Company) except pursuant to this Agreement.

Section 4.8 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquisition.

Section 4.9 Operations of Acquisition. Acquisition has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Acquisition will not have engaged in any other business activities or have incurred any liabilities or obligations other than as contemplated by this Agreement.

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Section 4.10 Capitalization of Acquisition. The authorized share capital of Acquisition consists of 50,000 shares, par value $0.001 per share, 19 of which are validly issued and outstanding. Mr. Minhua Chen and Mrs. Yanling Fan own 100% of the issued and outstanding share capital of Acquisition.

Section 4.11 Solvency. Acquisition is not entering into the transactions contemplated hereby with the intent to hinder, delay or defraud any present or future creditors. Assuming that the Company is solvent immediately prior to the Effective Time without giving effect to the transactions contemplated by this Agreement, then as of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger and the payment of the aggregate Per Share Merger Consideration and payment of all related fees and expenses of Acquisition, the Company and their respective Subsidiaries in connection therewith, (a) the amount of the "fair saleable value" of the assets of each of the Surviving Company and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Company and such Subsidiaries, including contingent and other liabilities, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Company and such Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured, (b) neither the Surviving Company nor any of its Subsidiaries will have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (c) each of the Surviving Company and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. For purposes of this representation, the Parties assume that the Company immediately prior to the Effective Time will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due without giving effect to transactions contemplated by this Agreement.

Section 4.12 No Other Acquisition Representations or Warranties. Except for the representations and warranties set forth in Article IV, the Company hereby acknowledges and agrees that (a) neither Acquisition nor any of its Affiliates, nor any of their respective Representatives, has made or is making any other express or implied representation or warranty with respect to Acquisition or its business or operations, including with respect to any information provided or made available to the Company or any of its Representatives, and (b) neither Acquisition nor any of its Affiliates, nor any of their respective Representatives, will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to the Company or any of its Representatives, resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any such information provided or made available to any of them by Acquisition or any of its Representatives, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to the Company or any of its Representatives, in "data rooms," confidential information memoranda or management presentations in anticipation or contemplation of the Merger or any other transactions contemplated by this Agreement.

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Article V

COVENANTS OF THE COMPANY

Section 5.1 Interim Conduct of Business.

(a) Except as (i) contemplated, required or permitted by this Agreement, (ii) required by applicable Law, (iii) set forth in Section 5.1(a) of the Company Disclosure Letter, or (iv) approved by Acquisition (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company and each of its Subsidiaries shall (A) carry on its business in the ordinary course in substantially the same manner as heretofore conducted in all material respects, and (B) use its reasonable best efforts, consistent with past practices, to preserve substantially intact its business organization and preserve the current relationships of the Company and each of its Subsidiaries with material customers, suppliers and other Persons with whom the Company or any of its Subsidiaries has significant business relations as is reasonably necessary.

(b) Except as (i) contemplated, required or permitted by this Agreement, (ii) required by applicable Law, (iii) set forth in Section 5.1(b) of the Company Disclosure Letter, or (iv) approved by Acquisition (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1(a)):

(i) amend its articles of incorporation, bylaws or comparable organizational documents;

(ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for (A) the issuance and sale of Company Shares, (B) grants to employees or directors of Company Options issued in the ordinary course of business consistent with past practice, and with a per share exercise price that is no less than the then-current market price of a Company Share;

(iii) directly or indirectly acquire, repurchase or redeem any Company Securities;

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(iv)    (A) split, combine, subdivide or reclassify any Company Shares, (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any Company Shares, or make any other actual, constructive or deemed distribution in respect of Company Shares, except for cash dividends made by any direct or indirect Subsidiary of the Company to the Company or one of its Subsidiaries or (C) enter into any voting agreement with respect to its share capital that is inconsistent with the transaction contemplated hereby;

(v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except for (A) the transactions contemplated by this Agreement or (B) the dissolution or reorganization of a wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(vi)   (A) incur or assume any long-term or short-term debt for borrowed monies or issue any debt securities, except for (1) debt incurred in the ordinary course of business under letters of credit, lines of credit or other credit facilities or arrangements in effect on the date hereof or issuances or repayment of commercial paper in the ordinary course of business consistent with past practice, and (2) loans or advances between the Company and any direct or indirect Subsidiaries, or between any direct or indirect Subsidiaries, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in excess of $50,000 (or an equivalent amount in RMB) individually or $100,000 (or an equivalent amount in RMB) in the aggregate, except with respect to obligations of direct or indirect Subsidiaries of the Company, (C) make any loans, advances or capital contributions to or investments in any other Person (other than the Company or any direct or indirect Subsidiaries), except for payments or advances made in the ordinary course of business of the Company or any of its direct or indirect Subsidiaries consistent with their respective past practice, or (D) mortgage or pledge any of its or its Subsidiaries' assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(vii) except as may be required by applicable Law or the terms of any employee benefit plan as in effect on the date hereof, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, share equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any officer or employee in any manner, except in any such case (1) in connection with the hiring of new officers or employees in the ordinary course of business consistent with past practice, and (2) in connection with the promotion of officers or employees in the ordinary course of business consistent with past practice, or (B) increase the compensation payable or to become payable to any officer or employee, pay or agree to pay any special bonus or special remuneration to any officer or employee, or pay or agree to pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in the ordinary course of business consistent with past practice;

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(viii) except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

(ix) sell, transfer, lease, license, assign or otherwise dispose of (including, by merger, consolidation, or sale of stock or assets) any entity, business, tangible assets or tangible properties of the Company or any of its Subsidiaries having a current value in excess of $100,000 (or an equivalent amount in RMB) in the aggregate (other than the sale of inventory in the ordinary course of business);

(x) sell, transfer, license, assign or otherwise dispose of (including, by merger, consolidation or sale of stock or assets), abandon, permit to lapse or fail to maintain or enforce any material intellectual property owned by the Company or any of its Subsidiaries (except the granting of nonexclusive licenses in the ordinary course of business), or disclose to any Person any confidential information (except pursuant to confidentiality agreements);

(xi) (A) make or change any material Tax election, (B) settle or compromise any material income Tax liability, or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, in each case to the extent such election, settlement, compromise, extension, waiver or other action would have the effect of materially increasing the Tax liability of the Company or any of its Subsidiaries for any period ending after the Closing Date or materially decreasing any Tax attribute of the Company or any of its Subsidiaries existing on the Closing Date;

(xii) other than in the ordinary course of business consistent with past practice, (A) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein with a value in excess of $100,000 (or an equivalent amount in RMB) individually or $500,000 (or an equivalent amount in RMB) in the aggregate or (B) dispose of any properties or assets of the Company or its Subsidiaries, which are material to the Company and its Subsidiaries, taken as a whole;

(xiii) enter into any new line of business outside of its existing business segments;

(xiv) adopt, propose, effect or implement any "shareholder rights plan," "poison pill" or similar arrangement; or

(xv) enter into a Contract, or otherwise resolve or agree in any legally binding manner, to take any of the actions prohibited by this Section 5.1(b).

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(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give Acquisition, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

Section 5.2 No Solicitation.

(a) Subject to Section 5.2(b), from the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company and its Affiliates shall not, nor shall they authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Acquisition or any designees of Acquisition) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Acquisition or any designees of Acquisition or Acquisition) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, or (v) enter into any Contract contemplating or otherwise relating to an Acquisition Transaction. Promptly following the date of this Agreement, the Company and its Affiliate shall instruct their Representatives that are engaged in ongoing discussions and negotiations with any Persons (other than Acquisition or any of its Representatives) with respect to any possible Acquisition Proposal to cease any such discussions.

(b) Notwithstanding anything to the contrary set forth in Section 5.2(a), the Company Board (acting through the Special Committee), may, directly or indirectly through the Company's Representatives, (i) contact any Person that has made a bona fide, written Acquisition Proposal to clarify and understand the terms and conditions thereof in order to assess whether such Acquisition Proposal is reasonably expected to lead to a Superior Proposal, (ii) participate or engage in discussions or negotiations with any Person that has made a bona fide, written Acquisition Proposal and that the Company Board (acting through the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or is reasonably expected to lead to a Superior Proposal, and/or (iii) furnish to any Person that has made a bona fide, written Acquisition Proposal that the Company Board (acting through the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or is reasonably expected to lead to a Superior Proposal any non-public information relating to the Company or any of its Subsidiaries, and/or afford to any such Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in each case under this clause (iii) pursuant to a confidentiality agreement; provided that in the case of any action taken pursuant to the preceding clauses (ii) or (iii), the Company Board (acting through the Special Committee) determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, provided further that the Company shall (I) provide written notice to Acquisition of its intent to furnish information or enter into discussions with such Person at least one Business Day prior to taking any such action, (II) promptly following its execution, deliver to Acquisition a copy of the confidentiality agreement executed by the Company and such Person, and (III) promptly make available to Acquisition any material information concerning the Company and its Subsidiaries that is provided to any such Person and that was not previously made available to Acquisition or its Representatives.

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Section 5.3 Company Board Recommendation.

(a) Subject to the terms of Section 5.3(b) and Section 5.3(c), the Company Board shall recommend that the holders of Company Shares authorize this Agreement (the "Company Board Recommendation").

(b) Neither the Company Board nor any committee thereof (including the Special Committee) shall (i) (A) withhold, withdraw, amend or modify in a manner adverse to Acquisition in any material respect, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Acquisition in any material respect, the Company Board Recommendation or (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Superior Proposal (any action in this clause (i) being referred to as a "Company Board Recommendation Change"); or (ii) adopt, approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (each, an "Alternative Acquisition Agreement") constituting or related to, or that would reasonably be expected to result in, any Acquisition Proposal (other than a confidentiality Agreement referred to in Section 5.2); provided that a "stop, look and listen" communication by the Company Board or the Special Committee, to the Company Shareholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Company Board Recommendation Change.

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the Effective Time, (x) the Company Board (acting through the Special Committee, if in existence) may effect a Company Board Recommendation Change if the Company Board (acting through the Special Committee) determines in good faith (after consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company Shareholders under applicable Law and (y) if the Company Board determines in good faith (after consultation with the Company's outside financial and legal advisors) that an Acquisition Proposal constitutes a Superior Proposal, then the Company may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal or terminate this Agreement in accordance with Section 9.1(d).

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(c) The Company shall not be entitled to effect a Company Board Recommendation Change or terminate this Agreement as permitted under Section 9.1(d) unless the Company has provided written notice (a "Recommendation Change Notice") at least fifteen (15) Business Days in advance to Acquisition advising Acquisition that the Company Board intends to make a Company Board Recommendation Change or enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that either constitutes or could reasonably be expected to constitute a Superior Proposal, as applicable, and specifying the reasons therefor, including the terms and conditions of such Acquisition Proposal that is the basis of the proposed action by the Company Board (including the identity of the Person making the Acquisition Proposal and any financing materials related thereto, if any) and following the end of the fifteen (15) Business Day period, the Company Board and the Special Committee shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Acquisition in response to the notice of Superior Proposal, that the Acquisition Proposal giving rise to the notice of Superior Proposal continues to constitute a Superior Proposal. Notwithstanding anything herein to the contrary, should Acquisition respond to the Recommendation Change Notice within such fifteen (15) Business Day period with a proposal equivalent to the proposed Superior Proposal, then the revised proposal from Acquisition shall be recommended by the Company Board as the Company Board Recommendation. Any material amendment to the financial terms or any other material amendment of any such Superior Proposal shall require a new notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 5.3(c).

(d) Nothing in this Agreement shall prohibit the Company Board or the Special Committee, from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act (or any similar communication to the Company Shareholders), and (ii) making any disclosure to the Company Shareholders that the Company Board or the Special Committee, if in existence, determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company Shareholders under applicable Law.

Section 5.4 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall afford Acquisition and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company; provided that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (b) such documents or information are subject to any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information, or (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; provided further that no information or knowledge obtained by Acquisition in any investigation conducted pursuant to the access contemplated by this Section 5.4 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise affect the rights and remedies available to Acquisition hereunder. Any investigation conducted pursuant to the access contemplated by this Section 5.4 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company's properties shall be subject to the Company's reasonable security measures and insurance requirements and shall not include the right to perform invasive testing.

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Section 5.5 Certain Litigation. Each party hereto shall promptly advise the other parties hereto of any litigation commenced after the date hereof against such party or any of its directors (in their capacity as such) by any Company Shareholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep the other parties hereto reasonably informed regarding any such litigation. Each party hereto shall give the other parties hereto the opportunity to consult with such party regarding the defense or settlement of any such shareholder litigation and shall consider such other parties' views with respect to such shareholder litigation.

Article VI

cOvenants of ACQUISITION

Section 6.1 Obligations of Acquisition. Acquisition and its Affiliates shall take all action necessary to perform its obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

Article VII

ADDITIONAL COVENANTS OF ALL PARTIES

Section 7.1 Reasonable Best Efforts to Complete. Upon the terms and subject to the conditions set forth in this Agreement, each of Acquisition and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to: (a) cause the conditions set forth in Article VIII to be satisfied; and (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger or the transactions contemplated hereby. In addition to the foregoing, neither Acquisition, on the one hand, nor the Company, on the other hand, shall take any action that, or fail to take any action if such failure, is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, "profit sharing" or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract.

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Section 7.2 Regulatory Filings.

(a) Acquisition, on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other party reasonably apprised with respect to any oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 8.1(b). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential information.

(b) Each of Acquisition and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not expressly contemplated by this Agreement are required to be or should be made, and whether any other consents, approvals, permits or authorizations not expressly contemplated by this Agreement are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

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Section 7.3 Company Shareholders Meeting.

(a) As promptly as practicable following the date hereof, the Company, in cooperation with and subject to the approval of the Special Committee, shall, in accordance with applicable Law (in the case of each of clauses (i) to (iv), unless the Company Board (acting through the Special Committee) has effected a Company Board Recommendation Change or entered into an Alternative Acquisition Agreement): (i) prepare and cause to be filed with the SEC as an exhibit to the Schedule 13E-3 a preliminary proxy statement (the "Preliminary Proxy Statement") relating to this Agreement and the transactions contemplated by this Agreement; (ii) after consultation with Acquisition, respond as promptly as reasonably practicable to any comments made by the SEC with respect to the Preliminary Proxy Statement (including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by Law); (iii) use reasonable best efforts to have the SEC confirm that it has no further comments thereto; and (iv) cause a definitive proxy statement, letter to shareholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Shareholders in connection with the solicitation of proxies for use at the Company Shareholders Meeting (collectively, as amended or supplemented, the "Proxy Statement"), to be mailed to the Company Shareholders at the earliest practicable date after the date that the SEC confirms it has no further comments. Acquisition shall as promptly as practicable furnish all information as the Company may reasonably request and otherwise cooperate with and assist the Company, at the Company's reasonable request, in connection with the preparation of the Preliminary Proxy Statement, the Proxy Statement and the other actions to be taken by the Company under this Section 7.3(a).

(b) Unless the Company Board (acting through the Special Committee) has effected a Company Board Recommendation Change or entered into an Alternative Acquisition Agreement, the Company, in cooperation with and subject to the approval of the Special Committee, and Acquisition shall cooperate to: (i) concurrently with the preparation of the Preliminary Proxy Statement and the Proxy Statement (including any amendments or supplements thereto), jointly prepare and file with the SEC the Schedule 13E-3 relating to the transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested by the other party in connection with the preparation of the Schedule 13E-3; (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and consult with each other prior to providing such response; (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law; (iv) have cleared by the SEC the Schedule 13E-3; and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company Shareholders any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting.

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(c) Unless the Company Board (acting through the Special Committee) shall have effected a Company Board Recommendation Change or entered into an Alternative Acquisition Agreement, the Company shall, in accordance with applicable Law, notify Acquisition promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3, the Preliminary Proxy Statement or the Proxy Statement or for additional information and will supply Acquisition with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 13E-3, the Preliminary Proxy Statement or the Proxy Statement. The Company shall give Acquisition a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Schedule 13E-3, the Preliminary Proxy Statement or the Proxy Statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Acquisition reasonably objects. If the Company discovers at any time prior to the Company Shareholders Meeting any information that, pursuant to the Exchange Act, is required to be set forth in an amendment or supplement to the Proxy Statement, then the Company, in cooperation with and subject to the approval of the Special Committee, shall promptly transmit such amendment or supplement to the Company Shareholders.

(d) Unless the Company Board (acting through the Special Committee) has effected a Company Board Recommendation Change or entered into an Alternative Acquisition Agreement, the Company, in cooperation with and subject to the approval of the Special Committee, shall (i) in accordance with applicable Law, establish a record date for and duly call a meeting of the Company Shareholders (the "Company Shareholders Meeting") as promptly as reasonably practicable following the date hereof for the purposes of considering and, if thought fit by the Company Shareholders, passing resolutions to authorize and approve this Agreement and the Merger, (ii) use reasonable best efforts to solicit the authorization and approval of this Agreement and the Merger by the Company Shareholders, and (iii) include in the Proxy Statement the Company Board Recommendation. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Shareholders Meeting as and to the extent: (1) required by applicable Law; (2) if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting; or (3) if in the good faith judgment of the Company Board, such adjournment or postponement is consistent with its fiduciary duties under applicable Law.

(e) Notwithstanding the foregoing or anything else herein to the contrary, and subject to compliance with the terms of Section 5.3, in connection with any disclosure regarding a Company Board Recommendation Change relating to a Superior Proposal or an Acquisition Proposal, the Company shall not be required to provide Acquisition the opportunity to review or comment on (or include comments proposed by Acquisition in) or permit Acquisition to participate in any discussions with the SEC regarding the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

Section 7.4 Anti-Takeover Laws. In the event that any anti-takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company and Acquisition shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

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Section 7.5 Public Statements and Disclosure. None of the Company, on the one hand, or Acquisition, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided that the restrictions set forth in this Section 7.5 shall not apply to any release or announcement made or proposed to be made by the Company pursuant to Section 5.3 or following a Company Board Recommendation Change.

Section 7.6 Actions Taken at Direction of Acquisition/Principal Shareholders. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, Article VI and Article VII hereof, if the alleged breach is the proximate result of action or inaction taken by the Company or any of its Subsidiaries at the direction of Acquisition, any Principal Shareholder or any shareholder, officer or director of Acquisition or any Principal Shareholder without the approval or direction of the Company Board or the Special Committee.

Section 7.7 Directors' and Officers' Indemnification.

(a) The Surviving Company and its Affiliates shall honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the "Indemnified Persons"). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company and its Affiliates shall cause the articles of incorporation (and other similar organizational documents) of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to the Indemnified Person as the indemnification, exculpation and advancement of expenses provisions contained in the articles of incorporation (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

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(b) Without limiting the generality of the provisions of Section 7.7, during the period commencing at the Effective Time and ending on the second anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Company and its Affiliates shall indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person's capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time), or (ii) any of the transactions contemplated by this Agreement; provided that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Acquisition and its Affiliates a written notice asserting a claim for indemnification under this Section 7.7 (b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the second anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Company and its Subsidiaries shall advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by such Indemnified Person in connection with any such claim, proceeding, investigation or inquiry upon receipt of an undertaking by such Indemnified Person to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification. In the event of any such claim, proceeding, investigation or inquiry, (A) the Surviving Company and its Affiliates shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Company and its Affiliates will be deemed to have waived any right to object to the Indemnified Person's entitlement to indemnification hereunder with respect thereto), (B) each Indemnified Person shall be entitled to retain his or her own counsel, whether or not the Surviving Company and its Affiliates shall elect to control the defense of any such claim, proceeding, investigation or inquiry, (C) the Surviving Company and its Affiliates shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Person, promptly after statements therefor are received, whether or not the Surviving Company and its Affiliates shall elect to control the defense of any such claim, proceeding, investigation or inquiry, and (D) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent. Notwithstanding anything to the contrary set forth in this Section 7.7(b) or elsewhere in this Agreement, the Surviving Company and its Affiliates may settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation or inquiry for which indemnification may be sought by an Indemnified Person under this Agreement provided such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry.

(c) If the Surviving Company and its Affiliates or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Company and its Affiliates shall assume all of the obligations of the Surviving Company and its Affiliates set forth in this Section 7.7.

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(d) The obligations set forth in this Section 7.7 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person (and their heirs and representatives). Each of the Indemnified Persons (and their heirs and representatives) are intended to be third party beneficiaries of this Section 7.7, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and their heirs and representatives)) under this Section 7.7 shall be in addition to, and not in substitution for, any other rights that such persons may have under the articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 7.7 is not prior to or in substitution for any such claims under such policies.

Article VIII

CONDITIONS TO THE MERGER

Section 8.1 Conditions to the Obligations of Each Party. The respective obligations of Acquisition and the Company to consummate the Merger shall be subject to the satisfaction or waiver (except with respect to the condition set forth in Section 8.1(a), which cannot be waived) by mutual written agreement of Acquisition and the Company (subject to the approval of the Special Committee), prior to the Effective Time, of each of the following conditions:

(a) Requisite Shareholder Approval. The Company shall have received the Requisite Shareholder Approval.

(b) No Legal Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that has the effect of making the Merger illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction in which the Company has material business or operations.

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Section 8.2 Conditions to the Obligations of Acquisition. The obligations of Acquisition to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Acquisition:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except (i) for any failure to be so true and correct which has not had a Company Material Adverse Effect and (ii) for changes contemplated by this Agreement; provided that, solely for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 8.2(a), all "materiality" and "Company Material Adverse Effect" qualifications set forth in such representations and warranties shall be disregarded.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the material obligations that are to be performed by it under this Agreement at or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

(d) Officer's Certificate. Acquisition shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 8.2(a) to Section 8.2(c) have been satisfied.

Section 8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company, subject to the approval of the Special Committee:

(a) Representations and Warranties. The representations and warranties of Acquisition set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Acquisition to fully perform their respective covenants and obligations under this Agreement and (ii) for changes contemplated by this Agreement.

(b) Performance of Obligations of Acquisition. Acquisition shall have performed in all material respects the material obligations that are to be performed by Acquisition under this Agreement at or prior to the Effective Time.

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(c) Officer's Certificate. The Company shall have received a certificate of Acquisition, validly executed for and on behalf of Acquisition and in by a duly authorized officer thereof, certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

Article IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be validly terminated only as follows (it being understood and hereby agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Shareholder Approval), by mutual written agreement of Acquisition and the Company (acting through the Special Committee); or

(b) by either the Company (acting through the Special Committee) or Acquisition, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Shareholder Approval), in the event that the Effective Time shall not have occurred on or before August 31, 2016, (such date referred to herein as the "Outside Date"); provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement; or

(c) by either the Company (acting through the Special Committee) or Acquisition, at any time prior to the Effective Time, in the event that the Company shall have failed to obtain the Requisite Shareholder Approval after the final adjournment of the Company Shareholders Meeting at which a vote is taken on this Agreement and the Merger; or

(d) by the Company (acting through the Special Committee) in the event that: (i) the Company Board (acting through the Special Committee) shall have determined in good faith (after consultation with outside legal counsel) that the failure to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (ii) the Company shall have delivered to Acquisition a Recommendation Change Notice; or (iii) the Company shave have entered into an Alternative Acquisition Agreement; or

(e) by the Company (acting through the Special Committee), at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Shareholder Approval), in the event that (i) the Company has not breached any of its representations, warranties or covenants under this Agreement in any material respect and (ii) Acquisition shall have breached any of its representations, warranties or covenants under this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and shall have failed to cure such breach within thirty (30) Business Days after Acquisition has received written notice of such breach from the Company (it being understood that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) in respect of the breach set forth in any such written notice (A) at any time during such thirty (30) Business Day period, and (B) at any time after such thirty (30) Business Day period if Acquisition shall have cured such breach during such thirty (30) Business Day period); or

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(f) by the Company (acting through the Special Committee), in the event that (i) the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (excluding conditions that by their terms are to be satisfied on the Closing Date) and (ii) Acquisition fails to complete the Closing within five (5) Business Days following the date the Closing should have occurred; or

(g) subject to Section 7.6, by Acquisition, at any time prior to the Effective Time (notwithstanding the prior receipt of the Requisite Shareholder Approval), in the event that (i) Acquisition has not breached any of its representations, warranties or covenants under this Agreement in any material respect, and (ii) the Company shall have breached any of its representations, warranties or covenants under this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and shall have failed to cure such material breach within thirty (30) Business Days after the Company has received written notice of such breach from Acquisition (it being understood that Acquisition shall not be permitted to terminate this Agreement pursuant to this Section 9.1(g) in respect of the breach set forth in any such written notice (A) at any time during such thirty (30) Business Day period, and (B) at any time after such thirty (30) Business Day period if the Company shall have cured such breach during such thirty (30) Business Day period); or

(h) by Acquisition, in the event that the Company Board or the Special Committee shall have effected and not withdrawn a Company Board Recommendation Change; provided that Acquisition's right to terminate this Agreement pursuant to this Section 9.1(h) in respect of a Company Board Recommendation Change shall expire ten (10) Business Days after the first date upon which the Company makes such Company Board Recommendation Change

Section 9.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 9.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except for the terms of this Section 9.2, Section 9.3 and Article X, each of which shall survive the termination of this Agreement; provided that nothing herein shall relieve any party hereto from liabilities for breach of this Agreement, subject to the limitations set forth in Section 9.3(d).

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Section 9.3 Fees and Expenses.

(a) General. Except as otherwise set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b) Company Payments.

(i) In the event that this Agreement is terminated (A) by the Company pursuant to Section 9.1(d) or (B) by Acquisition pursuant to Section 9.1(g) or Section 9.1(h), then in either case, the Company shall pay to Acquisition the Company Termination Fee plus, Acquisition's reasonable out-of-pocket expenses, including attorney's fees, actually incurred by Acquisition and its Affiliates in connection with the Merger on or prior to the termination of this Agreement, by wire transfer of immediately available funds to an account or accounts designated in writing by Acquisition, within two (2) Business Days after such termination.

(ii) In the event that (A) a bona fide written offer or proposal (other than an offer or proposal by Acquisition or in connection with the transactions contemplated hereby) to engage in an Acquisition Transaction (provided that for purposes of this Section 9.3(b)(ii), all percentages included in the definition of Acquisition Transaction shall be increased to 50%) shall have been made after the date hereof and prior to the Company Shareholders Meeting, and not withdrawn as of the Company Shareholders Meeting, (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company pursuant to Section 9.1(c) (provided that the Principal Shareholders unanimously voted in favor of the transactions contemplated hereby) and (C) within 12 months after the termination of this Agreement, the Company consummates the transactions contemplated by such same Acquisition Transaction; then the Company shall pay to Acquisition the Company Termination Fee plus, Acquisition's reasonable out-of-pocket expenses, including attorney's fees, actually incurred by Acquisition and its Affiliates in connection with the Merger on or prior to the termination of this Agreement, by wire transfer of immediately available funds to an account or accounts designated in writing by Acquisition, within two (2) Business Days following the consummation of the transactions contemplated by such same Acquisition Transaction.

(iii) The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(c) Acquisition Payments. In the event that this Agreement is terminated by the Company pursuant to Section 9.1(e) or Section 9.1(f), then in either case, Acquisition shall pay to the Company the Acquisition Termination Fee plus, the Company's reasonable out-of-pocket expenses, including attorney's fees, actually incurred by the Company and its Subsidiaries in connection with the Merger on or prior to the termination of this Agreement, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, within two (2) Business Days after such termination. The parties hereto acknowledge and hereby agree that in no event shall Acquisition be required to pay the Acquisition Termination Fee on more than one occasion, whether or not the Acquisition Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

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Section 9.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Acquisition and the Company; provided that (a) any such amendment by the Company shall require the approval of the Special Committee and (b) in the event that the Company has received the Requisite Shareholder Approval, no amendment shall be made to this Agreement that requires the approval of the Company Shareholders under the NRS without obtaining the Requisite Shareholder Approval of such amendment.

Section 9.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Article X

GENERAL PROVISIONS

Section 10.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company and Acquisition contained in this Agreement shall terminate at the earlier of the Effective Time or termination of this Agreement pursuant to Article IX, and only the covenants that by their terms survive the Effective Time or termination of this Agreement shall so survive the Effective Time or termination of this Agreement in accordance with their respective terms.

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Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by email, by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)         if to Acquisition to:

China Yida Holding Acquisition Co.

28/F Yifa Building

No. 111 Wusi Road

Fuzhow, Fujian, P.R. China

Attention: Minhua Chen

with a copy (which shall not constitute notice) to:

McLaughlin & Stern, LLP

260 Madison Avenue

New York, NY 10024

Attention: Steven Schuster

                  David W. Sass

Telephone No.: 212-448-1100

Fax No.: 212-448-6277

(b)         if to the Company, to (or if to the Special Committee, in care of the Company):

China Yida Holding, Co.

28/F Yifa Building

No. 111 Wusi Road

Fuzhow, Fujian

P.R. China

Attention: Jocelyn Chen

Telephone No.: 86 591 2830 2230

with a copy (which shall not constitute notice) to:

Sidley & Austin LLP

Suite 2009

5 Corporate Avenue

150 Hubin Road

Shanghai 200021

China

Attention: Joseph Chan

Telephone No.: 86 21 2322 9328

Fax No.: 86 21 5306 8966

Section 10.3 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall (a) be binding upon the parties hereto and their respective successors and permitted assigns and (b) inure to the benefit of the parties hereto and their respective successors and permitted assigns and the Special Committee.

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Section 10.4 Entire Agreement. This Agreement, the Voting Agreement, the Articles of Merger, the Limited Guarantee and the other documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein and therein, including the Company Disclosure Letter and the Annexes hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER ACQUISITION OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 10.5 Third Party Beneficiaries. Except as provided in Section 7.7, Acquisition and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 7.7 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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Section 10.7 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Acquisition on the other hand, of any of their respective covenants or obligations set forth in this Agreement and the Voting Agreement, the Company, on the one hand, and Acquisition, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and the Voting Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement and the Voting Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement and the Voting Agreement to cause Acquisition to fully enforce the terms thereof the and applicable laws and to thereafter cause the transactions contemplated by this Agreement, including the Merger, to be consummated. Acquisition hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Acquisition, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Acquisition under this Agreement. If, prior to the Outside Date, any party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by (x) the amount of time during which such Legal Proceeding is pending, plus twenty (20) Business Days or (y) such other time period established by the court of competent jurisdiction presiding over such Legal Proceeding.

Section 10.8 Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of Nevada without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

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Section 10.9 Consent to Jurisdiction. In the event any dispute arises among the parties hereto out of or in relation to this Agreement, including any dispute regarding its breach, termination or validity, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If any dispute has not been resolved by friendly consultations within thirty (30) days after any party has served written notice on the other parties requesting the commencement of such consultations, then any party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of this Section 10.9.

Subject to Section 10.7 and the last sentence of this Section 10.9, any disputes, actions and proceedings against any party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre ("HKIAC") and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time (the "Rules") and as may be amended by this Section 9.09. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an "Arbitrator"). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages.

The arbitration shall be conducted in private. The parties agree that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the parties hereto otherwise agree in writing. Upon and after the submission of any dispute to arbitration, the parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum or the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or is otherwise entitled to immunity.

Section 10.10 WAIVER OF JURY TRIAL. EACH OF ACQUISITION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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Section 10.11 Company Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably Acquisition on the face of such disclosure. The parties hereto further agree that the disclosure of any matter or item in the Company Disclosure Letter shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," Company Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Company Material Adverse Effect.

Section 10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

China Yida Holding, Co.

By:	/s/ Renjiu Pei
Name:	Renjiu Pei
Title:	Director

Signature Page

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

China Yida Holding Acquisition Co.

By:	/s/ Minhua Chen
Name:	Minhua Chen
Title:	President

Signature Page

ANNEX B
OPINION OF ROTH CAPITAL PARTNERS

B-1

March 8, 2016

Special Committee of the Board of Directors

China Yida Holding, Co.

28/F Yifa Building, No. 111 Wusi Road

Fuzhou, Fujian, P. R. 350003, China

Members of the Special Committee:

ROTH Capital Partners, LLC ("we" or "ROTH") understands that China Yida Holding, Co., a corporation organized under the laws of the State of Nevada ("Yida" or the "Company"), and China Yida Holding Acquisition Co., a corporation organized under the laws of the State of Nevada ("Acquisition Co."), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft delivered to ROTH on March 1, 2016 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Yida with and into Acquisition Co., and the separate corporate existence of Yida shall thereupon cease and Acquisition Co. shall continue as the surviving company following the Merger. Additional defined terms in this letter shall have the meaning set forth in the Merger Agreement. Pursuant to the Merger, each Company Share (other than Excluded Shares) that is issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist and automatically converted into the right to receive $3.32 in cash without interest (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Company Shares (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than holders of Excluded Shares).

For purposes of the opinion set forth herein, we have, among other things:

●	reviewed certain publicly available financial statements and other business and financial information of Yida;

●	reviewed certain internal financial statements and other financial and operating data concerning Yida prepared by the management of Yida;

●	reviewed certain financial projections concerning Yida prepared by the management of Yida (the "Financial Projections");

●	discussed the past and current operations, financial condition and the prospects of Yida with senior executives of Yida;

●	reviewed the reported prices and trading activity for Yida common stock;

●	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions we deemed comparable with the Merger and compared such financial terms with those of the Merger;

●	compared the financial performance of Yida and the prices and trading activity of Yida common stock with that of certain other publicly-traded companies we deemed comparable with Yida and its securities;

China Yida Holding, Co.

March 8, 2016

●	participated in certain discussions with representatives of the Special Committee and its legal advisors;

●	reviewed the Merger Agreement and a draft Limited Guarantee by Mr. Minhua Chen and Ms. Yanling Fan in favor of Yida delivered to ROTH on March 1, 2016 (the "Limited Guarantee"); and

●	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Yida, which formed a substantial basis for this opinion, and have further relied upon the assurances of the management of Yida that such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to the Financial Projections, we have been advised by the management of Yida, and assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Yida of the future financial performance of Yida and we express no view as to the assumptions on which they are based. In addition, we have assumed that the final executed Merger Agreement will not differ in any material respect from the draft Merger Agreement reviewed by us, that the final executed Limited Guarantee will not differ in any material respect from the draft Limited Guarantee reviewed by us, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on Yida or the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, accounting or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Yida and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Company Shares in the Merger. Our opinion does not address the fairness of any consideration to be received by Mr. Minhua Chen, Ms. Yanling Fan or their affiliates or the Rollover Shareholders pursuant to the Merger Agreement or to the holders of any other class of securities, creditors or other constituencies of Yida. Our opinion does not address the underlying business decision of Yida to enter into the Merger or the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We have not made any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of Yida, nor have we been furnished with any such valuations or appraisals, nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties, facilities or other assets of Yida. We have not evaluated the solvency of Yida under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. As you know, we are not legal experts, and for purposes of our analysis, we have not made any assessment of the status of any outstanding litigation involving the Company and have excluded the effects of any such litigation in our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

China Yida Holding, Co.

March 8, 2016

We have acted as financial advisor to the Special Committee of the Board of Directors of Yida in connection with this transaction and will receive a fee for our services, part of which is contingent upon the closing of the Merger. The fee for this opinion is not contingent upon the consummation of the Merger. In addition, Yida has agreed to indemnify us for certain liabilities and other items arising out of our engagement, which indemnity obligation is not contingent on the consummation of the Merger.

ROTH is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Yida and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. ROTH and its affiliates may in the future provide investment banking and other financial services to Acquisition Co. and their respective affiliates for which we would expect to receive compensation.

This opinion has been approved by a committee of ROTH investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Yida is required to make with the Securities and Exchange Commission in connection with the Merger in accordance with the terms of our engagement letter with the Special Committee, if such inclusion is required by applicable law. In addition, ROTH expresses no opinion or recommendation as to how the shareholders of Yida should vote at the shareholders' meeting to be held in connection with the Merger and this opinion does not in any manner address the prices at which Company Shares will trade at any time.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Company Shares (other than the holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the holders of Excluded Shares).

Very truly yours,

/s/ ROTH Capital Parnters

ROTH Capital Partners, LLC

ANNEX C
DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON

(a) The Company:

The following sets forth the name and position of each of the Company's current executive officers and directors:

Name	Position/Title with China Yida	Age	Other Occupation
Minhua Chen	Chairman and Chief Executive Officer	57

Yanling Fan	Director and Chief Operating Officer	41

Yongxi Lin	Chief Financial Officer	45

Renjiu Pei	Director (1) (2)	49	Chairman of Fujian Tianren Huitong Investment Co., Ltd.

Chunyu Yin	Director (1) (2)	67	CEO of East Prosperity International Advertising Company

Fucai Huang	Director (1) (2)	67	Professor at Xiamen University Tourism Department

(1)	Members of the Audit Committee
(2)	Members of Compensation Committee

The following are biographical summaries for our directors and executive officers:

Minhua Chen

Mr. Minhua Chen has been the Chief Executive Officer of China Yida Holding, Co. since November 2007. Mr. Chen has been serving on the board of directors or senior management of our subsidiaries and affiliates including as a director for Fuzhou Hongda Commercial Services Co., Ltd., the Chairman for Fujian Jintai Tourism Developments Co., Ltd. the Chairman of Anhui Yida Tourism Development Co., Ltd., and the Chief Executive Officer of Jiangxi Fenyi Yida Tourism Development Co., Ltd. and Jiangxi Zhangshu Yida Tourism Development Co. For the past five years, Chairman Chen has been a part-time professor at the Tourism College of Fujian Normal University and a tutor for postgraduate students. He is also the vice-president of Fujian Provincial Tourism Institute and vice-president of Fujian Advertisement Association. From 1978 to 1992, he was a news journalist and editor-in-chief of "Fujian Internal Reference," eventually becoming the head of the journalist station of "Fujian Daily" in Sanming City and general manager of the newspaper "HK-Taiwan Information." During that period, he was appointed as chief journalist of Fujian Province to HK, where he was in charge of news and management of the publication. During these years, several of his works in journalism received national and provincial prizes and were published in books. He received awards for "Excellent News Journalist" and "Advanced Workers of News Management." Since 1992, Mr. Chen has worked full-time as Hong Kong Yi Tat's CEO and has run all the subsidiaries, including the media and tourism businesses. Since the establishment of New Handsome Joint Group in 1995, he has advocated and practiced the concept of "circulating cultural economy." In 2005, he published a scholarly treatise "General Theory of Tourism and Chinese Traditional Culture", which has been used as the educational material for undergraduates in Tourism College of Fujian Normal University. In February 2007, he was awarded as one of the "2006 Ten Most Distinguished Persons of Fujian Economic."

Yanling Fan

Ms. Yanling Fan has served as Chief Operating Officer of the Company since 2001 and a director of the Company since November 2007. She is the Executive Director of Fujian Jiaoguang Media Co., Ltd., Chairman for Fuzhou Hongda Commercial Services Co., Ltd., a Director of Fujian Jintai Tourism Developments Co., Ltd., and a member of the Board of Supervisors of Jiangxi Fenyi Yida Tourism Development Co., Ltd. and Jiangxi Zhangshu Yida Tourism Development Co. From 1992 to 1994, Ms. Fan was a journalist and radio anchorwoman for the Voice of Haixia. From 1995 to 2004, she was the general manager of New Handsome Advertisement Co., Ltd. Since 2000, she has taken on the following positions: General Manager of New Handsome Joint Group (Fujian), General Manager of Hong Kong Yitat International Investment Co., Ltd, Chairman of Fujian Gold Lake Economy and Trading (Tourism) Development Co., Ltd., Director of Sydney Communication College (Australia), and General Manager of Fujian Education and Broadcasting Media Co., Ltd. In 2005, she was awarded "Fujian Splendid Women" and "Advanced worker of advertisement industry Fuzhou 2005."

Yongxi Lin

Mr. Yongxi Lin served as the Financial Controller of the Company since 2003 and was promoted to be the Chief Financial Officer since January 2012. He has extensive financial experience working at large-scale enterprises in Fujian province. Before joining the Company, Mr. Lin served as the Chief Financial Director at Fujian Furi Group Co., Ltd. for three years. From 1994 to 2000, he was an accountant for China Fujian International Economic and Technological Cooperation Company. Mr. Lin has been qualified as a Certified Public Accountant in China since 2000, and is a professional member of the Chinese Institute of the Certified Public Accountant. He received his bachelor degree in accounting from Xiamen University in 1994.

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Renjiu Pei

Mr. Renjiu Pei has been a director of the Company since June 2013. He has served as chairman at Fujian Tianren Huitong Investment Co., Ltd. since 2013. Previously, Mr. Pei served as the managing director at Fujian Jinuo Investment & Guaranty Co., Ltd. from 2009 to 2011. He served as independent director at Anxin-China Holdings Limited (Hong Kong Exchange Stock Code: 01149) from 2004 to 2011. From 1990 to 2001, he served as supervisor of pharmacy in Fuzhou General Hospital. He received his master degree from Anhui Medical University in 1990. Mr. Pei received trainings in US GAAP. In 2001, he attended Corporate Compliance Seminars Audit Committee Workshop in Hong Kong which addressed the awareness of governance issues and audit committee effectiveness. In 2012, he participated in a study by CFA Institution regarding US GAAP Essentials in Kuala Lumpur which provided a detailed overview of the technical issues faced in producing US GAAP financial statements.

Chunyu Yin

Ms. Chunyu Yin has been a director of the Company since June 2009. Ms. Yin has a wealth of experience in China's advertising and media industry. Between 1984 and 2002, Ms. Yin served as the general manager of China's first state-owned cosmetics advertising company – Beijing Dabao Advertising Co. During those eighteen (18) years, the company's annual sales increased from 40 million to 1.5 billion RMB. After she left Beijing Dabao Advertising Co. in 2002, she served as manager in several advertising companies. Currently, she is the Chief Executive Officer of East Prosperity International Advertising Company, and a teaching professor at Beijing Union University Advertising School.

All of the advertising companies in which Ms. Yin served as manager are listed on the Top 100 Advertising Companies List in China. The well-known clients she served, or is currently serving, include Daobao Cosmetics, Haier, Hisense Electric, Ariston Refrigerator, Shanxi Fen Wine, Red Eagle, Furong Wang, Tsingtao Beer, and Yanjing Beer. Ms. Yin has also achieved acknowledgement and recognition in the media industry. She participated in planning, producing and filming many important TV programs and dramas, including "Walk into Taiwan," "China's Economic Reports," "1/2 Hour Economic Report," "CCTV Young Singer Competition," "Red Eagle Cinema" on Phoenix Channel, and the TV drama "The Prime Minister Liu Luoguo."

In addition, Ms. Yin organized several large-scale events for Chinese government's ministries and commissions and other international organizations: Putian Yanhuang Millennium, Dragon Board World Cup, China's Trade Marks around the World, 2004 Miss Universe Finale, 2007 Miss Japan International Finale, Hong Kong's Second International Mahjong Competitions.

Ms. Yin received her bachelor degree in Chinese from People's University of China in 1979.

Fucai Huang

Mr. Fucai Huang has been a director of the Company since June 2009. Mr. Huang, founder of Xiamen University Tourism Department, has served as a full-time professor at Xiamen University for 30 years. Currently, he is also the director of tourism management doctorate program of Xiamen University. Before he was appointed as the director of the doctorate program, he was in charge of the tourism management post-doctorate program and served as doctorate student advisor. Before he joined Xiamen University, between 1989 and 1998, he was the director of Xiamen University Tourism Management Planning and Research Institute, a part time professor at the Tourism Department of Beijing International Studies University, and a consultant to Fujian tourism development.

C-2

Mr. Huang is an expert among China's tourism academics. Between March 2008 and March 2009, Mr. Huang was appointed by the China National Tourism Bureau to preside over the Open Tourism Market for Mainland Citizens' Travel to Taiwan and Related Management Issues. In 2006 and 2007, he was invited by the China National Tourism Bureau and Taiwan Office of CPC Central Committee to represent China's tourism academics to draft monographs and to participate in Strait Economic Trade Forum. Between 2005 and 2006, Mr. Huang engaged in the planning, research, and modification of display contents of China Fujian-Taiwan Kinship Museum sponsored by the Publicity Department of the CPC Central Committee and Fujian Provincial Committee. China Fujian-Taiwan Kinship Museum became the new tourism landmark of the west coast of Taiwan Strait, and a popular tourist attraction in Quanzhou, Fujian.

Mr. Huang obtained his bachelor degree in history from Xiamen University in 1976.

(b) Acquisition:

Mr. Chen and Ms. Fan are the directors of Acquisition. Acquisition does not have any executive officers.

C-3

ANNEX D
FORM OF PROXY CARD

PRELIMINARY COPY – SUBJECT TO COMPLETION

D-1

ANNEX E
NEVADA RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305  "Beneficial shareholder" defined.  "Beneficial shareholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the shareholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310  "Corporate action" defined.  "Corporate action" means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315  "Dissenter" defined.  "Dissenter" means a shareholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required byNRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  "Fair value" defined.  "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325  "Shareholder" defined.  "Shareholder" means a shareholder of record or a beneficial shareholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330  "Shareholder of record" defined.  "Shareholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335  "Subject corporation" defined.  "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

E-1

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the Merger may, without prior notice, but within 30 days after the effective date of the Merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380  Right of shareholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the shareholders is required for the Merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the shareholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the shareholder's shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the shareholder receiving money or scrip instead of a fraction of a share except where the shareholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the shareholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A shareholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no shareholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to shareholders on a date before the effective date of any corporate action from which the shareholder has dissented. If a shareholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

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NRS 92A.390  Limitations on right of dissent: Shareholders of certain classes or series; action of shareholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the corporate action requiring dissenter's rights; or

(b) The day before the effective date of such corporate action if there is no meeting of shareholders.

3.  Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the shareholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the shareholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to shareholder; assertion by beneficial shareholder.

1.  A shareholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the shareholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the shareholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different shareholders.

2.  A beneficial shareholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial shareholder:

(a) Submits to the subject corporation the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenter's rights; and

(b) Does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410  Notification of shareholders regarding right of dissent.

1.  If a proposed corporate action creating dissenter's rights is submitted to a vote at a shareholders' meeting, the notice of the meeting must state that shareholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record shareholders entitled to exercise dissenter's rights.

2.  If the corporate action creating dissenter's rights is taken by written consent of the shareholders or without a vote of the shareholders, the domestic corporation shall notify in writing all shareholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

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NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenter's rights is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenter's rights is taken by written consent of the shareholders, a shareholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A shareholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430  Dissenter's notice: Delivery to shareholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter's notice to all shareholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial shareholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

2.  The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the shareholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of shareholder; withdrawal from appraisal process.

1.  A shareholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

(a) Demand payment;

(b) Certify whether the shareholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit the shareholder's certificates, if any, in accordance with the terms of the notice.

2.  If a shareholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the shareholder's shares as after-acquired shares under NRS 92A.470.

3.  Once a shareholder deposits that shareholder's certificates or, in the case of uncertified shares makes demand for payment, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 4.

4.  A shareholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

5.  The shareholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

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NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation's principal office is located;

(b) If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

                The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares; and

(c) A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such shareholder does not do so within the period specified, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the shareholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those shareholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those shareholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

3.  Within 10 days after receiving the shareholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each shareholder who agreed to accept the subject corporation's offer in full satisfaction of the shareholder's demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each shareholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480  Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

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2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant toNRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)

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